Exhibit 10.6

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between BRE BRAND CENTRAL HOLDINGS L.L.C., a Delaware limited liability company (“Landlord”), and SERVICETITAN, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); Exhibit F (Additional Provisions); Exhibit F-1 (Outline of Temporary Space); Exhibit F-2 (Temporary Space Work); Exhibit F-3 (Form of Letter of Credit); Exhibit F-4 (Outlines of Potential Offering Spaces); Exhibit F-5 (Monument Sign); Exhibit G (Asbestos Notification); and Exhibit H (HVAC Specifications).

1 BASIC LEASE INFORMATION.

1.1 Date:	June 30, 2015

1.2 Premises.

1.2.1 “Building”:	801 North Brand Boulevard, Glendale, California 91203, commonly known as 801 North Brand.

1.2.2 “Premises”:

Subject to Section 2.1.1, 23,614 rentable square feet of space located on the 7th floor of the Building and commonly known as Suite 700, the outline and location of which is set forth in Exhibit A. If the Premises include any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

1.2.3 “Property”:

The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

1.2.4 “Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

1.3 Term

1.3.1 Term:	The term of this Lease (the “Term”) shall begin on the Commencement Date and expire on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

1.3.2 “Commencement Date”:	The later of (i) November 1, 2015, or (ii) the date on which the Tenant Improvement Work (defined in Exhibit B) is Substantially Complete (defined in Exhibit B).

1.3.3 “Expiration Date”:	The last day of the 60th full calendar month beginning on or after the Commencement Date.

1.4 “Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent

Commencement Date through last day of 12th full calendar month of Term	$30.60	$2.55	$60,215.70

13th through 24th full calendar months of Term	$31.52	$2.63	$62,026.11

25th through 36th full calendar months of Term	$32.47	$2.71	$63,895.55

37th through 48th full calendar months of Term	$33.44	$2.79	$65,804.35

49th full calendar month of Term through Expiration Date	$34.44	$2.87	$67,772.18

Notwithstanding the foregoing, Base Rent shall be abated, in the amount of $60,215.70 per month, for the second (2nd) through sixth (6th) full calendar months of the Term; provided, however, that (a) if a Default (defined in Section 19.1) exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured; and (b) Tenant may convert all or any portion of such abatement to an increase in the Allowance (defined in Section 1.1 of Exhibit B) by notifying Landlord at least 30 days before such abatement would otherwise occur.

1.5 “Base Year” for Expenses:	Calendar year 2016.

“Base Year” for Taxes:	Calendar year 2016.

1.6 “Tenant’s Share”:

8.2541% (based upon a total of 286,089 rentable square feet in the Building), subject to Section 2.1.1.

Notwithstanding any contrary provision hereof, Tenant shall not be required to pay Tenant’s Share of any Expense Excess or Tax Excess with respect to any period occurring before the first anniversary of the Commencement Date.

1.7 “Permitted Use”:

Permitted Use: General office use consistent with a first-class office building. For the avoidance of doubt, the Permitted Use shall exclude any operation of a sundry, snack shop, gift shop or laundry agency business. In addition, notwithstanding anything else herein to the contrary, if, during any period, any portion of the Premises is located on the sixth (6th) floor of the Building, then during such period (a) the Permitted Use, as it applies to such portion of the Premises, shall exclude the Competing Use (defined below), (b) Tenant shall neither use, nor permit (pursuant to a sublease or otherwise) any other party to use, such portion of the Premises for the Competing Use, and (c) neither Tenant nor any subtenant or licensee of such portion of the Premises shall be a Competitor (defined below). As used herein, “Competing Use” means the provision of insurance brokerage services of commercial or entertainment insurance coverages, and “Competitor” means (i) any one of the following entities: (1) Arthur J. Gallagher & Co., (2) Aon Risk Services/Aon Entertainment/Aon-Albert G. Ruben Insurance Services, (3) Marsh, Inc., (4) Willis, Inc., (5) Wells Fargo Insurance Services, aka Acordia Insurance Services, (6) Kaercher Campbell & Associates, (7) Robertson-Taylor Insurance Services, (8) Taylor & Taylor, Ltd. and (9) United Agencies, Inc. and (ii) any Successor of the same. As used herein, “Successor” means, with respect to any predecessor entity: (i) if such predecessor entity is dissolved and immediately reconstituted as a new entity, then such new entity, provided that such new entity is nationally recognized (a) as the successor to substantially all of the business operations of such predecessor entity, and (b) as having a stature comparable to that of such predecessor entity; and (ii) any entity into which such predecessor entity is merged or consolidated or which acquires all or substantially all of such predecessor entity’s assets and liabilities.

1.8 “Security Deposit”:	$0.00, as more particularly described in Section 21.

Prepaid Base Rent:	$60,215.70, as more particularly described in Section 3.

1.9 Parking:

The Unreserved Number (defined below) of unreserved parking spaces, at the rate of $92.70 per space per month, as such rate may be adjusted from time to time to reflect Landlord’s then current rates; provided, however, that during the portion of the Term commencing on the Temporary Space Commencement Date (defined in Section 1 of Exhibit F) and ending on December 31, 2015, such rate shall be $0.00 per space per month.

Zero (0) reserved parking space(s), at the rate of $N/A per space per month.

As used herein, “Unreserved Number” means 95; provided, however, that Tenant, upon 30 days’ notice to Landlord from time to time, may change the Unreserved Number to any whole number from 0 to 95.

1.10 Address of Tenant:	Before the Commencement Date:

ServiceTitan, Inc. 425 West Broadway, Suite 100 Glendale CA 91204 Attn: Alex Rosten

From and after the Commencement Date: the Premises.

1.11 Address of Landlord:	BRE Brand Central Holdings L.L.C. c/o Equity Office 801 North Brand Boulevard, Suite 195 Glendale, California 91203 Attn: Building Manager

with copies to:

BRE Brand Central Holdings L.L.C. c/o Equity Office 1810 Gateway Drive, Suite 230 San Mateo, California 94404 Attn: Managing Counsel

and

BRE Brand Central Holdings L.L.C. c/o Equity Office 222 South Riverside Place, Suite 2000 Chicago, IL 60606 Attn: Lease Administration

1.12 Broker(s):

Cassidy Turley Commercial Real Estate Services, Inc., a Missouri corporation d/b/a DTZ (“Tenant’s Broker”), representing Tenant, and CBRE, Inc., a Delaware corporation (“Landlord’s Broker”), representing Landlord.

1.13 Building HVAC Hours and Holidays:

“Building HVAC Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other Comparable Buildings (defined in Section 25.10) (collectively, “Holidays”).

1.14“Transfer Radius”:	None.

1.15“Tenant Improvements”:	Defined in Exhibit B, if any.

1.16“Guarantor”:	As of the date hereof, there is no Guarantor.

1.17“Letter of Credit”:	Defined in Section 2.1 of Exhibit F.

2 PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6; provided, however, that Landlord may from time to time re-measure the Premises and/or the Building in accordance with any generally accepted measurement standards selected by Landlord and adjust Tenant’s Share based on such re-measurement; provided further, however, that any such re-measurement shall not affect the amount of Base Rent payable for, the calculation of Tenant’s Share with respect to, or the amount of any tenant allowance applicable to, the initial Term. At any time, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within five (5) days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2 Except as expressly provided herein, the Premises are accepted by Tenant in their configuration and condition existing on the date hereof (or in such other configuration and condition as any existing tenant of the Premises may cause to exist in accordance with its lease), without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business. Nothing in this Section 2.1.2 shall limit Landlord’s obligations under Sections 7.1 or 5.2.

2.1.3 Landlord shall cause the Building to include the following components on the Commencement Date:

(a)	all structural elements in good condition and working order, as more fully provided in and subject to the terms of Section 7.1;

(b)

all Base Building Systems (defined in Section 5.1), including Base Building HVAC (including ducted mechanical exhaust system off Building main, fans, insulated main loop around the floor on which the Premises are located, and return air and exhaust system with smoke and fire dampers), electrical (including electrical/telephone closets with exhaust systems and all subpanels and breakers), plumbing, elevator (including cabs) and fire/life-safety systems (including panels, power sources, sprinklers with mains, laterals, uprights, and pull stations at points of egress), each (i) in good condition and working order, as more fully provided in and subject to the terms of Sections 7.1, and Exhibit B, and (ii) sufficient (A) in the case of the Base Building HVAC system, to provide the HVAC described in clause (a) of Section 6.1 and Exhibit H, (B) in the case of the Base Building electrical system, to provide the electricity described in clause (b) of Section 6.1, (C) in the case of the Base Building plumbing system, to provide the water described in clause (c) of Section 6.1, and (D) in the case of the Base Building elevator system, to provide the elevator service described in clause (d) of Section 6.1.

(c)

mens’ and womens’ restrooms in the Common Areas (defined in Section 2.2), including exhaust systems, in good condition and working order, as more fully provided in and subject to the terms of Sections 2.2 and 7.1;

(d)	Building-standard window coverings for all exterior/perimeter glazed openings in the Premises, in good condition and working order;

(e)	floor slab in the Premises in good condition as required to allow the installation of standard floor coverings, together with floors in the Premises in their condition existing on the date hereof;

(f)	drywall covered core walls (including elevator lobby) in the Premises, in their configuration and condition existing on the date hereof (subject to Exhibit B); and

(g)	the ceiling of the Premises in its configuration and condition existing on the date hereof (subject to Exhibit B).

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3 RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction (except as otherwise set forth herein), at the place Landlord may designate from time to time, in money of the United States of America that, at the time of payment, is legal tender for the payment of all obligations. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount; and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 18% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4 EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year. Notwithstanding any contrary provision hereof, Tenant shall not be required to pay Tenant’s Share of any Expense Excess or Tax Excess with respect to any period occurring before the first anniversary of the Commencement Date. No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder. Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year (other than the Base Year and any preceding calendar year) in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during the Base Year or any Expense Year because of or in connection with the management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a commercially reasonable manner in incurring Expenses, as determined taking into account the class and quality of the Building. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) a management fee in the amount (which is hereby acknowledged to be reasonable) of 3% of gross annual receipts from the Building (excluding the management fee), together with other fees and costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training and uniforms; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and reroofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property (provided, however, that if any such cost would be deemed a capital expenditure under generally accepted accounting principles, then the determination of whether it may be included in Expenses shall be governed by clause (xii) below unless the item rented or acquired is not affixed to the Building and is used in performing normal repairs and maintenance of permanent systems or in providing janitorial or similar services); (xii) subject to the terms hereof, the cost of capital improvements or any other items that are (A) intended to reduce current or future Expenses or enhance the safety or security of the Property or its occupants, (B) replacements or modifications of the nonstructural portions of the Base Building (defined in Section 5) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (C) required under any Law (except to the extent that such Law was in effect and required the installation of such capital improvements or other items before the date hereof); (xiii) [Intentionally Omitted]; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures of any kind not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be included in Expenses only if paid or accrued after the Base Year and shall be amortized (including actual or imputed interest on the amortized cost) over the lesser of (i) the useful life of the item purchased through such capital expenditure, as reasonably determined by Landlord, or (ii) the period of time that Landlord reasonably estimates will be required for any Expense savings resulting from such capital expenditure to equal such capital expenditure; provided, however, that any capital expenditure that is included in Expenses solely on the grounds that it is intended to reduce current or future Expenses shall be so amortized over the period of time described in the preceding clause (ii));

(b) depreciation;

(c) principal payments of mortgage or other non-operating debts of Landlord;

(d) costs of repairs to the extent Landlord (i) is reimbursed by insurance or condemnation proceeds, or (ii) would have been so reimbursed if Landlord had had in force the insurance required to be carried by Landlord under this Lease (assuming, in the case of this clause (ii), that the deductible for such insurance would have been the maximum commercially reasonable amount);

(e) costs (including any design, permit, license and inspection fees) of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants or any other costs incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or in renovating or redecorating vacant space, including the cost of alterations or improvements to the Premises or to the premises of any other tenant or occupant of the Property and any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the improvement or alteration work described in this clause (e);

(f) costs of selling, financing or refinancing the Building;

(g) fines, penalties or interest resulting from late payment of Taxes or Expenses;

(h) organizational expenses of creating or operating the entity that constitutes Landlord;

(i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases;

(j) costs in connection with the original construction of the Project and related facilities;

(k) any costs for which the Landlord is reimbursed by Tenant (other than as a reimbursement of Expenses) or by any other tenant or occupant of the Project (other than as a reimbursement of operating costs or expenses);

(l) costs of all items and services for which Tenant pays to third parties or which Landlord provides selectively to one or more tenants or occupants of the Project (other than Tenant) without reimbursement;

(m) costs (other than deductibles for property insurance) incurred due to violation by Landlord or its managing agent or otherwise incurred as a result of the negligence of Landlord or their agents, contractors, or employees;

(n) leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection or associated with the enforcement of any leases or any other agreements or the defense of Landlord’s title to or interest in the Project (or any part thereof or Common Areas) or any part thereof;

(o) payments in respect to overhead or profit to subsidiaries or affiliates of Landlord for supplies or other materials to the extent that the costs of such supplies, or materials exceed the costs that would have been paid had the supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis;

(p) except as permitted pursuant to items (xi) and (xii), above, interest, principal, points and fees on debt or amortization payment on any mortgages, deeds of trust or other debt instruments;

(q) marketing, advertising and promotional costs and (except for the cost of directional signs, a building standard tenant directory, and building standard entry signs provided to the tenants of the Building in general) the cost of signs in or on the Building identifying the owner of the Building or other tenants’ signs;

(r) costs that Landlord is entitled to recover under a warranty, except to the extent it would not be fiscally prudent to pursue legal action to recover such costs;

(s) rental payments and any other costs related to any ground lease of land underlying all or any portion of the Project and Common Areas;

(t) costs, fees, dues, contributions or similar expenses for political or charitable organizations;

(u) bad debt loss, rent loss, or reserves for bad debt or rent loss;

(v) acquisition costs for sculptures, paintings, or other art;

(w) costs incurred to comply with Laws relating to the removal of hazardous materials, except for (i) removal costs incurred as part of any repair costs that are properly included within Expenses, and (ii) costs of routine cleanup performed as part of the ordinary operation and maintenance of the Property;

(x) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; or

(y) reserves for future improvements, repairs and additions.

If, during any portion of the Base Year or any Expense Year, the Building is not 100% occupied (or a service or utility provided by Landlord to Tenant is not provided by Landlord to a tenant that provides such service or utility itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such year shall be determined as if the Building had been 100% occupied (and all services and/or utilities provided by Landlord to Tenant had been provided by Landlord to all tenants, and, with respect to the calculation of the management fee described in clause (vi) above, no tenant of the Building had been entitled to free rent, rent abatement or the like) during such portion of such year. If a tenant of the Building reimburses Landlord on a separately measured basis, and not through payment of operating costs or expenses, for a service or utility that is provided by Landlord to Tenant without reimbursement outside of Expenses, then, for purposes of the preceding sentence, such service shall be deemed to be provided to such tenant by such tenant itself and not by Landlord. Notwithstanding any contrary provision hereof, Expenses for the Base Year shall exclude (a) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure (defined in Section 25.2), boycotts, strikes, conservation surcharges, embargoes or shortages, and (b) at Landlord’s option, the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis; provided, however, that if (i) any amounts of a given type (as determined in good faith by Landlord) that would otherwise be included in Expenses for the Base Year are excluded from such Expenses pursuant to the preceding clause (a) or (b) (collectively, an “Excluded Base Year Amount”), and (ii) any amounts of the same type (as determined in good faith by Landlord) are incurred in, and would otherwise be included in Expenses for, any Expense Year, then such amounts incurred in such Expense Year shall be included in Expenses for such Expense Year only to the extent, if any, that they collectively exceed such Excluded Base Year Amount.

Notwithstanding any contrary provision hereof, Controllable Expenses (defined below) shall not increase after the Base Year by more than 5% per calendar year, as determined on a compounding and cumulative basis. By way of example and not of limitation, if Controllable Expenses for the Base Year are $10.00 per rentable square foot, then Controllable Expenses for the first calendar year after the Base Year shall not exceed $10.50 per rentable square foot; Controllable Expenses for the second calendar year after the Base Year shall not exceed $11.03 per rentable square foot; and so on. As used herein, “Controllable Expenses” means all Expenses other than (i) costs of utilities, (ii) insurance premiums and deductibles, (iii) capital expenditures intended to reduce current or future Expenses, (iv) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure, boycotts, strikes, conservation surcharges, embargoes and shortages, and (v) costs incurred to comply with Law. For purposes of determining Controllable Expenses, any management fee shall be calculated without regard to any free rent, abated rent, or the like.

4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; and (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes). Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses, (iii) any items required to be paid or reimbursed by Tenant under Section 4.5; (iv) any tax based upon or measured by (x) the cost or value of any other tenant’s trade fixtures, equipment, furniture or other personal property, or (y) the cost or value of any leasehold improvements in another tenant’s space to the extent such cost or value exceeds that of a Building-standard build-out, as reasonably determined by Landlord; and (v) any fines, penalties or interest resulting from late payment of Taxes. Notwithstanding the foregoing, if Landlord receives a “green building” credit against Taxes for any Expense Year as a result, in whole or in part, of Landlord’s incurrence of any amount(s) included in Expenses for any Expense Year(s) (collectively, the “Tenant-Paid Cost”), then, to the extent such credit is fairly attributable to the Tenant-Paid Cost, Taxes for such Expense Year shall be reduced by the lesser of (x) the amount of such credit, or (y) the Tenant-Paid Cost.

4.3 Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4 Calculation and Payment of Expense Excess and Tax Excess.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next coming due hereunder at least 30 days after delivery of such Statement; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Landlord shall use reasonable efforts to deliver the Statement on or before June 1 of the calendar year immediately following the Expense Year to which it applies. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4. Notwithstanding the foregoing, if Landlord fails to furnish a Statement by December 31 of the second (2nd) calendar year following the Expense Year to which such Statement applies, Tenant shall not be required to pay Landlord any underpayment for such Expense Year, except as provided in Section 4.4.3.

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”) and Tax Excess (the “Estimated Tax Excess”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, but subject to the last sentence of Section 4.2.3, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5 Charges for Which Tenant Is Directly Responsible. Notwithstanding any contrary provision hereof, Tenant, before delinquency (or, in the case of a reimbursement to Landlord, within 30 days after receipt of an invoice), shall pay (or if paid by Landlord, reimburse Landlord for) the following to the extent levied against Landlord or Landlord’s property: any tax based upon or measured by (i) the cost or value of Tenant’s trade fixtures, equipment, furniture or other personal property, or (ii) the cost or value of the Leasehold Improvements (defined in Section 7.1) to the extent such cost or value exceeds that of a Building-standard build-out, as reasonably determined by Landlord. For purposes of clause (ii) of the preceding sentence, Landlord acknowledges that the cost or value of the Leasehold Improvements described in the Approved Space Plan (defined in Section 2.3 of Exhibit B) existing on the date hereof do not exceed do not exceed that of a Building-standard build-out.

4.6 Books and Records. Within 120 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expense Excess and/or Tax Excess for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Statement. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. Notwithstanding any contrary provision hereof, Landlord shall not be required to deliver or make available to Tenant records relating to the Base Year, and Tenant may not object to Expenses or Taxes for the Base Year, other than in connection with the first review for an Expense Year performed by Tenant pursuant to this Section 4.6. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively. “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess is less or more than the amount paid by Tenant, Tenant shall receive a credit in the amount of its overpayment, or pay Landlord the amount of its underpayment, against or with the Rent next coming due hereunder at least 30 days after such determination; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5 USE; COMPLIANCE WITH LAWS.

5.1 Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, unreasonably interferes with, injures or annoys other occupants of the Project, or constitutes a nuisance. Subject to Exhibit B, Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, (iii) any Supplemental Systems (defined below) serving the Premises, whether located inside or outside of the Premises, or (iv) the portions of Base Building Systems (defined below) located in and serving the Premises. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to any Common Area or the Base Building (other than any portion of a Base Building System located in and exclusively serving the Premises) becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement (defined in Section 10.2.2) (other than a Tenant-Insured Improvement that is customary for general office), the installation of any trade fixture (other than a trade fixture that is customary for general office use), or any particular use of the Premises (as distinguished from general office use), then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 5% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties. As used herein, “Supplemental System” means any Unit (defined in Section 25.5), supplemental fire-suppression system, kitchen (including any hot water heater, dishwasher, garbage disposal, insta-hot dispenser, or plumbing), shower or similar facility, or any other system that would not customarily be considered part of the base building of a first-class multi-tenant office building. As used herein, “Base Building System” means any mechanical (including HVAC), electrical, plumbing or fire/life-safety system (including sprinklers and pull stations at points of egress) serving the Building, other than a Supplemental System. For the avoidance of doubt, (a) any Building-standard system that is located within a tenant suite and provides lighting (including Building-standard electrical lamps, starters and ballasts) or distributes HVAC, electricity or fire/life-safety materials or signals provided by a Base Building System shall itself be deemed a Base Building System and not a Supplemental System, and (b) any plumbing that is located in (or connects the Building core to) and serves any kitchen, shower or similar facility in a tenant suite shall be deemed a Supplemental System. As used herein, “Base Building” means the structural portions of the Building, together with the Base Building Systems.

5.2 Landlord, at its expense (subject to Section 4), shall cause the Base Building (including elevator cabs, lanterns and call buttons) and the Common Areas (including mens’ and womens’ restrooms located in the Common Areas, including related exhaust systems) to comply with all Laws (including the Americans with Disabilities Act) to the extent that such compliance is necessary for Tenant to use the Premises for general office use in a normal and customary manner and for Tenant’s employees and visitors to have reasonably safe access to and from the Premises; provided, however, that Landlord shall not be required to cause or pay for such compliance to the extent that Tenant is required to cause or pay for such compliance under Section 5.1 or 7.3 or any other provision hereof. Notwithstanding the foregoing, Landlord may contest any alleged violation in good faith, including by applying for and obtaining a waiver or deferment of compliance, asserting any defense allowed by Law, and appealing any order or judgment to the extent permitted by Law; provided, however, that (i) no cost or liability shall be imposed upon Tenant (unless Landlord agrees to indemnify, defend and hold the Tenant Parties (defined in Section 10.1) harmless from and against such cost or liability) as a result of such contest, and (ii), after exhausting any rights to contest or appeal, Landlord shall perform any work necessary to comply with any final order or judgment.

5.3 Landlord represents and warrants to Tenant that, as of the date hereof, Landlord has not received written notice from any governmental agency (and Landlord does not otherwise have actual knowledge, without any duty of inquiry) that any portion of any Base Building System located in and serving the Premises violates applicable Law, as determined without regard to any Tenant Improvements or Alterations. For the avoidance of doubt, Landlord makes no representation or warranty that no modification will be required by Law to be made to the Base Building lighting and/or HVAC systems located in the Premises in connection with the performance of the Tenant Improvement Work.

6 SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season (and in accordance with the specifications set forth in Exhibit H) during Building HVAC Hours, (i) to interior Common Areas, and (ii) stubbed to the Premises; (b) customary electricity supplied by the applicable public utility, stubbed to the Premises, with (i) a capacity of not less than 4.0 watts per rentable square foot of connected demand load for Tenant’s incidental use equipment (excluding Base Building lighting and Base Building HVAC), and (ii) a capacity of not less than 2.0 watts per rentable square foot of connected demand load for Base Building lighting; (c) customary quantities of water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises, in each case with waste and vent at one (1) connection point per floor; (d) janitorial services to the Premises on each business day except Holidays; and (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service, provided that no such usage fee shall apply to Tenant’s initial move-in).

6.2 Above-Standard Use. Landlord shall provide HVAC service outside Building HVAC Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per floor as Landlord may require. The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building HVAC Hours is $55.00 per hour per floor, subject to increase from time to time to reflect any increase in Landlord’s actual cost of providing such excess service, excluding any profit or overhead but including any increased cost of wear and tear on Landlord’s equipment. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. Without limiting Tenant’s obligations under Section 25.5, if Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building and Tenant does not permanently cease such excess consumption within five (5) business days after notice from Landlord, Tenant shall pay Landlord, within 30 days after receiving an invoice therefor, the actual cost of such excess consumption (without overhead or markup), including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3 Interruption. Subject to Section 11, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than five (5) consecutive business days after notice from Tenant to Landlord by a Service Interruption that (a) does not result from a Casualty (defined in Section 11), a Taking (defined in Section 13) or an Act of Tenant (defined in Section 10.1), and (b) can be corrected through Landlord’s reasonable efforts (it being agreed that any Service Interruption resulting from the performance of (or, in the case of any maintenance or repair required to be performed by Landlord hereunder, failure to perform) any maintenance, repairs, improvements or alterations by Landlord or any other tenant or occupant of the Building can be corrected through Landlord’s reasonable efforts), then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 5-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible and not occupied by Tenant.

7 REPAIRS AND ALTERATIONS.

7.1 Repairs. Subject to Section 11, Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises, and keep the Premises in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease (the “Leasehold Improvements”), but excluding the Base Building; (b) any Supplemental Systems serving the Premises, whether located inside or outside of the Premises; and (c) all Lines (defined in Section 23) and trade fixtures. Notwithstanding the foregoing, if a Default (defined in Section 19.1) or an emergency exists, Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 10% of such cost. Landlord shall perform all maintenance and repairs (including replacements) to, and keep in good condition and repair, (i) the roof and exterior walls, windows and window mullions of the Building, (ii) the Base Building, and (iii) the Common Areas. In addition, (a) if, at any time during the initial Term, any fixture, finish or other improvement that exists in the restrooms or the elevator lobby located in the Premises (other than any non-Building-standard item that may be installed as part of the Tenant Improvements or any Alteration) fails to operate in accordance with its design specifications or otherwise is in need of repair (other than by reason of a Casualty, an Act of Tenant, or an Alteration), then Landlord, at its expense (which may be included in Expenses), shall promptly correct such defect and/or perform such repair; and (b) if, at any time during the first year of the initial Term, any plumbing fixture that exists in the Premises (but outside the restrooms in the Premises) on the date hereof and is not replaced or altered by the Tenant Improvements or any Alteration fails to operate in accordance with its design specifications or otherwise is in need of repair (other than by reason of a Casualty, an Act of Tenant, or an Alteration), then Landlord, at its expense (which may be included in Expenses), shall promptly correct such defect and/or perform such repair.

7.2 Alterations Except as provided in the next succeeding sentence, Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facility or other system serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, provided that Landlord receives 10 business days’ prior notice, Landlord’s prior consent shall not be required for any Alteration that (i) is reasonably estimated (together with any other Alterations performed without Landlord’s consent pursuant to this sentence during the 12-month period ending on the date of such notice) to cost less than $100,000.00; (ii) is not visible from outside the Premises; (iii) does not affect any system or structural component of the Building; and (iv) does not require work to be performed inside the walls or above the ceiling of the Premises (“Cosmetic Alterations”). For any Alteration, (a) Tenant, before beginning work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications (to the extent plans and specifications are reasonably required given the nature of the Alterations); (b) if any Default then exists or has previously occurred, Landlord, in its discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord and if plans and specifications are required as provided above), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 5% of the “hard” costs of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements or any Cosmetic Alterations.

7.3 Tenant Work. Before beginning any repair or Alteration or any work affecting Lines (collectively, “Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s reasonable construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8 LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, if any Tenant-Insured Improvements (other than any Unit, which shall be governed by Section 25.5) are not, in Landlord’s reasonable judgment, Building-standard, then before the expiration or earlier termination hereof, Tenant shall, at Landlord’s election, either (a) at Tenant’s expense, and except as otherwise notified by Landlord, remove such Tenant-Insured Improvements, repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Insured Improvements (or, at Landlord’s election, to a Building-standard tenant-improved configuration and condition as determined by Landlord), or (b) pay Landlord an amount equal to the estimated cost of such work, as reasonably determined by Landlord. If Tenant fails to timely perform any work required under clause (a) of the preceding sentence, Landlord may perform such work at Tenant’s expense.

9 LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within 20 days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable out-of-pocket attorneys’ fees and expenses incurred by Landlord in causing such removal, shall be reimbursed by Tenant within 30 days after demand.

10 INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property occurring in the Premises (or resulting from the loss of use thereof), except to the extent such damage is caused by any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause occurring in the Premises, or (b) any negligence, willful misconduct or breach of this Lease of or by Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees (each, an “Act of Tenant”), except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party. Landlord shall indemnify, defend, protect, and hold Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Tenant, the “Tenant Parties”) harmless from any Claim that is imposed or asserted by any third party and arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, except to the extent such Claim arises from any Act of Tenant.

10.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of at least $3,000,000 each occurrence and $4,000,000 annual aggregate.

10.2.2 Property Insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3 Workers’ Compensation statutory limits and Employers’ Liability limits of $1,000,000.

10.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party with an interest in the Property designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25-S” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement (or an excerpt from the policy) naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement (or an excerpt from the policy) designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement (or policy excerpt) shall be binding on Tenant’s insurance company.

10.4 Subrogation. Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by the waiving party’s property insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of Comparable Buildings.

10.6 Landlord’s Insurance. Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Expenses: (a) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, combined primary and excess/umbrella limits of at least $3,000,000 each occurrence and $4,000,000 annual aggregate; (b) Special Cause of Loss or All Risk Insurance on the Building at replacement cost value as reasonably estimated by Landlord; (c) Worker’s Compensation insurance to the extent required by Law; and (d) Employers Liability Coverage to the extent required by Law.

11 CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 180 days after they are commenced, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies plus any applicable deductibles (other than deductibles with respect to earthquake damage); (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; or (iv) the damage occurs during the last 12 months of the Term and Landlord’s estimate indicates that the Landlord Repairs cannot be substantially completed within the period beginning on the date of the Casualty and having a duration equal to 25% of the balance of the Term remaining on such date; provided, however, that (x) Landlord may not terminate this Lease pursuant to the preceding clauses (i), (ii) or (iii) unless the Premises have been materially damaged or Landlord also exercises all rights it may have acquired as a result of the Casualty to terminate any other leases of space in the Building, and (y) Landlord may not terminate this Lease pursuant to the preceding clause (iv) unless the Premises have been materially damaged or Landlord also exercises all rights it may have acquired as a result of the Casualty to terminate any other lease of space in the Building that, on the date of the Casualty, has a remaining term that is both less than 12 months and less than 400% of the time that Landlord reasonably estimates will be required to complete any repairs to such space and to Common Areas and Building systems necessary for access to or tenantability of such space. Tenant may terminate this Lease, by notifying Landlord within 30 days after receiving Landlord’s estimate of the time required to substantially complete the Landlord Repairs, if (a) the Casualty has occurred during the last 12 months of the Term and has damaged a material portion of the Premises, and (b) such estimate indicates that the damage cannot reasonably be repaired within the period beginning on the date of the Casualty and having a duration equal to 25% of the balance of the Term remaining on such date. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises (other than trade fixtures) or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises. If Landlord does not substantially complete the Landlord Repairs by the Outside Restoration Date (defined below), Tenant may terminate this Lease by notifying Landlord within 15 days after the Outside Restoration Date and before the substantial completion of the Landlord Repairs. As used herein, “Outside Restoration Date” means the date occurring two (2) months after the later of (a) the expiration of the time set forth in Landlord’s estimate described in the first sentence of this Section 11, or (b) the date occurring 180 days after the commencement of the Landlord Repairs; provided, however, that the Outside Restoration Date shall be extended to the extent of (i) any delay caused by the insurance adjustment process, (ii) any delay caused by Tenant or any party claiming by, through or under Tenant, and (iii) any other delay caused by events of Force Majeure. Notwithstanding the foregoing, if Landlord determines in good faith that it will be unable to substantially complete the Landlord Repairs by the Outside Restoration Date, Landlord may cease its performance of the Landlord Repairs and provide Tenant with notice (the “Restoration Date Extension Notice”) stating such inability and identifying the date on which Landlord reasonably believes such substantial completion will occur, in which event Tenant may terminate this Lease by notifying Landlord within five (5) business days after receiving the Restoration Date Extension Notice. If Tenant does not terminate this Lease within such 5-business day period, the Outside Restoration Date shall be automatically amended to be the date identified in the Restoration Date Extension Notice.

12 NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13 CONDEMNATION. If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease; provided, however, that Landlord may not terminate this Lease pursuant to this sentence unless a material portion of the Premises has been Taken or Landlord also exercises all rights it may have acquired as a result of the Taking to terminate any other similarly situated leases of space in the Building. If more than 25% of the rentable square footage of the Premises, or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, is Taken for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert, and hereby assigns to Landlord, any claim it may have for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any trade fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible or untenantable by, such Taking and not occupied by Tenant.

14 ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Except as otherwise provided in this Section 14, Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, or otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 15 business days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default. Tenant shall pay Landlord a fee of $1,000.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold or condition its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding or conditioning consent, it shall be deemed reasonable for Landlord to withhold or condition its consent to a proposed Transfer if:

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 [Intentionally Omitted]; or

14.2.5 The proposed transferee, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 3-month period ending on the date the Transfer Notice is received, has provided Landlord with a written proposal or request for proposal to lease) space in the Project and Landlord has (or believes in good faith, based on the scheduled expiration dates of existing leases and/or its rights to relocate existing tenants, that it will have) space in the Project available for the proposed transferee on the Contemplated Effective Date which is reasonably comparable to the Contemplated Transfer Space.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord withholds its consent in breach of this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee, and (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment, within 30 days after Tenant receives the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within five (5) business days after Tenant receives the rent and other consideration described above.

14.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8), if the proposed Transfer is an assignment or a sublease of 90% or more of the Premises, Landlord, by notifying Tenant within 15 business days after receiving the Transfer Notice, may terminate this Lease with respect to the entire Premises as of the Contemplated Effective Date. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation effecting the Transfer, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or an officer of Tenant, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.6 Change of Control. Tenant shall use commercially reasonable efforts to notify Landlord of any Change of Control (defined below) within 30 days after its occurrence. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 50% of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) in Tenant by one or more parties that neither owned, nor are Affiliates (defined below) of one or more parties that owned, a Controlling Interest in Tenant immediately before such transaction(s). As used herein, “Controlling Interest” means control over an entity, other than control arising from the ownership of voting securities listed on a recognized securities exchange. As used herein, “control” means the direct or indirect power to direct the ordinary management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

14.7 Effect of Default. If Tenant is in Default, Landlord shall have the right to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8 Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, sublease any portion of the Premises to an Affiliate of Tenant or assign this Lease to (a) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer, Tenant notifies Landlord of the Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of a sublease, the subtenant executes and delivers to Landlord, at least 10 business days before taking occupancy, an agreement reasonably acceptable to Landlord which (A) requires the subtenant to assume all of Tenant’s release, waiver, indemnity and insurance obligations hereunder with respect to the Contemplated Transfer Space and to be bound by each provision hereof that limits the liability of any Landlord Party, and (B) provides that if either a Landlord Party or the subtenant institutes a suit against the other for violation of or to enforce such agreement, or in connection with any matter relating to the sublease or the subtenant’s occupancy of the Contemplated Transfer Space, the prevailing party shall be entitled to all of its costs and expenses, including reasonable attorneys’ fees; (iii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iv) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than Tenant’s Net Worth immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 50% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (v) the transferee is qualified to conduct business in the State of California; and (vi) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14.

14.9 Approved Subtenants. Notwithstanding any contrary provision of this Section 14, Tenant may, from time to time during the Term, without Landlord’s consent and without application of Sections 14.3 or 14.4, enter into one or more subleases (each, an “Approved Sublease”) with one or more parties (each, an “Approved Subtenant”) with respect to space in the Premises (a “Subleased Space”) and to use, nonexclusively, certain areas providing shared services such as reception, photocopying and the like (each, a “Shared Area”), provided that (a) the Subleased Spaces of all Approved Subtenants do not exceed, in the aggregate, 10% of the rentable square footage of the Premises, and (b) each Approved Subtenant and Approved Sublease meets the following requirements: (i) the term of the Approved Sublease does not continue beyond the expiration or earlier termination hereof; (ii) Tenant does not separately demise any Subleased Space or Shared Area, and the Approved Subtenant uses, in common with Tenant, one common entryway to the Premises; (iii) the Approved Subtenant uses the Subleased Space and the Shared Areas for the Permitted Use and for no other purpose; and (iv) before the Approved Subtenant begins occupancy, (A) Tenant notifies Landlord in writing of the Approved Subtenant’s identity, and (B) the Approved Subtenant executes and delivers to Landlord an agreement reasonably acceptable to Landlord which (A) requires the Approved Subtenant to assume all of Tenant’s release, waiver, indemnity and insurance obligations hereunder with respect to the Subleased Space and the Shared Areas and to be bound by each provision hereof that limits the liability of any Landlord Party, and (B) provides that if either a Landlord Party or the Approved Subtenant institutes a suit against the other for violation of or to enforce such agreement, or in connection with any matter relating to the Approved Sublease or the Approved Subtenant’s occupancy of the Subleased Space or the Shared Areas, the prevailing party shall be entitled to all of its costs and expenses, including reasonable attorneys’ fees. Tenant shall cause each Approved Subtenant and its employees and licensees to comply with the provisions of this Lease. No use or occupancy of any portion of the Premises by any Approved Subtenant shall release Tenant from any obligation hereunder or create a landlord/tenant relationship between Landlord and such Approved Subtenant. Landlord shall not be required to provide any notice to any Approved Subtenant.

15 SURRENDER. Upon the expiration or earlier termination hereof, and subject to Section 8 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for damage resulting from a Casualty, reasonable wear and tear, and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16 HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term (the “Holdover Rent”). Nothing in this Section 16 shall be deemed a consent to any holdover or, except as provided below with respect to New Tenant Damages (defined below), limit Landlord’s rights or remedies. If Landlord is unable to deliver possession of the Premises to, or perform improvements for, a new tenant as a result of Tenant’s holdover, Tenant shall be liable for any resulting increase in Landlord’s costs of leasing the Premises to such new tenant, any resulting loss of rent paid to Landlord by such new tenant (other than any such loss of rent for the period of Tenant’s holdover, except to the extent that such loss of rent exceeds the Holdover Rent for such period), and any resulting liability of Landlord in favor of such new tenant (collectively, “New Tenant Damages”), but only to the extent that such New Tenant Damages result from the occurrence or continuation of such holdover more than 30 days after notice from Landlord that Landlord has entered into, or will enter into, a lease with such new tenant. Nothing in the preceding sentence shall limit Tenant’s liability other than for New Tenant Damages.

17 SUBORDINATION; ESTOPPEL CERTIFICATES.

17.1 This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 10 business days after Landlord’s request, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

17.2 Notwithstanding Section 17.1 above to the contrary, during the 60-day period following the execution of this Lease, Landlord will use commercially reasonable efforts to obtain a non-disturbance, subordination and attornment agreement (an “SNDA”) from Landlord’s current Security Holder on such Security Holder’s current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to escrow any funds or incur any cost, expense or liability to obtain such agreement. Reasonable efforts shall, however, require Landlord to: (i) provide Security Holder with a request to provide Tenant with a SNDA in accordance with the terms of Landlord’s Security Agreement with the Security Holder; (ii) promptly provide the Security Holder with such back-up documentation and other information as the Security Holder shall request, including, without limitation, a summary of the terms of this Lease, Tenant financial information (to the extent provided to Landlord by Tenant), and a relevant market information; (iii) periodically follow-up with Security Holder about the status of Security Holder’s approval of the SNDA; and (iv) if Security Holder refuses to enter into an SNDA, inquire as to the reasons for such disapproval. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

17.3 Notwithstanding Section 17.1, Tenant’s agreement to subordinate this Lease to a future Security Agreement shall not be effective unless Landlord has provided Tenant with a commercially reasonable non-disturbance agreement from the Security Holder which provides that the Security Holder will not disturb Tenant’s right of possession under this Lease if no Default exists.

18 ENTRY BY LANDLORD. At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last nine (9) months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. Except in an emergency, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises. Except in an emergency, Tenant may have one of its employees accompany Landlord if Tenant makes such employee available when Landlord enters the Premises. Except as provided herein, no entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19 DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent (or deliver any Security Deposit, Letter of Credit, or similar credit enhancement that may be required hereunder) when due unless such failure is cured within five (5) business days after written notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any breach by Tenant of any other provision hereof where such breach continues for 30 days after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice (or within such longer period as may be reasonably required provided that such failure can be cured and Tenant diligently pursues such cure);

19.1.3 Abandonment of the Premises by Tenant; or

19.1.4 Any breach by Tenant of Section 17 or 18 where such breach continues for more than five (5) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 25.3(c) or (d).

If Tenant, by repeating substantially the same act or omission, breaches a particular provision hereof (other than a provision requiring payment of Rent), and Landlord notifies Tenant of such breach, on three (3) separate occasions during any 12-month period, and if such breaches are collectively material, then Tenant’s subsequent breach of such provision by commission of substantially the same act or omission shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G. 13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no reentry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275, California Code of Civil Procedure §§ 1174(c) and 1179, and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4 Landlord Default. Landlord shall not be in default hereunder unless it breaches a provision hereof and such breach continues for 30 days after notice from Tenant; provided that if such breach cannot reasonably be cured within such 30-day period, Landlord shall not be in default as a result of such breach if Landlord diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Tenant’s notice (or within such longer period as may be reasonably required provided that such failure can be cured and Landlord diligently pursues such cure). Upon any such default by Landlord, Tenant shall have all remedies available to it at law or in equity, except as otherwise provided herein. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified.

20 EXCULPATION.

20.1 Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the lesser of (i) Landlord’s interest in the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord); (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage. For purposes of this Section 20, “Landlord’s interest in the Building” shall include rents paid by tenants, insurance proceeds, condemnation proceeds, and proceeds from the sale of the Building (collectively, “Owner Proceeds”); provided, however, that Tenant shall not be entitled to recover Owner Proceeds from any Landlord Party (other than Landlord) or any other third party after they have been distributed or paid to such party; provided further, however, that nothing in this sentence shall diminish any right Tenant may have under Law, as a creditor of Landlord, to initiate or participate in an action to recover Owner Proceeds from a third party on the grounds that such third party obtained such Owner Proceeds when Landlord was, or could reasonably be expected to become, insolvent or in a transfer that was preferential or fraudulent as to Landlord’s creditors.

20.2 Notwithstanding any contrary provision hereof, no Tenant Party shall be liable for any form of special or consequential damages; provided, however, that for purposes of this Section 20.2, New Tenant Damages shall not be deemed special or consequential damages.

21 SECURITY DEPOSIT. Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without limiting its remedies and without notice to Tenant, apply all or part of the Security Deposit to cure such breach and compensate Landlord for any loss or damage caused by such breach, including any damage for which recovery may be made under California Civil Code § 1951.2. If Landlord so applies any portion of the Security Deposit, Tenant, within five (5) business days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 30 days after the later to occur of (a) the expiration of the Term, or (b) Tenant’s surrender of the Premises as required hereunder. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22 [Intentionally Omitted.]

23 COMMUNICATIONS AND COMPUTER LINES. All Lines shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may reasonably designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises installed by or for the benefit of Tenant or any party claiming by, through or under Tenant.

24 PARKING. During the Term, Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions (subject to Section 1 of Exhibit F with respect to the Temporary Space Term (defined in Section 1 of Exhibit F)). Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9. Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi-governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord based on the number and type of parking spaces Tenant is entitled to use. Tenant shall comply with all reasonable rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and, except for bodily or property damage to the extent caused by the gross negligence or willful misconduct of any Landlord Parties, Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25 MISCELLANEOUS.

25.1 Notices. No notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P. O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U. S. mail or with a courier service as described above. No provision of this Lease requiring a particular Notice to be in writing shall limit the generality of clause (a) of the first sentence of this Section 25.1.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse (or extend any time period for the performance of) any of Tenant’s obligations under Sections 3, 4, 5, 21 or 23.

25.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy, (iii) suffered (A) the filing by creditors of an involuntary petition in bankruptcy that is not dismissed within 30 days, (B) the appointment of a receiver to take possession of all or substantially all of its assets, or (C) the attachment or other judicial seizure of all or substantially all of its assets, (iv) admitted in writing its inability to pay its debts as they come due, or (v) made an offer of settlement, extension or composition to its creditors generally; and (d) no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is, or at any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U. S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list, with the result that it becomes unlawful for Landlord to do business with Tenant, any guarantor hereof, or any subtenant of Tenant.

25.4 Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5 Supplemental HVAC. If the Premises are served by any supplemental HVAC unit (a “Unit”), then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as existed upon installation (or, if later, when Tenant took possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendations of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that upon Landlord’s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove the Unit and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant’s expense); (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8), and (ii) for purposes of Section 11, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building. It is acknowledged that, subject to Section 7 of Exhibit B, one (1) Unit exists on the date hereof.

25.6 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs.

25.7 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.8 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

25.10 Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. As used herein in connection with insurance, the term “deductible” includes self-insured retention. Wherever this Lease prohibits either party from engaging in any particular conduct, this Lease shall be deemed also to require such party to cause each of its employees and agents (and, in the case of Tenant, each of its licensees, invitees and subtenants, and any other party claiming by, through or under Tenant) to refrain from engaging in such conduct. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings (“Comparable Buildings”) that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U. S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system (provided, however, that this clause (ii) shall not apply unless the Building has been, or is being prepared to be, so certified). Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.11 Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.12 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event (a) to the extent the transferee assumes in writing Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit), Landlord shall be released from, and Tenant shall look solely to the transferee for the performance of, such obligations; and (b) Tenant shall attorn to the transferee. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Property, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required to disclose to a prospective buyer, tenant or Security Holder under California Public Resources Code § 25402.10 or any similar Law. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project provided that such alterations do not unreasonably impair Tenant’s rights hereunder or increase Tenant’s obligations hereunder. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or earlier termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination. This Lease may be executed in counterparts.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to he executed the day and date first above written.

LANDLORD:

BRE BRAND CENTRAL HOLDINGS L.L.C., a Delaware limited liability company

By:	/s/ Frank Campbell
Name:	Frank Campbell
Title:	Managing Director

TENANT:

SERVICETITAN, INC., a Delaware corporation

By:	/s/ Ara Mahdessian
Name:	Ara Mahdessian
Title:	CEO

EXHIBIT A

801 NORTH BRAND

GLENDALE, CALIFORNIA

OUTLINE OF PREMISES

See Attached

Exhibit A

1

EXHIBIT B

801 NORTH BRAND

GLENDALE, CALIFORNIA

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings:

(i)	“Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter; and

(ii)	“Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1	ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $1,180,700.00 (i.e., $50.00 per rentable square foot of the Premises), to be applied toward the Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.

1.2 Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below), the Engineers (defined in Section 2.1 below), and Tenant’s project manager (if any) together with any Review Fees (defined in Section 3.4.1 below); (b) [Intentionally Omitted]; (c) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (d) the cost of performing the Tenant Improvement Work, including after-hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (e) the cost of any change to the base, shell or core of the Premises or Building required by the Approved Plans (defined in Section 2.8 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (f) the cost of any change to the Approved Plans or the Tenant Improvement Work required by Law; (g) [Intentionally Omitted]; (h) sales and use taxes; and (i) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work. For the avoidance of doubt, no portion of the Allowance shall be used to pay for the design or performance of the Initial Landlord Work (defined in Section 7 below), which shall be the sole responsibility of Landlord. The portions of the Allowance to be used to pay the amounts described in clause (a) of the first sentence of this Section 1.2 shall be disbursed by Landlord to Tenant (or, upon Tenant’s request, to Tenant’s vendor(s)) within 30 days after Landlord’s receipt of Tenant’s request together with copies of paid invoices for such amounts.

Exhibit B

1

1.3 Other Allowance Items. If any portion of the Allowance remains unused after all Allowance Items have been fully paid, then, upon Tenant’s request, and subject to Section 1.4 below, Landlord shall disburse the Allowance, not to exceed 50% of the total amount of the Allowance, to pay installments of Base Rent next coming due under this Lease (the “Other Allowance Items”). Tenant shall be responsible for all costs of the Other Allowance Items to the extent such costs exceed the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.

1.4 Deadline for Use of Allowance. Notwithstanding any contrary provision of this Lease, if, other than by reason Landlord’s breach of its obligations under this Lease, the entire Allowance is not used by December 15, 2016, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.5 Space Planning Allowance. Provided that no Default exists, Landlord shall reimburse Tenant an amount not to exceed $2,833.68 (i.e., $0.12 per rentable square foot of the Premises) toward the costs of preparing the Space Plan (defined in Section 2.3 below). The Space Planning Allowance shall be disbursed by Landlord to Tenant within 30 days after Landlord’s receipt of Tenant’s requests together with copies of paid invoices for such costs. If Tenant does not submit a request for payment of the entire Space Planning Allowance by December 15, 2016, any unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.6 Landlord Costs. Notwithstanding any contrary provision of this Lease, Tenant shall not be responsible for any Landlord Cost (defined below) and no Landlord Cost shall be an Allowance Item. As Exhibit B used herein, “Landlord Cost” means any portion of the cost of the Tenant Improvement Work that is reasonably attributable to the following and not to any Act of Tenant: (a) any amount paid to the Contractor (defined in Section 2.6.1 below) in excess of the Construction Pricing Proposal (defined in Section 2.6.1 below) approved by Tenant, except to the extent of any revision to the Approved Plans or the Tenant improvements that is approved (or required under Section 2.8 below to be approved) by Tenant in writing; or (b) the presence in the Premises of (i) any hazardous material in an amount or condition that violates applicable Law, or (ii) any asbestos-containing material.

2 CONSTRUCTION DRAWINGS; PRICING.

2.1 Selection of Architect. Tenant shall retain Wirt Design or another architect/space planner selected by Tenant and reasonably approved by Landlord (the “Architect”) and price-competitive engineering consultants designated by Landlord (the “Engineers”) to prepare all architectural and engineering plans, specifications and working drawings for the Premises (the “Plans”). All Plans shall (a) comply with the drawing format and specifications required by Landlord, (b) be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”), and (c) otherwise be subject to Landlord’s reasonable approval. Notwithstanding any review of the Plans by Landlord or any of its space planners, architects, engineers or other consultants, and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or any such consultant, Landlord shall not be liable for any error or omission in the Plans or have any other liability relating thereto.

Exhibit B

2

2.2 [Intentionally Omitted.]

2.3 Space Plan. Tenant shall cause the Architect to prepare a space plan for the Tenant Improvements, including a layout and designation of all offices, rooms and other partitioning, and equipment to be contained in the Premises, together with their intended use (the “Space Plan”), and shall deliver four (4) copies of the Space Plan, signed by Tenant, to Landlord for its approval. Tenant shall prepare a space plan for the Tenant Improvements, including a layout and designation of all offices, rooms and other partitioning, and equipment to be contained in the Premises, together with their intended use (the “Space Plan”), and shall deliver four (4) copies of the Space Plan, signed by Tenant, to Landlord for its approval. The Space Plan shall (a) comply with the drawing format and specifications required by Landlord, (b) be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”), and (c) otherwise be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Space Plan within 10 business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Lease. If Landlord disapproves the Space Plan, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and Tenant shall cause the Architect to revise the Space Plan and resubmit it for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Space Plan. Such approved Space Plan shall be referred to herein as the “Approved Space Plan.” Landlord and Tenant acknowledge that, as of the date of mutual execution and delivery of this Lease, Tenant has previously delivered to Landlord, and Landlord has approved, the Space Plan dated May 28, 2015 prepared by the Architect, as required under this Section 2.3.

2.4 Additional Programming Information. After Landlord approves the Space Plan, Tenant shall deliver to Landlord, in writing, all information (including all interior and special finishes, electrical requirements, telephone requirements, special HVAC requirements, and plumbing requirements) that, when combined with the Approved Space Plan, will be sufficient to complete the Construction Drawings (defined in Section 2.5 below) (collectively, the “Additional Programming Information”). The Additional Programming Information shall be (a) consistent with the Approved Space Plan and the Landlord Requirements, and (b) otherwise subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Lease. If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and Tenant shall modify the Additional Programming Information and resubmit it for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information. Such approved Additional Programming Information shall be referred to herein as the “Approved Additional Programming Information.”

2.5 Construction Drawings. After Landlord approves the Additional Programming Information, Tenant shall cause the Architect and the Engineers to complete the final architectural (and, if applicable, structural) and engineering working drawings for the Tenant Improvement Work in a form that is sufficient to enable the Contractor (defined in Section 2.6.1.A below) and its subcontractors to bid on the Tenant Improvement Work and obtain the Permits (defined in Section 3.3 below) (collectively, the “Construction Drawings”), and shall deliver four (4) copies of the Construction Drawings, signed by Tenant, to Landlord for its approval. Notwithstanding the foregoing, at Tenant’s option, the Construction Exhibit B Drawings may be prepared in two phases (first the architectural drawings, then engineering drawings consistent with the previously provided architectural drawings), provided that each phase shall be subject to Landlord’s approval. The Construction Drawings shall conform to the Approved Space Plan, the Approved Additional Programming Information and the Landlord Requirements. Landlord shall provide Tenant with notice approving or reasonably disapproving the Construction Drawings (or the applicable phase thereof) within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Lease. If Landlord reasonably disapproves the Construction Drawings (or any phase thereof), Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval, and Tenant shall cause the Construction Drawings (or the applicable phase thereof) to be modified and resubmitted to Landlord for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Construction Drawings. Such approved Construction Drawings shall be referred to herein as the “Approved Construction Drawings.” Within one (1) business day after Landlord approves the Construction Drawings, Tenant shall deliver to Landlord a CD ROM of the Approved Construction Drawings in accordance with Landlord’s CAD Format Requirements (defined in Section 3.4.3 below).

Exhibit B

3

2.6	Construction Pricing.

2.6.1	Construction Pricing Proposal.

A. Within 15 business days after the Construction Drawings are approved by Landlord and Tenant, Landlord shall (i) solicit from the Eligible Contractors (defined below) qualified (as reasonably determined by Landlord), competitive bids to perform the Tenant Improvement Work pursuant to the Approved Construction Drawings (“Qualified Bids”), (ii) provide Tenant with copies of the Qualified Bids received, and (iii) provide Tenant with Landlord’s reasonable estimates (“Qualified Construction Pricing Proposals”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work, based upon (other than with respect to soft costs) such received Qualified Bids. At Landlord’s option, the Qualified Bids may be based upon the assumption that the Tenant Improvement Work will be performed pursuant to Landlord’s standard form of “guaranteed maximum price” contract. As used herein, “Eligible Contractor” means Warner Constructors, Inc., Corporate Contractors, Inc., Holwick Constructors, Inc., Interscape Construction, or any other licensed, reputable general contractor that may be selected by Landlord and reasonably approved by Tenant. Tenant shall provide Landlord with notice selecting, from among the Eligible Contractors that have submitted Qualified Bids, the Eligible Contractor that Tenant wishes to perform the Tenant Improvement Work. The Eligible Contractor so selected by Tenant shall be referred to herein as the “Contractor”.

B. In addition to selecting the Contractor, Tenant shall provide Landlord with notice approving or disapproving the Qualified Construction Pricing Proposal that was based upon the Qualified Bid provided by the Contractor (the “Construction Pricing Proposal”). If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.8 below. Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant. Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and begin construction relating to such items.

Exhibit B

4

C. Notwithstanding any contrary provision hereof, if, in Landlord’s good faith judgment, the Contractor is or becomes unable or unwilling to timely perform the Tenant Improvement Work as contemplated by this Work Letter in accordance with the terms and conditions of Landlord’s standard form of construction contract (which, at Landlord’s option, may be a guaranteed maximum price contract), Landlord may so notify Tenant, in which event (i) Tenant, within three (3) business days after receiving such notice, shall provide Landlord with notice selecting a new Contractor from among the remaining Eligible Contractors that have submitted Qualified Bids, and (ii) Section 2.6.1.B above shall apply as if such new Contractor had been selected by Tenant as the Contractor pursuant to Section 2.6.1.A above in the first instance.

2.6.2 Over-Allowance Amount. If the Construction Pricing Proposal approved by Tenant exceeds the Allowance (less any portion thereof previously disbursed pursuant to the last sentence of Section 1.2 above), then Tenant, within five (5) business days after approving the Construction Pricing Proposal, shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”). Any Over-Allowance Amount shall be disbursed by Landlord before the Allowance and pursuant to the same procedure as the Allowance. If, after the Construction Pricing Proposal is approved by Tenant, (a) any revision is made to the Approved Construction Drawings or the Tenant Improvement Work is otherwise changed, or the Contractor is replaced with a new Contractor, in each case in a way that increases the Construction Pricing Proposal, (b) the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the terms hereof, or (c) any portion of the Exhibit B Allowance is disbursed pursuant to the last sentence of Section 1.2 above, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord within five (5) business days after Landlord’s request.

2.6.3 Certain Charges Excluded. No cost of parking, utilities, after-hours HVAC or freight elevator usage incurred in connection with the Tenant Improvement Work or Tenant’s initial move-in shall be deemed an Allowance Item or otherwise charged to Tenant.

2.7 Permits. After the Construction Drawings have been approved by Landlord and Tenant, Tenant shall submit the Approved Construction Drawings to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all permits necessary for the Contractor to complete the Tenant Improvement Work (the “Permits”). Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Without limiting Tenant’s obligations or Landlord’s remedies, Tenant shall cause the Approved Construction Drawings to be sufficient for issuance of the Permits, and if the Approved Construction Drawings are insufficient for such issuance, then Tenant, subject to Sections 2.8 and 5.2 below, shall cause the Architect and/or Engineers to promptly revise the Approved Construction Drawings to remedy such insufficiency and resubmit the same for Landlord’s approval. As used herein, “Required Permitting Materials” means the Approved Construction Drawings sufficient for issuance of the Permits, together with all applications and other materials, if any, necessary to obtain the Permits.

Exhibit B

5

2.8 Revisions. If Tenant requests Landlord’s approval of any revision to the Approved Space Plan, the Approved Additional Programming Information, or the Approved Construction Drawings (collectively, the “Approved Plans”), Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall deliver to Tenant notice of any resulting change in the most recent Construction Pricing Proposal, if any, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Lease, whereupon Tenant, within five (5) business days, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Without limitation, it shall be deemed reasonable for Landlord to disapprove any such proposed revision that conflicts with the Landlord Requirements. Landlord shall not revise the Approved Plans without Tenant’s consent, which shall not be withheld or conditioned to the extent that such revision is required in order to cause the Approved Plans to comply with Law. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Plans within two (2) business days after receiving Landlord’s request for approval thereof. For purposes hereof, any change order affecting the Approved Plans shall be deemed a revision thereto.

2.9 Tenant’s Submission Deadline. Tenant shall select the Contractor, approve the Construction Pricing Proposal pursuant to Section 2.6.1 above, and submit the Required Permitting Materials to the appropriate governmental authorities, all on or before Tenant’s Submission Deadline (defined below). As used in this Work Letter, “Tenant’s Submission Deadline” means the date occurring 65 business days after the mutual execution and delivery of this Lease; provided, however, that (a) Tenant’s Submission Deadline shall be extended by one (1) day for each day, if any, by which Tenant’s selection of the Contractor pursuant to Section 2.6.1 above, Tenant’s approval of the Construction Pricing Proposal pursuant to Section 2.6.1 above, or Tenant’s submission of the Required Permitting Materials to the appropriate governmental authorities pursuant to Section 2.7 above is delayed by any failure of Landlord to perform its obligations under this Section 2; and (b) if Landlord notifies Tenant, pursuant to Section 2.6.1.C above, that the Contractor is unable or unwilling to timely perform the Tenant Improvement Work as contemplated by this Work Letter in accordance with the terms and conditions of Landlord’s standard form of construction contract, then Tenant’s Submission Deadline shall be the later of the existing Tenant’s Submission Deadline or the date occurring five (5) business days after the date of such notice to Tenant.

3 CONSTRUCTION.

3.1 Contractor. Landlord shall retain the Contractor (defined below) to perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

Exhibit B

6

3.2 [Intentionally Omitted]

3.3 [Intentionally Omitted. ]

3.4 Construction.

3.4.1 Performance of Tenant Improvement Work; Review Fees. Landlord shall cause the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings. Tenant shall not be required to pay any supervision or management fee in connection with the design and construction of the Tenant Improvements. However, Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of any structural or other non-customary elements of the Plans (such as raised floors, internal stairways, and the like) by Landlord’s third party consultants (“Review Fees”).

3.4.2 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within 345 days after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any defect in the Tenant Improvements, then Landlord shall promptly cause such defect to be corrected.

3.4.3 Tenant’s Covenants. At the completion of construction, Tenant shall cause the Architect to (i) update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (ii) certify to the best of its knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (iii) deliver to Landlord two (2) CD ROMS of such updated drawings in accordance with Landlord’s CAD Format Requirements (defined below) within 30 days following issuance of a certificate of occupancy for the Premises. For purposes of this Work Letter, “Landlord’s CAD Format Requirements” shall mean (w) the version is no later than current Autodesk version of AutoCAD plus the most recent release version, (x) files must be unlocked and fully accessible (no “cad-lock”, read-only, password protected or “signature” files), (y) files must be in “dwg” format, and (z) if the data was electronically in a non-Autodesk product, then files must be converted into “dwg” files when given to Landlord.

4 COMPLIANCE WITH LAW; SUITABILITY FOR TENANT’S USE. Tenant shall be responsible for ensuring that (a) all elements of the design of the Plans comply with Law and are otherwise suitable for Tenant’s use of the Premises, and (b) no Tenant Improvement impairs any system or structural component of the Building, and neither Landlord’s nor its consultants’ approval of the Plans shall relieve Tenant from such responsibility.

5 COMPLETION.

5.1 Substantial Completion. For purposes of Section 1.3.2 of this Lease, and subject to Section 5.2 below, the Tenant Improvement Work shall be deemed to be “Substantially Complete” on the later of (a) the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises, or (b) the date on which Landlord receives from the appropriate governmental authorities, with respect to the Tenant Improvement Work, all approvals necessary for the lawful occupancy of the Premises

Exhibit B

7

5.2 Tenant Cooperation; Tenant Delay. Tenant shall use commercially reasonable efforts to cooperate with Landlord, the Architect, the Engineers, the Contractor, and Landlord’s other consultants to complete all phases of the Plans, approve the Construction Pricing Proposal, obtain the Permits, and complete the Tenant Improvement Work as soon as possible, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, if (i) the Tenant Improvements include the installation of electrical connections for furniture stations to be installed by Tenant, and (ii) any electrical or other portions of such furniture stations must be installed in order for Landlord to obtain any governmental approval required for occupancy of the Premises, then (x) Tenant, upon five (5) business days’ notice from Landlord, shall promptly install such portions of such furniture stations in accordance with Sections 7.2 and 7.3 of this Lease, and (y) during the period of Tenant’s entry into the Premises for the purpose of performing such installation, all of Tenant’s obligations under this Lease relating to the Premises shall apply, except for the obligation to pay Monthly Rent. In addition, without limiting the foregoing, if the Substantial Completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to select the Contractor pursuant to Section 2.6.1 above, approve the Construction Pricing Proposal pursuant to Section 2.6.1 above, and submit the Required Permitting Materials to the appropriate authorities pursuant to Section 2.7 above, all on or before Tenant’s Submission Deadline; (b) [Intentionally Omitted]; (c) any failure of Tenant to timely approve any other matter requiring Tenant’s approval; (d) any breach by Tenant of this Work Letter or this Lease; (e) any request by Tenant for any revision to, or for Landlord’s approval of any revision to, any portion of the Approved Plans (except to the extent that such delay results from a breach by Landlord of its obligations under Section 2.8 above); (0 any requirement of Tenant for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Exhibit B Tenant Improvement Work as set forth in this Lease; or (g) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings, and if (other than in the case of the preceding clause (a)) such Tenant Delay is not cured by Tenant within one (1) business day after written notice from Landlord describing such Tenant Delay, then, regardless of when the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed if no such Tenant Delay had occurred. Notwithstanding the foregoing, Landlord shall not be required to tender possession of the Premises to Tenant before the Tenant Improvement Work has been Substantially Completed, as determined without giving effect to the preceding sentence. Notwithstanding Section 25.1 of this Lease, Landlord’s notice to Tenant of any Tenant Delay may be given orally, by e-mail, or by any other method.

6 MISCELLANEOUS. Notwithstanding any contrary provision of this Lease, if Tenant defaults under this Lease before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

Exhibit B

8

7 INITIAL LANDLORD WORK. Landlord shall cause the construction or installation of the following items in a good and workmanlike manner using Building-standard materials, methods and finishes (collectively, the “Initial Landlord Work”): such modifications to the restrooms within the Premises as may be necessary to bring them into compliance with the Americans with Disabilities Act and any similar state or local accessibility Laws, as determined without regard to any modifications to such restrooms that may be contemplated by the Approved Plans. In addition, if Tenant, within 30 days after the date of this Lease, requests that Landlord remove the Unit (as defined in Section 25.5 of this Lease) that exists on the date of this Lease, then the Initial Landlord Work shall be deemed to include such removal in a good and workmanlike manner using Building-standard methods. Notwithstanding any contrary provision of this Lease, the Initial Landlord Work shall be performed at Landlord’s expense and shall not be deemed Tenant Improvements, Tenant Improvement Work or an Allowance Item.

Exhibit B

9

EXHIBIT C

801 NORTH BRAND

GLENDALE, CALIFORNIA

CONFIRMATION LETTER

_____________________, 20__

To: _________________

   _________________

   _________________

   _________________

Re: Office Lease (the “Lease”) dated _________________, 20___, between _______________________, a _______________________ (“Landlord”), and _______________________, a _______________________ (“Tenant”), concerning Suite ___ on the _________ floor of the building located at ___________________, ___________________ California.

Lease ID:_________________

Business Unit Number:_________________

Dear _____________________:

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Commencement Date is ___________________ and the Expiration Date is ___________________.

2.	The exact number of rentable square feet within the Premises is _______subject feet, subject to Section 2.1.1 of the Lease.

3.	Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is ___________________%, subject to Section 2.1.1 of the Lease.

4.	The Unreserved Number in effect on the date hereof is___. [The Unreserved Number that was in effect on January 1, 2017 was___.]

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

Exhibit C

1

“Landlord”:
,
a

By:
Name:
Title:

Agreed and Accepted as of __________, 20_.
“Tenant”:

a

By:
Name:
Title:

Exhibit C

2

EXHIBIT D

801 NORTH BRAND

GLENDALE, CALIFORNIA

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

Exhibit D

1

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

9. Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11. Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials, any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U. S. C. Section 9601 et seq. or any other applicable environmental Law, or any inflammable, explosive or dangerous fluid or substance; provided, however, that Tenant may use, store and dispose of such substances in such amounts as are typically found in similar premises used for general office purposes provided that such use, storage and disposal does not damage any part of the Premises, Building or Project and is performed in a safe manner and in accordance with all Laws. Tenant shall comply with all Laws pertaining to and governing the use of such materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in or about the Premises, Building or Project.

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

Exhibit D

2

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

17. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls.

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

Exhibit D

3

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work (a) shall be subject to Landlord’s prior consent; (b) shall not, in Landlord’s reasonable judgment, disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project; and (c) while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Exhibit D

4

Landlord may, by prior written notice to Tenant from time to time, modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof, provided that no such modification or supplement shall materially reduce Tenant’s rights or materially increase Tenant’s obligations hereunder. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant. Notwithstanding the foregoing, no rule that is added to the initial Rules and Regulations shall be enforced against Tenant in a manner that unreasonably discriminates in favor of any other similarly situated tenant.

Exhibit D

5

EXHIBIT E

801 NORTH BRAND

GLENDALE, CALIFORNIA

JUDICIAL REFERENCE

IF THE JURY-WAIVER PROVISIONS OF SECTION 25.8 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter — except for copies ordered by the other parties — shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.6 of this Lease. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

1

EXHIBIT F

801 NORTH BRAND

GLENDALE, CALIFORNIA

ADDITIONAL PROVISIONS

1.

Temporary Space. Notwithstanding any contrary provision of this Lease, but subject to the terms of this Section 1, during the period (the “Temporary Space Term”) beginning on the Temporary Space Commencement Date (defined below) and ending on the earlier of the Commencement Date or the date of any earlier termination of this Lease (the “Temporary Space Expiration Date”) only, the term “Premises,” as defined in the first sentence of Section 1.2.2 of this Lease, shall be deemed to include, in addition to the space expressly described in such definition, the approximately 12,292 rentable square feet of space located on the ninth (9th) floor of the Building and designated as “Suite 908” on Exhibit F-1 to this Lease (the “Temporary Space”), and the Temporary Space shall be subject to all of the provisions of this Lease; provided, however, that: (i) the Commencement Date for the Temporary Space shall be the Temporary Space Commencement Date and the Expiration Date for the Temporary Space shall be the Temporary Space Expiration Date; (ii) the amount of Base Rent required to be paid for the Temporary Space shall be $5,000.00 per month (provided, however, that solely for purposes of determining Tenant’s obligations with respect to the Temporary Space under Section 16 of this Lease, the amount of Base Rent required to be paid for the Temporary Space during the last month of the Temporary Space Term shall be deemed to be $30,730.00 per month); (iii) Tenant shall not be required to pay Tenant’s Share of Expenses or Taxes for the Temporary Space; (iv) Tenant shall not be entitled to receive any allowance, abatement or other financial concession in connection with the Temporary Space that is being granted with respect to the balance of the Premises, and, for purposes of Exhibit B to this Lease, the Premises shall be deemed to exclude the Temporary Space; (v) the Temporary Space shall not be subject to any renewal or expansion right of Tenant under this Lease; and (vi) during the Temporary Space Term, the parking spaces that Tenant is entitled to use pursuant to Section 24 of this Lease shall be located in the portion of the Parking Facility located beneath the Building. As used herein, “Temporary Space Commencement Date” means the first business day following the date of mutual execution and delivery of this Lease. Landlord, at its expense, shall perform the Remaining Temporary Space Work (defined below). It is acknowledged and agreed that (x) the Remaining Temporary Space Work may be performed during normal business hours before or after the Temporary Space Commencement Date; and (y) any delay in the completion of the Remaining Temporary Space Work or inconvenience suffered by Tenant during the performance of the Remaining Temporary Space Work shall not delay the Temporary Space Commencement Date, subject Landlord to any liability for any loss or damage resulting therefrom, or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under this Lease; provided, however, that Landlord and Tenant shall cooperate with each other in order to enable the Remaining Temporary Space Work to be performed by July 3, 2015 or as soon thereafter as reasonably possible and with as little inconvenience to the operation of Tenant’s business as is reasonably possible (but without any obligation on the part of Landlord to perform or pay for any overtime work). As used herein, “Remaining Temporary Space Work” means the following work, all performed in a good and workmanlike manner using Building-standards materials, methods and finishes, as shown on Exhibit F-2: (a) patching, repair and painting of crown molding and base molding; and (b) installation of kitchen sink cabinetry. Landlord represents and warrants that the following work has been completed in a good and workmanlike manner using Building-standards materials, methods and finishes (except as may be otherwise shown on Exhibit F-2): (i) the demolition of walls and cabinetry as shown on Exhibit F-2; (ii) the installation of new carpet, paint on existing painted walls, and VCT (in the existing server room), all as shown on Exhibit F-2; (iii) the removal of name decals from glass in private offices; and (iv) such removal of debris and such cleaning as is necessary to put the Temporary Space in “broom clean” condition. Without limiting the foregoing, upon the expiration of the Temporary Space Term, all provisions (including Sections 8.15 and 16) of this Lease that would apply to the Premises upon the expiration of this Lease with respect to the Premises shall apply to the Temporary Space.

Exhibit F

1

2.	Letter of Credit.

2.1.

General Provisions. Concurrently with its execution and delivery of this Lease, Tenant shall deliver to Landlord, as collateral for Tenant’s performance of its obligations under this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) that (a) is substantially in the form of Exhibit F-3 (or another form approved by Landlord in its sole and absolute discretion), (b) is in the amount of $500,000.00 (the “Letter of Credit Amount”), (c) names Landlord as beneficiary, and (d) is issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement (defined below) and is otherwise acceptable to Landlord in its reasonable discretion. For purposes hereof, a financial institution shall be deemed to meet the “Minimum Financial Requirement” at a particular time only if such financial institution then (i) has not been placed into receivership by the FDIC, and (ii) has a financial strength that, in Landlord’s good faith judgment, is not less than that which is then generally required by Landlord and its Affiliates as a condition to accepting letters of credit in support of new leases. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) occurring 60 days after the expiration or earlier termination of this Lease.

2.2.	Replacement of Letter of Credit.

A.

If the Letter of Credit held by Landlord expires or terminates before the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver to Landlord, not later than 45 days before such expiration or termination, a new Letter of Credit, or a certificate of renewal or extension of the Letter of Credit held by Landlord, in an amount not less than the Letter of Credit Amount (less the amount of any unapplied Proceeds (defined in Section 2.3 below) then held by Landlord) and otherwise satisfying all of the requirements set forth in the first sentence of Section 2.1 above (the “LC Requirements”).

Exhibit F

2

B.

If, at any time before the Final LC Expiration Date, the financial institution that issued (or confirmed) the Letter of Credit held by Landlord does not meet the Minimum Financial Requirement, then Tenant, within 10 business days after Landlord’s demand, shall deliver to Landlord, in replacement of such Letter of Credit, a new Letter of Credit that (i) is issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement and is otherwise acceptable to Landlord in its reasonable discretion, and (ii) is in an amount not less than the Letter of Credit Amount (less the amount of any unapplied Proceeds then held by Landlord) and otherwise satisfies all of the LC Requirements, whereupon Landlord shall return to Tenant the Letter of Credit that is being replaced.

C.

If, at any time before the Final LC Expiration Date, the amount of the Letter of Credit held by Landlord is less than the Letter of Credit Amount (less the amount of any unapplied Proceeds then held by Landlord), then Tenant, within five (5) business days after Landlord’s demand, shall either (i) deliver to Landlord an additional Letter of Credit that is in an amount not less than the amount of such shortfall and otherwise satisfies all of the LC Requirements, or (ii) deliver to Landlord, in replacement of the Letter of Credit held by Landlord, a new Letter of Credit that is in an amount not less than the Letter of Credit Amount (less the amount of any unapplied Proceeds then held by Landlord) and otherwise satisfies all of the LC Requirements (whereupon, in the case of this clause (ii), Landlord shall return to Tenant the Letter of Credit that is being replaced).

2.3.

Drawings Under Letter of Credit; Use of Proceeds. If Tenant breaches any provision of this Lease (including any provision of Section 2.2 above), Landlord, without limiting its remedies and without notice to Tenant, may draw upon the Letter of Credit and either (a) use all or part of the proceeds of the Letter of Credit (“Proceeds”) to cure such breach and compensate Landlord for any loss or damage caused by such breach, including any damage for which recovery may be made under California Civil Code § 1951.2, or (b) hold the Proceeds, without segregation, until they are applied as provided in the preceding clause (a) or paid to Tenant pursuant to Section 2.4 below.

2.4.

Payment of Unapplied Proceeds to Tenant. Upon receiving any new or additional Letter of Credit (or any certificate of renewal or extension of a Letter of Credit) satisfying the applicable requirements of Section 2.2 above, Landlord shall pay to Tenant any unapplied Proceeds then held by Landlord, except to the extent, if any, that the amount of the Letter of Credit then held by Landlord is less than the Letter of Credit Amount. In addition, any unapplied Proceeds shall be paid to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required under this Lease, or (c) determination of the final Rent due from Tenant.

Exhibit F

3

2.5.

Nature of Letter of Credit and Proceeds. Landlord and Tenant acknowledge and agree that, subject to the terms of this Section 2, neither the Letter of Credit nor any Proceeds are (i) the property of Tenant or its bankruptcy estate, or (ii) intended to serve as, or in lieu of, a security deposit.

2.6.

Reduction of Letter of Credit Amount. Notwithstanding any contrary provision hereof, provided that no Default then exists, the Letter of Credit Amount shall be reduced on the following dates (each, a “Reduction Effective Date”) to be equal to the following corresponding amounts (each, a “Reduced Amount”): (a) $400,000.00 on the first day of the 20th full calendar month of the Term; (b) $300,000.00 on the first day of the 30th full calendar month of the Term; (c) $200,000.00 on the first day of the 40th full calendar month of the Term; and (d) $100,000.00 on the first day of the 50th full calendar month of the Term. If the Letter of Credit Amount is reduced in accordance with this Section 2.6, Tenant shall either (a) deliver to Landlord a new Letter of Credit in the amount of the Reduced Amount and otherwise satisfying the LC Requirements, whereupon Landlord shall return the Letter of Credit then held by Landlord (the “Existing Letter of Credit”) to Tenant within 30 days after the later of Landlord’s receipt of such new Letter of Credit or the Reduction Effective Date, or (b) deliver to Landlord an amendment to the Existing Letter of Credit, executed by and binding upon the issuer of the Existing Letter of Credit and in a form reasonably acceptable to Landlord, reducing the amount of the Existing Letter of Credit to the Reduced Amount, whereupon Landlord shall execute and return such amendment to Tenant within 30 days after the later of Landlord’s receipt of such amendment or the Reduction Effective Date.

3.

Early Entry. Tenant may enter the Premises (i) after installation of the ceiling grid in the Premises and before the Commencement Date, solely for the purpose of installing telecommunications and data cabling in the Premises, and (ii) after installation of the carpeting or other flooring in the Premises and before the Commencement Date, solely for the purpose of installing equipment, furnishings and other personal property in the Premises. During any such period of early entry, (a) all of Tenant’s obligations under this Lease, except the obligation to pay Monthly Rent, shall apply, and (b) Tenant shall be entitled to use the Common Area restrooms pursuant to the terms of this Lease, to receive the I-IVAC, utility and elevator services described in Section 6.1 of this Lease, and to use the Parking Facility pursuant to Section 24 of this Lease, all without additional charge. Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter the Premises pursuant to this Section 3 if Landlord reasonably determines that such entry is endangering individuals working in the Premises or is delaying completion of the Tenant Improvement Work.

4.	Acceleration Option.

4.1.

Tenant shall have the right (the “Acceleration Option”) to accelerate the expiration date of this Lease, with respect to the entire Premises only, from the Expiration Date to the last day of the 36th full calendar month following the Commencement Date (the “Accelerated Expiration Date”) (the “Acceleration”) if:

Exhibit F

4

(a)	Tenant delivers to Landlord, at least 12 months before the Accelerated Expiration Date, a written notice (the “Acceleration Notice”) exercising the Acceleration Option.

(b)	no Default exists when Tenant delivers the Acceleration Notice to Landlord;

(c)

no part of the Premises is sublet past the Accelerated Expiration Date when Tenant delivers the Acceleration Notice to Landlord (unless Tenant, not later than when delivering the Acceleration Notice, validly terminates such sublease, effective as of a date occurring not later than the Accelerated Expiration Date, and provides Landlord with reasonable documentation of such termination); and

(d)	this Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Acceleration Notice to Landlord.

4.2.

If Tenant validly exercises the Acceleration Option, then (i) notwithstanding any contrary provision of this Lease, but subject to the terms of this Section 4, the Term shall expire, with respect to the entire Premises, on the Accelerated Expiration Date with the same force and effect as if such term were, by the provisions of this Lease, fixed to expire on the Accelerated Expiration Date; and (ii) without limiting the foregoing:

(a)	Tenant shall surrender the Premises to Landlord in accordance with the terms of this Lease on or before the Accelerated Expiration Date;

(b)

Tenant shall remain liable for all Rent and other amounts payable under this Lease for the period up to and to and including the Accelerated Expiration Date, even though billings for such amounts may occur after the Accelerated Expiration Date;

(c)	Tenant’s restoration obligations shall be as set forth in this Lease;

(d)	if Tenant fails to surrender any portion of the Premises on or before the Accelerated Expiration Date, Tenant’s tenancy shall be subject to Section 16 of this Lease; and

(e)

any other rights or obligations of Landlord or Tenant under this Lease that, in the absence of the Acceleration, would have survived the scheduled expiration date of this Lease shall survive the Accelerated Expiration Date.

4.3.

If Tenant exercises the Acceleration Option, then Tenant shall pay to Landlord, as a fee in connection with the acceleration of the expiration date of this Lease and not as a penalty, the amount of $770,000.00 (the “Acceleration Fee”).

Exhibit F

5

4.4.	[Intentionally Omitted. ]

4.5.

If Tenant validly exercises the Acceleration Option, Landlord shall prepare an amendment (the “Acceleration Amendment”) reflecting the same. Landlord shall deliver the Acceleration Amendment to Tenant within a reasonable time after receiving the Acceleration Notice, and Tenant shall execute and return (or provide Landlord with reasonable written objections to) the Acceleration Amendment to Landlord within 15 days after receiving it. At Landlord’s option, an otherwise valid exercise of the Acceleration Option shall be fully effective whether or not the Acceleration Amendment is executed.

4.6.

Notwithstanding any contrary provision of this Lease, from and after the date Tenant delivers an Acceleration Notice to Landlord, (a) any unexercised right or option of Tenant to renew or extend the Term or to expand the Premises (whether in the form of an expansion option, right of first offer or refusal, or any other similar right), and any outstanding tenant improvement allowance or other allowance not claimed and properly used by Tenant in accordance with this Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect, and (b) Tenant shall not sublease all or any portion of the Premises for any period following the Accelerated Expiration Date.

5.	Extension Option.

5.1.

Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one (1) additional period of five (5) years beginning on the Expiration Date and ending on the 5th anniversary of the Expiration Date (the “Extension Term”), if:

(a)	not less than 10 and not more than 13 full calendar months before the Expiration Date, Tenant delivers written notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option;

(b)	no Default exists when Tenant delivers the Extension Notice;

(c)	not more than 10% of the Premises is sublet (other than to an Affiliate of Tenant) when Tenant delivers the Extension Notice; and

(d)	this Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

5.2.	Terms Applicable to Extension Term.

A.

During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market (defined in Section 5.5 below) rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of the Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of this Lease.

Exhibit F

6

B.

During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with this Lease. For the avoidance of doubt, during the Extension Term the Base Year shall be modified, if at all, in accordance with the determination of the Prevailing Market rate.

5.3.	Procedure for Determining Prevailing Market.

A.

Initial Procedure. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant written notice (“Landlord’s Notice”) stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in Landlord’s Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 5.3.B below shall apply.

B.	Dispute Resolution Procedure.

1.

If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select a broker or agent (an “Agent”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each Agent so selected shall be licensed as a real estate broker or agent and in good standing with the California Department of Real Estate, and shall have had at least five (5) years’ experience within the previous 10 years as a commercial real estate broker or agent working in Glendale, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building.

2.

If each party selects an Agent in accordance with Section 5.3.B.1 above, the parties shall cause their respective Agents to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such Agents shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Agents fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the Agents to select a third Agent meeting the above criteria (and if the Agents fail to agree upon such third Agent within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third Agent). Promptly upon selection of such third Agent, the parties shall instruct such Agent (or, if only one of the parties has selected an Agent within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such Agent) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such Agent (the “Final Agent”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Final Agent believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Agent and of any experts retained by the Final Agent. Any fees of any other broker, agent, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such broker, agent, counsel or expert.

Exhibit F

7

C.

Adjustment. If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in effect during the last month ending on or before the expiration date of this Lease until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Exhibit F Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under this Lease.

5.4.

Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 5.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the expiration date of this Lease, and other appropriate terms in accordance with this Section 5, and Tenant shall execute and return (or provide Landlord with reasonable objections to) the Extension Amendment within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 5.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

Exhibit F

8

5.5.

Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Glendale, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

6.	Right of First Offer.

6.1.	Grant of Option; Conditions.

A.

Subject to the terms of this Section 6, Tenant shall have a right of first offer (“Right of First Offer”) with respect to each of the following suites and each portion thereof (each, a “Potential Offering Space”): (i) the 7,816 rentable square feet known as Suite No. 650 on the sixth (6th) floor of the Building and shown on the demising plan attached to the Lease as Exhibit F-4, and (ii) the 2,814 rentable square feet known as Suite No. 665 on the sixth (6th) floor of the Building and shown on the demising plan attached to the Lease as Exhibit F-4. Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord, subject to the terms of this Section 6, shall provide Tenant with a written notice (for purposes of this Section 6, an “Advice”) advising Tenant of the material terms on which Landlord is prepared to lease such Potential Offering Space (sometimes referred to herein as an “Offering Space”) to Tenant, which terms shall be consistent with Section 6.2 below. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not leased to a third party as of the date of mutual execution and delivery of this Lease, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space; and (ii) if such Potential Offering Space is leased to a third party as of the date of mutual execution and delivery of this Lease, such Potential Offering Space shall be deemed to become Available when Landlord has determined that (a) such third-party tenant will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space, and (b) no occupant of such Potential Offering Space claiming under such third-party tenant will enter into a new lease for such Potential Offering Space (provided, however, that this clause (b) shall not apply unless Landlord has leased such Offering Space to such third-party tenant after the date of this Lease and as permitted under this Section 6.1). Upon receiving an Advice, Tenant may lease the Offering Space, in its entirety only, under the terms set forth in the Advice, by delivering to Landlord a written notice of exercise (for purposes of this Section 6, a “Notice of Exercise”) within three (3) business days after receiving the Advice.

Exhibit F

9

B.

If Tenant receives an Advice but does not deliver a Notice of Exercise within the period of time required under Section 6.1.A above, then Landlord may lease the Offering Space to any party on the terms set forth in the Advice or on any other terms that are not substantially more favorable to the tenant than those set forth in the Advice; provided, however, that (i) if Landlord either (a) fails to so lease the Offering Space within six (6) months after the expiration of such time period, or (b) without first leasing the Offering Space as permitted under this Section 6.1, proposes to lease the Offering Space to a prospective tenant on material terms that are substantially more favorable to the tenant than those set forth in the Advice, then Section 6.1.A above shall apply again as if Landlord had not provided the Advice to Tenant. For purposes hereof, the material terms offered to another party (for purposes of this Section 6.1.B, the “Proposed Terms”) shall not be deemed to be substantially more favorable than those set forth in an Advice unless the annualized net present value of the rent for the Offering Space as provided under the Proposed Terms is less than 90% of the annualized net present value of the rent for the Offering Space as provided under the Advice, as determined in good faith by Landlord using a discount rate selected in good faith by Landlord and taking into account all proposed material terms relating to the Offering Space, including the length of the term, the net rent, any base year, any tax or expense escalation or other financial escalation, and any allowances or other financial concessions, but excluding any right to extend the term or any right to expand the leased premises (whether in the form of an expansion option, a right of first offer or refusal, or any similar right).

C.

Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice if any of the following conditions exists when Landlord would otherwise deliver the Advice; and (ii) if Tenant receives an Advice from Landlord, Tenant shall not be entitled to lease the Offering Space based on such Advice if any of the following conditions exists:

Exhibit F

10

(1)	a Default exists;

(2)	more than 10% of the Premises is sublet (other than to an Affiliate of Tenant);

(3)	this Lease has been assigned (other than pursuant to a Permitted Transfer); or

(4)	Tenant is not occupying the Premises.

If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice, or Tenant, after receiving an Advice, is not entitled to lease the Offering Space based on such Advice, then Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

6.2.	Terms for Offering Space.

A.	The term for the Offering Space shall be coterminous with the term for the balance of the Premises.

B.

The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of this Lease; provided, however, that the provisions of the Advice shall prevail to the extent they conflict with the provisions of this Lease.

C.

Tenant shall pay Monthly Rent for the Offering Space in accordance with the provisions of the Advice. The Advice shall reflect the Prevailing Market (defined in Section 6.5 below) rate for the Offering Space as determined in Landlord’s reasonable judgment. For the avoidance of doubt, a tenant improvement allowance for the Offering Space shall be set forth in the Advice, if at all, in accordance with the determination of the Prevailing Market rate.

D.

Except as may be otherwise provided in the Advice, (i) the Offering Space (including improvements and personality, if any) shall be accepted by Tenant in its configuration and condition existing on the earlier of the date Tenant takes possession of the Offering Space or the commencement date for the Offering Space (provided that nothing in this clause (i) shall limit Landlord’s obligations under Section 7.1 of this Lease with respect to the Offering Space); and (ii) if Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space and any obligation of Landlord to tender possession of, permit entry to, or perform alterations to the Offering Space shall be deferred until after Landlord has obtained possession of the Offering Space.

Exhibit F

11

6.3.	Termination of Right of First Offer; Ongoing Right.

A.

Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, after the last day of the 36th full calendar month of the Term.

B.

If Landlord leases a Potential Offering Space to a third party as permitted under Section 6.1 above and subsequently determines that such Potential Offering Space has again become Available, then the provisions of this Section 6 shall apply again to such Potential Offering Space.

6.4.

Offering Amendment. If Tenant validly exercises its Right of First Offer, Landlord, within a reasonable period of time thereafter, shall prepare and deliver to Tenant an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Share, and other appropriate terms in accordance with this Section 6. Tenant shall execute and return the Offering Amendment to Landlord within 15 days after receiving it, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

6.5.

Definition of Prevailing Market. For purposes of this Section 6, “Prevailing Market” means the arms-length, fair-market, annual rental rate per rentable square foot, under renewal and expansion leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder, for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the Glendale, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; and (ii) any material differences in configuration or condition between the Offering Space and any comparison space.

7.	Right of First Refusal.

7.1.	Grant of Option; Conditions.

A.

Subject to the terms of this Section 7, Tenant shall have a right of first refusal (“Right of First Refusal”) with respect to the entirety (and each portion) of the rentable area on the 4th floor of the Building (such area or portion thereof, a “Potential Refusal Space”). Tenant’s Right of First Refusal shall be exercised as follows: If Landlord has a prospective tenant interested in leasing a Potential Refusal Space (other than to a then existing tenant or occupant thereof), then, subject to the terms of this Section 7, Landlord, before leasing such Potential Refusal Space to such prospective tenant, shall provide Tenant with a written notice (for purposes of this Section 7, an “Advice”) advising Tenant of the material terms on which Landlord is prepared to lease such Potential Refusal Space (sometimes referred to herein as a “Refusal Space”) to such prospective tenant. Upon receiving an Advice, Tenant may lease the Refusal Space, in its entirety only, under the terms set forth in the Advice, by delivering to Landlord a written notice of exercise (for purposes of this Section 7, a “Notice of Exercise”) within three (3) business days after receiving the Advice.

Exhibit F

12

B.

If Tenant receives an Advice but does not deliver a Notice of Exercise within the period of time required under Section 7.1.A above, then (i) Landlord may lease the Refusal Space to any party on the terms set forth in the Advice or on any Exhibit F other terms that are not more favorable to the tenant than those set forth in the Advice; and (ii) if Landlord, without first leasing the Refusal Space as permitted under this Section 7.1, proposes to lease the Refusal Space to a prospective tenant (other than to a then existing tenant or occupant thereof) on material terms that are more favorable to the tenant than those set forth in the Advice, then Section 7.1.A above shall apply again as if Landlord had not provided the Advice to Tenant. For purposes hereof, the material terms offered to another party (for purposes of this Section 7.1.B, the “Proposed Terms”) shall not be deemed to be more favorable than those set forth in an Advice unless the annualized net present value of the rent for the Refusal Space as provided under the Proposed Terms is less than the annualized net present value of the rent for the Refusal Space as provided under the Advice, as determined in good faith by Landlord using a discount rate selected in good faith by Landlord and taking into account all proposed material terms relating to the Refusal Space, including the length of the term, the net rent, any base year, any tax or expense escalation or other financial escalation, and any allowances or other financial concessions, but excluding any right to extend the term or any right to expand the leased premises (whether in the form of an expansion option, a right of first offer or refusal, or any similar right).

C.

Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice if any of the following conditions exists when Landlord would otherwise deliver the Advice; and (ii) if Tenant receives an Advice from Landlord, Tenant shall not be entitled to lease the Refusal Space based on such Advice if any of the following conditions exists:

(1)	a Default exists;

Exhibit F

13

(2)	more than 10% of the Premises is sublet (other than to an Affiliate of Tenant);

(3)	this Lease has been assigned (other than pursuant to a Permitted Transfer); or

(4)	Tenant is not occupying the Premises.

If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice, or Tenant, after receiving an Advice, is not entitled to lease the Refusal Space based on such Advice, then Landlord may lease the Refusal Space to any party on any terms determined by Landlord in its sole and absolute discretion.

7.2.	Terms for Refusal Space.

A.

Section 5 above shall not apply to the Refusal Space unless the term for the Refusal Space is coterminous with the term for the balance of the Premises, in which case, notwithstanding any contrary provision of Section 7.1.A above, the Advice shall not be required to include any extension or renewal option.

B.

The term for the Refusal Space shall commence on the commencement date stated in the Advice and thereupon the Refusal Space shall be considered a part of the Premises subject to the provisions of this Lease; provided, however, that the provisions of the Advice (including the provision of the Advice establishing the expiration date for the Refusal Space) shall prevail to the extent they conflict with the provisions of this Lease.

C.	Tenant shall pay Monthly Rent for the Refusal Space in accordance with the provisions of the Advice.

D.

Except as may be otherwise provided in the Advice, (i) the Refusal Space (including improvements and personality, if any) shall be accepted by Tenant in its configuration and condition existing on the earlier of the date Tenant takes possession of the Refusal Space or the commencement date for the Refusal Space (provided that nothing in this clause (i) shall limit Landlord’s obligations under Section 7.1 of this Lease with respect to the Refusal Space); and (ii) if Landlord is delayed in delivering possession of the Refusal Space by any holdover or unlawful possession of the Refusal Space by any party, Landlord shall use reasonable efforts to obtain possession of the Refusal Space and any obligation of Exhibit F Landlord to tender possession of, permit entry to, or perform alterations to the Refusal Space shall be deferred until after Landlord has obtained possession of the Refusal Space.

Exhibit F

14

7.3.	Termination of Right of First Refusal; One-Time Right.

A.

Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Refusal, after the last day of the 36th full calendar month of the Term.

B.

Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Refusal, with respect to any Potential Refusal Space after the earlier of (i) the date, if any, on which Landlord leases such Potential Refusal Space or any other Potential Refusal Space to a third party as permitted under Section 7.1.B above, or (ii) the date, if any, on which Landlord becomes entitled to lease such Potential Refusal Space or any other Potential Refusal Space to a third party under Section 7.1.0 above.

7.4.

Refusal Amendment. If Tenant validly exercises its Right of First Refusal, Landlord, within a reasonable period of time thereafter, shall prepare and deliver to Tenant an amendment (the “Refusal Amendment”) adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Share, and other appropriate terms in accordance with this Section 7. Tenant shall execute and return the Refusal Amendment to Landlord within 15 days after receiving it, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Amendment is executed.

8.	Monument Signage.

8.1.

Tenant’s Right to Monument Signage. Subject to the terms of this Section 8, from and after the Commencement Date, Tenant shall have the right to have signage (“Tenant’s Monument Signage”) bearing Tenant’s Name (defined below) installed on a panel of the monument sign located on Brand Boulevard (the “Monument Sign”), as shown on Exhibit F-5 attached to this Lease. As used herein, “Tenant’s Name” means, at any time, at Tenant’s discretion, (i) the name of Tenant set forth in the first paragraph of this Lease (“Tenant’s Existing Name”), or (ii) if Tenant’s name is not then Tenant’s Existing Name, then Tenant’s name, provided that such name is compatible with a first-class office building, as determined by Landlord in its reasonable discretion. Notwithstanding any contrary provision hereof, (i) Tenant’s rights under this Section 8 shall be personal to the party named as Tenant in the first paragraph of this Lease (“Original Tenant”) and to any successor to Original Tenant’s interest in this Lease that acquires its interest in this Lease solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party; and (ii) if at any time a Signage Default (defined below) occurs or the Minimum Occupancy Requirement (defined below) is not satisfied, then, at Landlord’s option (which shall not be deemed waived by the passage of time), Tenant shall no longer have any further rights under this Section 8, even if such Signage Default is later cured and/or the Minimum Occupancy Requirement later becomes satisfied, as applicable. For purposes hereof, a “Signage Default” shall be deemed to occur if and only if (x) after a Default occurs, Landlord provides Tenant with notice that Tenant may lose its right to Tenant’s Monument Signage under this Section 8 if Tenant fails to cure such Default within five (5) business days after such notice, and (y) such Default is not cured within such 5-business-day period. For purposes hereof, the “Minimum Occupancy Requirement” shall be deemed satisfied if and only if a portion of the Premises containing at least 21,253 rentable square feet has not been subleased (other than to an Affiliate of Tenant).

Exhibit F

15

8.2.

Landlord’s Approval. Any proposed Tenant’s Monument Signage shall comply with all applicable Laws and shall be subject to Landlord’s prior written consent. Without limitation, Landlord may withhold consent to any Tenant’s Monument Signage that, in Landlord’s sole judgment, is not harmonious with the design standards of the Building and Monument Sign, and Landlord may require that Tenant’s Monument Signage be of the same size and style as the other signage on the Monument Sign. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used in Tenant’s Monument Signage; and (if applicable and Landlord consents thereto) any arrangements for illumination.

8.3.

Fabrication; Installation; Maintenance; Removal; Costs. Landlord shall (a) fabricate (substantially in accordance with Tenant’s design approved by Landlord), install and, at the expiration or earlier termination of Tenant’s rights under this Section 8, remove Tenant’s Monument Signage; and (b) maintain, repair, and (if applicable) illuminate the Monument Sign. Tenant shall reimburse Landlord, promptly upon demand, for (x) all costs incurred by Landlord in fabricating, installing or removing Tenant’s Monument Signage, and (y) Tenant’s pro rata share (as determined taking into account any other parties using the Monument Sign) of all costs incurred by Landlord in maintaining, repairing and (if applicable) illuminating the Monument Sign. Except as provided in this Section 8.3, Tenant shall not be required to pay any fees with respect to the Monument Sign.

9.

California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

10.

Asbestos Notification. Tenant acknowledges that it has received the asbestos notification letter attached to this Lease as Exhibit G, disclosing the existence of asbestos in the Building. Tenant agrees to comply with the California “Connelly Act” and other applicable laws, including by providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable laws.

Exhibit F

16

EXHIBIT F-1

801 NORTH BRAND

GLENDALE, CALIFORNIA

OUTLINE OF TEMPORARY SPACE

See Attached

SERVICE TITAN TEMP SPACE SUITE 908

Exhibit F-1

1

EXHIBIT F-2

801 NORTH BRAND

GLENDALE, CALIFORNIA

TEMPORARY SPACE WORK

See Attached

Exhibit F-2

1

EXHIBIT F-3

801 NORTH BRAND

GLENDALE, CALIFORNIA

FORM OF LETTER OF CREDIT

See Attached

Wells Fargo Bank, N. A. U. S. Trade Services Standby letters of Credit 749 Davis Street, 2nd Floor MAC A0283-023, San Lendro, CA 94577-6922 Phone; [***] E-Mail: [***]

This sample wording is presented without any responsibility on our part. This draft is provide to you a suggestion only at your request.

Please not that the draft remains unissued and is not an enforceable instrument.

Wording Reviewed and Approved:

By:
Applicant Signature

This form is an integral part of the application and agreement for the issuance of your Standby Letter of Credit. The Letter of Credit cannot be issued until this draft is returned to us with the Application’s Signature above.

Irrevocable Standby Letter Of Credit

Number: IS0313145U

Issue Date: June 26, 2015

BENEFICIARY	APPLICANT

BRE BRAND CENTRAL HOLDINGS L.L.C C/O EQUITY OFFICE ATTN: LEASE ADMINISTRATION 222 SOUTH RIVERSIDE PLACE, SUITE 2000 CHICAGO, ILLINOIS 60606	SERVICETITAN, INC. 425 W. BROADWAY STE 100 GLENDALE, CALIFORNIA 91204

Exhibit F-3

1

LETTER OF CREDIT ISSUED AMOUNT	USD 500,000.00	EXPIRY DATE	JUNE 26, 2016

LADIES AND GENTLEMAN:

AT THE REQUEST AND FOR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT, WE HEREBY ISSUE OUR IRREVOCABLE STANDY LETTER OF CREDIT IN YOUR FAVOR IN THE AMOUNT OF FIVE HUNDRED THOUSAND AND 00/100 UNITED STATES DOLLARS (USD 500,000.00) AVAILABLE WITH US AT OUR ABOVE OFFICE BY PAYMENT AGAINST PRESENTATION OF THE FOLLOWING DOCUMENTS:

1.   A DRAFT DRAWN ON US AT SIGHT MARKED “DRAWN UNDER WELLS FARGO BANK, N.A. STANDBY LETTER OF CREDIT NO. IS0313145U”

2.   THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS THERETO.

3.   A DATED STATEMENT ISSUED ON THE LETTERHEAD OF THE BENEFICIARY AND PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE STATING:

THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF WELLS FARGO BANK, N.A. LETTER OF CREDIT NO. IS0313145U CERTIFIES THAT THE AMOUNT OF THE DRAFT ACCOMPANYING THIS STATEMENT REPRESENTS THE AMOUNT DUE TO BENEFICIARY PURSUANT TO AND IN CONNECTION WITH THAT CERTAIN LEASE DATED [INSERT DATE] BETWEEN BRE BRAND CENTRAL HOLDINGS L.L.C. AND SERVICETITAN, INC. (AS SUCH LEASE MAY BE AMENDED, RESTATED OR REPLACED). WE THEREFORE DEMAND PAYMENT IN THE AMOUNT OF (INSERT AMOUNT) AS SAME IS DUE AND OWING.

THIS LETTER OF CREDIT EXPIRES AT OUR ABOVE OFFICE ON JUNE XX, 2016. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT SUCH EXPIRATION DATE SHALL BE DEEMED AUTOMATICALLY EXTENDED, WITHOUT WRITTEN AMENDMENT, FOR ONE YEAR PERIODS TO JUNE XX IN EACH SUCCEEDING CALENDAR YEAR, UNLESS AT LEAST NINETY (90) DAYS PRIOR TO SUCH EXPIRATION DATE WE SEND WRITTEN NOTICE TO YOU AT YOUR ADDRESS ABOVE BY OVERNIGHT COURIER OR REGISTERED MAIL WITH A COPY OF SUCH NOTICE BEING SENT BY THE SAME METHOD TO BRE BRAND CENTRAL HOLDINGS L.L.C. , C/O EQUITY OFFICE, 801 NORTH BRAND BOULEVARD, SUITE 195, GLENDALE, CALIFORNIA 91203, ATTN: BUILDING MANAGER THAT WE ELECT NOT TO EXTEND THE EXPIRATION DATE OF THIS LETTER OF CREDIT BEYOND THE DATE SPECIFIED IN SUCH NOTICE. THIS STANDBY LETTER OF CREDIT SHALL NOT BE EXTENDED BEYOND DECEMBER 31, 2019 WHICH WILL BE CONSIDERED THE FINAL EXPIRATION DATE. ANY REFERENCE TO A FINAL EXPIRATION DATE DOES NOT IMPLY THAT WELLS FARGO BANK, N.A. IS OBLIGATED TO EXTEND THIS CREDIT BEYOND THE INITIAL EXPIRY DATE OR ANY EXTENDED DATE HEREOF.

Exhibit F-3

2

THE ADDITIONAL NOTIFICATION OF NON-EXTENSION TO BE SENT TO BRE BRAND CENTRAL HOLDINGS, LLC IS A COURTESY NOTIFICATION, AND OUR FAILURE TO SEND SUCH COURTESY NOTIFICATION WILL NOT CAUSE THIS LETTER OF CREDIT TO EXTEND FOR ANY ADDITIONAL PERIOD OF TIME.

UPON OUR SENDING YOU SUCH NOTICE OF THE NON-EXTENSION OF THE EXPIRATION DATE OF THIS LETTER OF CREDIT, YOU MAY ALSO DRAW UNDER THIS LETTER OF CREDIT, ON OR BEFORE THE EXPIRATION DATE SPECIFIED IN SUCH NOTICE, BY PRESENTATION OF THE FOLLOWING DOCUMENTS TO US AT OUR ABOVE ADDRESS:

1. A DRAFT DRAWN ON US AT SIGHT MARKED “DRAWN UNDER WELLS FARGO BANK, N. A. STANDBY LETTER OF CREDIT NO IS0313145U.”

2. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS THERETO.

3. A DATED STATEMENT ISSUED ON THE LETTERHEAD OF THE BENEFICIARY AND PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE STATING:

THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF WELLS FARGO BANK, N. A. LETTER OF CREDIT NO. IS0313145U, HEREBY CERTIFIES THAT BENEFICIARY HAS RECEIVED NOTIFICATION FROM WELLS FARGO BANK, N. A. THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED PAST ITS CURRENT EXPIRATION DATE. THE UNDERSIGNED FURTHER CERTIFIES THAT (I) AS OF THE DATE OF THIS STATEMENT, BENEFICIARY HAS NOT RECEIVED A LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO BENEFICIARY AS A REPLACEMENT; AND (II) SERVICETITAN, INC. HAS NOT BEEN RELEASED FROM ITS OBLIGATIONS.

MULTIPLE AND PARTIAL DRAWING(S) ARE PERMITTED UNDER THIS LETTER OF CREDIT; PROVIDED, HOWEVER, THAT THE TOTAL AMOUNT OF ANY PAYMENT(S) MADE UNDER THIS LETTER OF CREDIT WILL NOT EXCEED THE TOTAL AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

IN THE EVENT OF PARTIAL DRAWINGS WHERE MULTIPLE DRAWINGS ARE NOT PROHIBITED, WELLS FARGO BANK, N. A. SHALL ENDORSE THE ORIGINAL OF THIS LETTER OF CREDIT AND RETURN IT TO THE BENEFICIARY.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER, ANY SUCH TRANSFER MAY BE EFFECTED ONLY THROUGH WELLS FARGO BANK, N. A. AND ONLY UPON PRESENTATION TO US AT OUR PRESENTATION OFFICE SPECIFIED HEREIN OF A DULY EXECUTED TRANSFER REQUEST IN THE FORM ATTACHED HERETO AS EXHIBIT A, WITH INSTRUCTIONS THEREIN IN BRACKETS COMPLIED WITH, TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENT THERETO. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL OF THIS LETTER OF CREDIT, AND WE SHALL DELIVER SUCH ORIGINAL TO THE TRANSFEREE. THE TRANSFEREE’S NAME SHALL AUTOMATICALLY BE SUBSTITUTED FOR THAT OF THE BENEFICIARY WHEREVER SUCH BENEFICIARY’S NAME APPEARS WITHIN THIS LETTER OF CREDIT. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT ARE FOR THE APPLICANTS ACCOUNT, AND PAYMENT OF SUCH CHARGES SHALL NOT BE A CONDITION TO THE TRANSFER.

Exhibit F-3

3

WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS, AND EXECUTIVE AND JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U. S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT (INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT) THAT IS REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF REPRESENTED TOGETHER WITH DOCUMENT(S) AS SPECIFIED ABOVE AT OUR OFFICE LOCATED AT 794 DAVIS STREET, 2ND FLOOR, MAIL CODE A0283-023, SAN LEANDRO, CA 94577-6922, ATTENTION: STANDBY LETTER OF CREDIT DEPT. ON OR BEFORE THE ABOVE STATED EXPIRY DATE, OR ANY EXTENDED EXPIRY DATE IF APPLICABLE. WE WILL HONOR YOUR DRAWS AGAINST THIS LETTER OF CREDIT WITHOUT INQUIRY INTO THE ACCURACY OF YOUR SIGNED STATEMENTS AND REGARDLESS OF WHETHER THE APPLICANT DISPUTES THE CONTENT OF SUCH STATEMENTS.

THIS IRREVOCABLE STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. THIS UNDERTAKING IS INDEPENDENT OF AND SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR INCORPORATED BY REFERENCE TO ANY DOCUMENT, CONTRACT OR AGREEMENT REFERENCED HEREIN OTHER THAN THE STIPULATED ICC RULES AND GOVERNING LAWS.

Exhibit F-3

4

CANCELLATION PRIOR TO EXPIRATION: YOU MAY RETURN THIS LETTER OF CREDIT TO US FOR CANCELLATION PRIOR TO ITS EXPIRATION PROVIDED THAT THIS LETTER OF CREDIT IS ACCOMPANIED BY YOUR WRITTEN AGREEMENT TO ITS CANCELLATION. SUCH WRITTEN AGREEMENT TO CANCELLATION SHOULD SPECIFICALLY REFERENCE THIS LETTER OF CREDIT BY NUMBER, CLEARLY INDICATE THAT ITS IS BEING RETURNED BY CANCELLATION AND BE SIGNED BY PERSON IDENTIFYING THEMSELVES AS AUTHORIZED TO SIGN FOR YOU.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDY PRACTICE 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

Very truly Yours,

WELLS FARGO BANK, N.A.

By:
Authorized Signature

The original of the Letter of Credit contain an embossed seal over the Authorized Signature.

Please direct any written correspondence or inquiries regarding this Letter of Credit, always quoting our reference number, to Wells Fargo Bank, National Association, Attn: U. S. Standby Trade Services

at either		or
	794 Davis Street, 2nd Floor MAC A0283-023 San Leandro, CA 94577-6922		401 N. Research Pkwy, 1st Floor MAC D404-017 WINSTON-SALEM, NC 27101-4157

Phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals

1-800-798-2815 Option 1 (Hours of Operation: 8:00 a.m. PT to 5:00 p.m. PT)	1-800-776-3862 Option 2 (Hours of Operation: 8:00 a.m. EST to 5:30 p.m. EST)

Exhibit F-3

5

EXHIBIT A

TRANSFER REQUEST OF WELLS FARGO BANK, N.A. IRREVOCABLE STANDBY

LETTER OF CREDIT NUMBER IS031315U

TO: WELL FARGO BANK, N. A.	DATE:

U. S. TRADE SERVICES	U. S. TRADE SERVCIES

STANDBY LETTER OF CREDIT DEPARTMENT 794 DAVIS STREET, 2ND FLOOR, MAC A0283-023 SAN LEANDRO CALIFORNIA 94577-6922	STANDBY LETTER OF CREDIT DEPATMENT 401 N. RESEARCH PKWY. , MAC D4004-012 WINSTON-SALEM, NORTH CAROLINA 27101

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY OF THE ABOVE DESCRIBED LETTER OF CREDIT (THE “RANSFEROR”) HEREBY IRREVOCABLY TRANSFERS ALL ITS RIGHTS UNDER THE LETTER OF CREDIT AS AMENDMENT TO THIS DATE (THE “CREDIT”) TO THE FOLLOWING TRANSFEREE (THE “TRANSFEREE”):

NAME OF TRANSFEREE

ADDRESS

BY THIS TRANSFER, ALL RIGHT OF TRANSFEROR IN TH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANFEREE, AND THE TRANSFEREE SHALL BE THE SOLE BENEFICIARY OF THE LETTER OF CREDIT, POSSESSING ALL RIGHTS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, SOLE, RITHS RELATING TO THE APPROVAL OF ANY AMENDMENTS, WHETHER INCREASE OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW WEISTING OR HEREAFTER MADE. YOU ARE HEREBY IRREEVOCABLY INSTRUCTED TO ADISE FUTURE AMENDMENTS(S) OF THE LETTER OF CREDIT TO THE TRANSFERREE, WITHOUT THE TRANSFEROR’S CONSENT OR NOTICE TO THE TRANSFEROR.

ENCLOSED ARE THE ORIGINAL LETTER OF CREDIT AND THE ORIGINAL(S) OF ALL AMENDMENTS TO DATE:

THE TRANSFEROR WARRANTS TO YOU THAT THIS TRANSFER AND THE TRANSACTION(S) HEREUNDER WILL NOT CONTRAVENE ANY FEDERAL LAWS OR REGULATIONS OF THE UNITED STATES NOR THE LAWS OR REGULATIONS OF ANY STATE THEREOF, PLEASE NOTIFY THE TRANSFEREE OF THIS TRANSFEREE OF THIS TRANSFER AND OF THE TERMS AND CONDTIONS OF THE LETTER OF CREDIT AS TRANSFERRED. THIS TRANSFER WILL BECOM EFFECTIVE UPON WELLS FARGO BANK, N. A. ’S WRITTEN NOTIFICATION TO THE TRANSFEREE THAT SUCH TRANSFER WAS EFFECTED.

(TRANSFEROR’S NAME)

Exhibit F-3

6

BY:
PRINTED NAME:
TITLE:
PHONE NUMBER:

THE BANK SIGNING BELOW GUARANTEES THAT THE TRANSFEROR’S SIGNATURE IS GENUINE AND THAT THE INDIVIDUAL SIGNING THIS TRANSFER REQUEST HAS THE AUTHORITY TO DO SO:

(BANK’S NAME)

BY:
PRINTED NAME:
TITLE:
[A CORPORATE NOTARY ACKNOWLEDGMENT OR A CERTIFICATE OF AUTHORITY WTH CORPORATE SEAL IS ACCEPTABLE IN LIEU OF A BANK GUARANTEE]

Exhibit F-3

7

EXHIBIT F-4

801 NORTH BRAND

GLENDALE, CALIFORNIA

OUTLINES OF POTENTIAL OFFERING SPACES

See Attached

Tenant’s ROFR Premises:

4TH FLOOR • SUITE 400 • 23,614 RSF

Tenant’s ROFR Premises:

6th FLOOR

Exhibit F-4

1

EXHIBIT F-5

801 NORTH BRAND

GLENDALE, CALIFORNIA

MONUMENT SIGN

See Attached

Exhibit F-5

1

EXHIBIT G

801 NORTH BRAND

GLENDALE, CALIFORNIA

ASBESTOS NOTIFICATION

Asbestos-containing materials (“ACMs”) were historically commonly used in the construction of commercial buildings across the country. ACMs were commonly used because of their beneficial qualities. ACMs are fire-resistant and provide good noise and temperature insulation.

Some common types of ACMs include surfacing materials (such as spray-on fireproofing, stucco, plaster and textured paint), flooring materials (such as vinyl floor tile and vinyl floor sheeting) and their associated mastics, carpet mastic, thermal system insulation (such as pipe or duct wrap, boiler wrap and cooling tower insulation), roofing materials, drywall, drywall joint tape and drywall joint compound, acoustic ceiling tiles, transite board, base cove and associated mastic, caulking, window glazing and fire doors. These materials are not required under law to be removed from any building (except prior to demolition and certain renovation projects). Moreover, ACMs generally are not thought to present a threat to human health unless they cause a release of asbestos fibers into the air, which does not typically occur unless (1) the ACMs are in a deteriorated condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities).

It is possible that some of the various types of ACMs noted above (or other types) are present at various locations in the Building. Anyone who finds any such materials in the building should assume them to contain asbestos unless those materials are properly tested and determined to be otherwise. In addition, Landlord has identified the presence of certain ACMs in the Building. For information about the specific types and locations of these identified ACMs, please contact the Building manager. The Building manager maintains records of the Building’s asbestos information including any Building asbestos surveys, sampling and abatement reports. This information is maintained as part of Landlord’s asbestos Operations and Maintenance Plan (“O&M Plan”).

The O&M Plan is designed to minimize the potential of any harmful asbestos exposure to any person in the building. Because Landlord is not a physician, scientist or industrial hygienist, Landlord has no special knowledge of the health impact of exposure to asbestos. Therefore, Landlord hired an independent environmental consulting firm to prepare the Building’s O&M Plan. The O&M Plan includes a schedule of actions to be taken in order to (1) maintain any building ACMs in good condition, and (2) to prevent any significant disturbance of such ACMs. Appropriate Landlord personnel receive regular periodic training on how to properly administer the O&M Plan.

The O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure. The O&M Plan describes those risks, in general, as follows: asbestos is not a significant health concern unless asbestos fibers are released and inhaled. If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases. However, measures taken to minimize exposure and consequently minimize the accumulation of fibers, can reduce the risk of adverse health effects.

Exhibit G

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The O&M Plan also describes a number of activities which should be avoided in order to prevent a release of asbestos fibers. In particular, some of the activities which may present a health risk (because those activities may cause an airborne release of asbestos fibers) include moving, drilling, boring or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs. In other words, the approval of Building management must be obtained prior to engaging in any such activities. Please contact the Building manager for more information in this regard. A copy of the written O&M Plan for the Building is located in the Building management office and, upon your request, will be made available to tenants to review and copy during regular business hours.

Because of the presence of ACM in the Building, Landlord is also providing the following warning, which is commonly known as a California Proposition 65 warning:

WARNING: This building contains asbestos, a chemical known to the State of California to cause cancer.

Please contact the Building manager with any questions regarding the contents of this Exhibit G.

Exhibit G

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EXHIBIT H

801 NORTH BRAND

GLENDALE, CALIFORNIA

HVAC SPECIFICATIONS

The Base Building HVAC system shall be sufficient to maintain a temperature range in the Premises of 70 degrees F to 74 degrees F with (a) relative humidity within ASHRAE standards, and (b) the external temperature within the range of 24 degrees F and 89 degrees F; provided, however, that Landlord shall not be responsible for any deviation from the forgoing temperature range resulting from (i) any failure of the portion of the Base Building HVAC system located in and serving the Premises (i.e., the HVAC distribution system in the Premises) to be designed and (except to the extent of any breach by Landlord of its obligations, under Exhibit B to this Lease, to perform the Tenant Improvement Work in accordance with the Approved Plans) installed in accordance with all applicable ASHRAE guidelines and Laws (including Title 24 of the California Code of Regulations and the City of Glendale’s design requirements), as determined taking into account all relevant factors, including amounts of solar exposure, occupancy density, heat gain resulting from the operation of Tenant’s electrical equipment, and supplemental HVAC in the Premises, (ii) any failure to close the Building-standard window coverings in the Premises when the Premises are exposed to direct sunlight, or (iii) any adjustment of or tampering with any temperature control or other component of the Base Building HVAC system in the Premises by any person other than a Landlord Party or a contractor of Landlord.

Exhibit H

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FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of April 17, 2017, by and between BRE BRAND CENTRAL HOLDINGS L.L.C., a Delaware limited liability company (“Landlord”), and SERVICETITAN, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated June 30, 2015 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 23,614 rentable square feet (the “Existing Premises”) described as Suite 700 on the 7th floor of the building commonly known as 801 North Brand located at 801 North Brand Boulevard, Glendale, California 91203. (the “Building”).

B.	The Lease will expire by its terms on February 28, 2021 (the “Existing Expiration Date”), and the parties wish to extend the term of the Lease on the following terms and conditions.

C.

The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 23,614 rentable square feet described as Suite 800 on the 8th floor of the Building and shown on Exhibit A attached hereto (the “Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Extension. The term of the Lease is hereby extended through the last day of the 67th full calendar month beginning on or after the Expansion Effective Date (defined in Section 2.2 below) (the “Extended Expiration Date”). The portion of the term of the Lease beginning on the date immediately following the Existing Expiration Date (the “Extension Date”) and ending on the Extended Expiration Date shall be referred to herein as the “Extended Term”.

2.	Expansion.

2.1

Effect of Expansion. Effective as of the Expansion Effective Date, the Premises shall be increased from 23,614 rentable square feet on the 7th floor to 47,228 rentable square feet on the 7th and 8th floors by the addition of the Expansion Space, and, from and after the Expansion Effective Date, the Existing Premises and the Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Expansion Space (the “Expansion Term”) shall commence on the Expansion Effective Date and, unless sooner terminated .in accordance with the Lease, end on the Extended Expiration Date. From and after the Expansion Effective Date, the Expansion Space shall be subject to all the terms and conditions of the Lease, including Landlord’s obligations under Section 5.2 of the Lease, except as provided herein. For the avoidance of doubt, neither Section 1.4 of the Lease nor Exhibit B to the Lease shall apply to the Expansion Space.

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2.2

Expansion Effective Date. As used herein, “Expansion Effective Date” means the earlier of (i) the first date on which Tenant conducts business in the. Expansion Space, or (ii) the date on which the Tenant Improvement Work (defined in Exhibit B attached hereto) for the Expansion Space is Substantially Complete. (defined in Exhibit B attached hereto), which is anticipated to be February 1, 2018 (the “Target Expansion Effective Date”). The adjustment of the. Expansion Effective. Date and, accordingly, the postponement of Tenant’s obligation to pay rent for the Expansion Space shall be Tenant’s sole remedy if the Tenant Improvement. Work for the Expansion Space is not Substantially Complete on the Target Expansion Effective Date.

2.3

Confirmation Letter. At any time after the Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within five (5) days after receiving it.

2.4

Late Delivery of Expansion Space; Abatement of Base Rent. Notwithstanding any contrary provision hereof, if the Expansion Effective Date does not occur on or before the Outside Completion Date (defined below), Tenant, as its sole remedy, shall be entitled to an abatement of Base Rent for the Expansion Space, beginning on the date that such Base Rent otherwise first becomes payable hereunder, in the amount of $1,000.00 for each day in the period beginning on the Outside Completion Date and ending on the date immediately preceding the Expansion Effective Date. As used herein, “Outside Completion Date” means the date occurring 150 days after the Start Date (defined below); provided, however, that the Outside Completion Date shall be postponed by one (1) day for each day, if any, by which the Substantial Completion of the Tenant Improvement Work for the Expansion Space is delayed by (a) any event of Force Majeure, or (b) any failure of the existing tenant of the Expansion Space to surrender possession of the Expansion Space to Landlord by September 30, 2017 in the condition and configuration required under its lease (except to the extent that such failure continues because of any failure of Landlord to use good faith efforts to exercise its remedies for such failure to surrender). As used herein, “Start Date” means the date on which Tenant approves the Construction Pricing Proposal (defined in Section 2.6.1.B of Exhibit B attached hereto) for the Expansion Space pursuant to Section 2.6.1.B of Exhibit B attached hereto and delivers the Permits (defined in Section 2.7 of Exhibit B attached hereto) to Landlord pursuant to Section 2.7 of Exhibit B attached hereto; provided, however, that the Start Date shall be accelerated by one (l) day for each day, if any, of any breach by Landlord of its obligations under Section 2 of Exhibit B attached hereto.

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3.	Base Rent.

3.1	Existing Premises During Extended Term. With respect to the Existing Premises during the Extended Term, the schedule of Base Rent shall be as follows:

Period of Extended Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
3/1/21 - 2/28/22	$35.47	$69,799.05
3/1/22 - 2/28/23	$36.53	$71,884.95
3/1/23 through Extended Expiration Date	$37.63	$74,049.57

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.2	Expansion Space During Expansion Term. With respect to the Expansion Space during the Expansion Term, the schedule of Base Rent shall be as follows:

Period During Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
Expansion Effective Date through last day of 12th full calendar month of Expansion Term	$31.80	$62,577.10
13th through 24th full calendar months of Expansion Term	$32.75	$64,446.54
25th through 36th full calendar months of Expansion Term	$33.74	$66,394.70
37th through 48th full calendar months of Expansion Term	$34.75	$68,382.21
49th through 60th full calendar months of Expansion Term	$35.79	$70,428.76
61st full calendar month of Expansion Term through last day of Expansion Term	$36.86	$72,534.34

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

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Notwithstanding the foregoing, Base Rent for the Expansion Space shall be abated in full for the second (2nd) through seventh (7th) full calendar months of the Expansion Term; provided, however, that (a) if a Default exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured; and (b) Tenant may convert all or any portion of such abatement to an increase in the Allowance (defined in Section 1.1 of Exhibit B) for the Expansion Space by notifying Landlord at least 30 days before such abatement would otherwise occur.

4.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

5.	Tenant’s Share. With respect to the Expansion Space during the Expansion Term, Tenant’s Share shall be 8.2541%.

6.	Expenses and Taxes.

6.1

Existing Premises During Extended Term. With respect to the Existing Premises during the Extended Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that with respect to the Existing Premises during the Expansion Term, the Base Year for Taxes (but not the Base Year for Expenses) shall be 2018.

6.2

Expansion Space During Expansion Term. With respect to the Expansion Space during the Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Expansion Space during the Expansion Term, (a) the Base Year for Expenses and Taxes shall be 2018, and (b) Tenant shall not be required to pay Tenant’s Share of Expenses and Taxes for the Expansion Space during the first 12 months of the Expansion Term.

7.	Improvements to Existing Premises and Expansion Space; Base Building Components Serving Expansion Space.

7.1

Configuration and Condition of Existing Premises and Expansion Space. Tenant acknowledges that it is in possession of the Existing Premises and that it has inspected the Expansion Space, and agrees to accept each such space in its existing configuration and condition (or, in the case of the Expansion Space, in such other configuration and condition as the existing tenant of the Expansion Space may cause to exist without breaching its obligations under its lease and without causing any new damage to the Expansion Space other than reasonable wear and tear), without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment. For the avoidance of doubt, and for purposes of the preceding sentence, no removal of any trade fixture or performance of any repair, restoration or alteration from or in the Expansion Space as permitted under the lease of the existing tenant of the Expansion Space shall be deemed, in and of itself, to constitute new damage to the Expansion Space.

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7.2	Responsibility for Improvements to Existing Premises. Any improvements to the Existing Premises performed by Tenant shall be paid for by Tenant and performed in accordance with the terms of the Lease.

7.3

Responsibility for Improvements to Expansion Space. After the Termination Option Expiration Date (defined in Section 11 below), Landlord shall perform improvements to the Expansion Space in accordance with Exhibit B attached hereto.

7.4

Code Compliance. Section 5.3 of the Lease shall not apply to the Expansion Space. Landlord represents and warrants to Tenant that, as of the date hereof, Landlord has not received written notice from any governmental agency (and Landlord does not otherwise have actual knowledge, without any duty of inquiry) that any portion of any Base Building System located in and serving the Expansion Space (other than in any restroom located in the Expansion Space) violates applicable Law, as determined without regard to any Tenant Improvements (defined in Exhibit B attached hereto) or Alterations. For the avoidance of doubt, Landlord makes no representation or warranty that no modification will be required by Law to be made to the Base Building lighting and/or HVAC systems located in the Expansion Space in connection with the performance of the Tenant Improvement Work.

7.5	Building Components Serving Expansion Space. Landlord shall cause the Building to include the following components on the Expansion Effective Date:

(a)	all structural elements in good condition and working order, as more fully provided in and subject to the terms of Section 7.1 of the Lease;

(b)

all Base Building Systems serving the Expansion Space, including Base Building HVAC (including ducted mechanical exhaust system off Building main, fans, insulated main loop around the floor on which the Expansion Space is located, and return air and exhaust system with smoke and fire dampers), electrical (including electrical/telephone closets with exhaust systems and all subpanels and breakers), plumbing, elevator (including cabs) and fire/life-safety systems (including panels, power sources, sprinklers with mains, laterals, uprights, and pull stations at points of egress), in each case to the extent serving the Expansion Space, and each (i) in good condition and working order, as more fully provided in and subject to the terms of Sections 7.1 of the Lease and Exhibit B attached hereto, and (ii) sufficient (A) in the case of the Base Building HVAC system, to provide to the Expansion Space the HVAC described in clause (a) of Section 6.1 of the Lease and Exhibit H to the Lease, (B) in the case of the Base Building electrical system, to provide to the Expansion Space the electricity described in clause (b) of Section 6.1 of the Lease, (C) in the case of the Base Building plumbing system, to provide to the Expansion Space the water described in clause (c) of Section 6.1 of the Lease, and (D) in the case of the Base Building elevator system, to provide to the floor on which the Expansion Space is located the elevator service described in clause (d) of Section 6.1 of the Lease;

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(c)

Building-standard window coverings for all exterior/perimeter glazed openings in the Expansion Space, in their condition and working order existing on the date hereof (subject to reasonable wear and tear and Exhibit B attached hereto);

(d)

floor slab in the Expansion Space in good condition as required to allow the installation of standard floor coverings, together with floors in the Expansion Space in their condition existing on the date hereof (subject to reasonable wear and tear and Exhibit B attached hereto);

(e)

drywall covered core walls (including elevator lobby) in the Expansion Space, in their configuration and condition existing on the date hereof subject to reasonable wear and tear and Exhibit B attached hereto); and

(f)	the ceiling of the Expansion Space in its configuration and condition existing on the date hereof (subject to reasonable wear and tear and Exhibit B attached hereto).

8.	Temporary Spaces.

8.1	Basic Provisions.

A.	Temporary Space. As used in this Section 8, “Temporary Space” means each of the following spaces:

(i)	the approximately 4,482 rentable square feet of space located on the first (1st) floor of the Building and designated as “Suite 185” on Exhibit D-1 attached hereto (the “Suite 185 Temporary Space”);

(ii)	the approximately 3,660 rentable square feet of space located on the second (2nd) floor of the Building and designated as “Suite 220” on Exhibit D-2 attached hereto (the “Suite 220 Temporary Space”);

(iii)

the approximately 1,119 rentable square feet of space located on the second (2nd) floor of the Building and designated as “Suite 245” on Exhibit D-2 attached hereto (the “Suite 245 Temporary Space”); and

(iv)

the approximately 5,594 rentable square feet of space located on the eleventh (11th) floor of the Building and designated as “Suite 1110” on Exhibit D-3 attached hereto (the “Suite 1110 Temporary Space” or “Suite 1110”).

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B.

Temporary Space Term. As used in this Section 8, “Temporary Space Term” means, for each Temporary Space, the period beginning on the Temporary Space Commencement Date (defined below) for such Temporary Space and ending on the Temporary Space Expiration Date (defined below) for such Temporary Space. As used herein, “Temporary Space Expiration Date” means, for each Temporary Space, and subject to Section 11 below, the earlier of (i) the Expansion Effective Date (if any) (subject to Section 8.3 below with respect to the Suite 1110 Temporary Space), or (ii) the date of any earlier termination of the Lease.

C.	Temporary Space Commencement Date; Delivery Date.

1.

As used herein, “Temporary Space Commencement Date” means, for each Temporary Space, the date occurring five (5) business days after the Delivery Date (defined in Section 8.1.C.2(a) below) for such Temporary Space.

2.	For each Temporary Space:

(a)	as used in this Section 8, “Delivery Date” means the date on which Landlord tenders possession of such Temporary Space to Tenant free from occupancy by any other party; and

(b)

during the period beginning on the Delivery Date for such Temporary Space and ending on the date immediately preceding the Temporary Space Commencement Date for such Temporary Space, all provisions of this Section 8 relating to such Temporary Space shall apply; provided, however, that during such period Tenant shall not be required to pay Base Rent for such Temporary Space.

3.	Landlord shall cause the Delivery Date to occur:

(a)	for the Suite 185 Temporary Space, within three (3) business days after the mutual execution and delivery of this Amendment;

(b)

for each of the Suite 220 Temporary Space, the Suite245 Temporary Space and the Suite 1110 Temporary Space, as soon as reasonably possible after (i) the surrender of possession of such Temporary Space to Landlord by the current tenant thereof, and (ii) Landlord, using commercially reasonable efforts, is able to put such Temporary Space into the configuration and condition required under this Section 8 (it being acknowledged that Landlord estimates that the Delivery Date will not occur (x) before June 1, 2017 for the Suite 220 Temporary Space, (y) before April 1, 2017 for the Suite 245 Temporary Space, or (z) before October 1, 2017 for the Suite 1110 Temporary Space).

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D.

Base Rent. “Applicable Base Rent” means, for each Temporary Space, the amount obtained by multiplying the rentable square footage of such Temporary Space by the rate of $1.50 per rentable square foot per month; provided, however, that solely for purposes of determining Tenant’s obligations with respect to such Temporary Space under Section 16 of the Lease, the Applicable Base Rent that is required to be paid during the last month of the Temporary Space Term shall be deemed to be the amount obtained by multiplying the rentable square footage of such Temporary Space by the rate of $2.65 per rentable square foot per month.

8.2

Lease of Temporary Spaces. Notwithstanding any contrary provision of this Amendment, but subject to the terms of this Section 8, during each Temporary Space Term, the Premises shall be expanded to include the applicable Temporary Space and such Temporary Space shall be subject to all of the provisions of the Lease, including Landlord’s obligations under Section 5.2 of the Lease; provided, however, that (i) the Commencement Date for such Temporary Space shall be the Temporary Space Commencement Date for such Temporary Space and the Expiration Date for such Temporary Space shall be the Temporary Space Expiration Date for such Temporary Space; (ii) the amount of Base Rent required to be paid for such Temporary Space shall be the Applicable Base Rent; (iii) Tenant shall not be required to pay Tenant’s Share of Expenses or Taxes for such Temporary Space, Sections 2.4 and 7.3 above and the references in Section 7.5 above to Exhibit B attached hereto shall not apply to such Temporary Space, (v) Tenant shall not be entitled to receive any allowance, abatement or other financial concession in connection with such Temporary Space (except as provided in Section 8.3 below and Exhibit B attached hereto with respect to the Suite 1110 Temporary Space); (vi) for the avoidance of doubt, neither Section 1.4 of the Lease nor Exhibit B to the Lease shall apply to such Temporary Space, and (vii) such Temporary Space shall not be subject to any right of Tenant to extend or renew the Lease (except as provided in Sections 8.3 and 10.5.B below with respect to the Suite 1110 Temporary Space).

8.3

Tenant’s Option to Extend Term for Suite 1110. Tenant, by notifying Landlord not later than December 31, 2017, may extend the Term for Suite 1110 from the Temporary Space Expiration Date for Suite 1110 to the Suite 1110 Extended Expiration Date (defined below). In such event:

(a)

the Term for the Suite 1110 Temporary Space shall be extended from the Temporary Space Expiration Date for Suite 1110 to the date (the “Suite 1110 Extended Expiration Date”) that is the last day of the 66th full calendar month beginning on or after the Suite 1110 Extended Term Commencement Date (defined below), it being acknowledged, for the avoidance of doubt, that such Term, as so extended, may not be coterminous with the Term for any other portion of the Premises;

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(b)	“Suite 1110 Extended Term Commencement Date” shall mean the date on which the Tenant Improvement Work for Suite 11 I0 is Substantially Complete;

(c)	“Suite 1110 Extended Term” shall mean the period beginning on the Suite 1110 Extended Term Commencement Date and ending on the Suite 1110 Extended Expiration Date;

(d)

notwithstanding any contrary provision of this Amendment or the Lease, during the period beginning on the date immediately following the Suite 1110 Required Vacation Date and ending on the date immediately preceding the Suite 1110 Extension Commencement Date, Tenant shall not be required to pay Base Rent for Suite 1110, and such abatement of Base Rent shall be Tenant’s sole remedy if the Suite 1110 Extension Commencement Date does not occur by any particular date;

(e)

not later than the date (the “Suite 1110 Required Vacation Date”) that is the later of (a) 15 days after Landlord notifies Tenant of the date that Landlord reasonably estimates will be the date on which Landlord will require access to Suite 1110 in order to perform the Tenant Improvement Work for Suite 110, or (b) the Expansion Effective Date, Tenant, at its expense, shall remove all of its furniture, equipment, trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property from Suite 1110 so that Landlord can perform the Suite 1110 Tenant Improvement Work;

(f)

at any time after the Suite 1110 Extended Term Commencement Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, and Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within five (5) days after receiving it;

(g)

the amount of monthly Base Rent required to be paid for Suite 1110 during the Suite 1110 Extended Term shall be as follows (provided, however, that Base Rent for Suite 1110 shall be abated in full for the second (2nd) through seventh (7th) full calendar months of the Suite 1110 Extended Term; provided further, however, that if a Default exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured):

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Period During Suite 1110 Extended Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
Suite 1110 Extended Expiration Date through last day of 12th full calendar month of Suite 1110 Extended Term	$31.80	$14,824.10
13th through 24th full calendar months of Suite 1110 Extended Term	$32.75	$15,266.96
25th through 36th full calendar months of Suite 1110 Extended Term	$33.74	$15,728.46
37th through 48th full calendar months of Suite 1110 Extended Term	$34.75	S16,199.29
49th through 60th full calendar months of Suite 1110 Extended Term	$35.79	$16,684.11
61st through 66th full calendar months of Suite 1110 Extended Term	$36.86	$17,182.90

(h)

during the Suite 1110 Extended Term, Tenant shall be required to pay Tenant’s Share of Expenses and Taxes for such Temporary Space in accordance with the terms of the Lease; provided, however, that (i) the Base Year for Suite 1110 shall be 2018, and (ii) Tenant shall not be required to pay Tenant’s Share of Expenses and Taxes for Suite 1110 during the first 12 months of the Suite 1110 Extended Term;

(i)	Tenant’s Share for Suite 1110 shall be 1.9553%;

(j)	Section 7 above (other than Section 7.2 above) shall apply to Suite 1110 as if the Offering Space were the Expansion Space; and

(k)

Landlord, at its option, and within a reasonable time after receiving such extension notice from Tenant, may prepare and deliver to Tenant an amendment reflecting resulting changes in the Base Rent, Tenant’s Share, and other appropriate terms in accordance with this Section 8.3, in which event Tenant shall execute and return (or provide Landlord with reasonable objections to) such amendment within 15 days after receiving it.

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9.	Storage Space.

9.1

Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the space containing approximately 289 square feet described as storage unit G1-5 on floor B1 of the Building, as shown on Exhibit E attached hereto (the “Storage Space”), during the period (the “Storage Term”) commencing on the first business day following the date of mutual execution and delivery of this Amendment (the “Storage Space Commencement Date”) and ending on the Storage Space Expiration Date (defined below). As used herein, “Storage Space Expiration Date” means the date of expiration or any earlier termination of the Lease; provided, however, that each party, by notifying the other, may accelerate the Storage Expiration Date to any earlier date occurring at least 30 days after the date of such notice. Notwithstanding any contrary provision hereof, if the Lease or Tenant’s right to possession of the Premises thereunder expires or terminates before the Storage Expiration Date, as same may be extended herein, then the Storage Expiration Date shall be such earlier expiration or termination date.

9.2

The Storage Space shall be used by Tenant for the storage of equipment, inventory or other non-perishable items normally used in Tenant’s business, and for no other purpose whatsoever. Tenant agrees to keep the Storage Space in a neat and orderly fashion and to keep all stored items in cartons, file cabinets or other suitable containers. Landlord shall have the right to designate the location within the Storage Space of any items to be placed therein. All items stored in the Storage Space shall be elevated at least 6 inches above the: floor on wooden pallets, and shall be at least 18 inches below the bottom of all sprinklers located in the ceiling of the Storage Space, if any. Tenant shall not store anything in the Storage Space which is unsafe or which otherwise may create a hazardous condition, or which may increase Landlord’s insurance rates, or cause a cancellation or modification of Landlord’s insurance coverage. Without limitation, Tenant shall not store any flammable, combustible or explosive fluid, chemical or substance nor any perishable food or beverage products, except with Landlord’s prior written approval. Landlord reserves the right to adopt and enforce reasonable rules and regulations governing the use of the Storage Space from time to time, Upon expiration or earlier termination of Tenant’s rights to the Storage Space, Tenant shall completely vacate and surrender the Storage Space to Landlord in the condition in which it was delivered to Tenant, ordinary wear and tear excepted, broom-clean and empty of all personalty and other items placed therein by or on behalf of Tenant.

9.3

Tenant shall pay rent for the Storage Space (“Storage Base Rent”) in the amount of $433.50 per month, payable in advance on or before the first day of each month of the Storage Term. The Storage Base Rent shall automatically increase by 3% on each anniversary of the Storage Space Commencement Date. Any partial month shall be appropriately prorated. All Storage Base Rent shall be payable in the same manner that Base Rent is payable under the Lease.

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9.4

All terms and provisions (including Section 10) of the Lease shall apply to the Storage Space; provided, however, that notwithstanding any contrary provision hereof, (a) the Storage Space shall not be included in the determination of Tenant’s Share, (b) Landlord shall not be required to provide air-cooling, heat, water, janitorial service, cleaning, passenger or freight elevator service, window washing or electricity to the Storage Space, (c) Tenant shall not be entitled to receive any work allowances or rent credits with respect to the Storage Space, and (d) Landlord may withhold or condition its consent to any alteration or improvement to the Storage Space in its’ sole and absolute discretion. Landlord shall not be liable for any theft or damage to any items or materials stored in the Storage Space, it being understood that Tenant is using the Storage Space at its own risk,

9.5	Tenant agrees to accept the Storage Space in its condition and “as-built” configuration existing on the date hereof.

9.6

At any time and from time to time, Landlord shall have the right to relocate the Storage Space to a new location which shall be no smaller than the square footage of the Storage Space, with no increase in Storage Base Rent. Landlord shall pay the direct, out-of-pocket, reasonable expenses of such relocation.

9.7

Tenant shall not, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion, permit any party other than Tenant to use the Storage Space except in connection with an assignment of the Lease or a sublease of the entire Premises permitted under Section 14 of the Lease.

10.

Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

10.1

Early Entry. Tenant may enter the Expansion Space (i) after installation of the ceiling grid in the Expansion Space and before the Expansion Effective Date (but not before the date that Landlord reasonably estimates will occur 30 days before the Expansion Effective Date), solely for the purpose of installing telecommunications and data cabling in the Expansion Space, and (ii) after installation of the carpeting or other flooring in the Expansion Space and before the Expansion Effective Date (but not before the date that Landlord reasonably estimates will occur 30 days before the Expansion Effective Date), solely for the purpose of installing equipment, furnishings and other personal property in the Expansion Space. During any such period of early entry, (a) all of Tenant’s obligations under this Amendment, except the obligation to pay Monthly Rent, shall apply, (b) Tenant shall be entitled to use the Common Area restrooms on the 8th floor of the Building pursuant to the terms of the Lease, to receive the HVAC, utility and elevator services serving the Expansion Space described in Section 6.1 of the Lease, all without additional charge, and (c) to use 70 additional spaces in the Parking Facility pursuant to Section 24 of the Lease (as amended by Section 10.3 below) at no additional charge. Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter the Expansion Space pursuant to this Section 10.1 if Landlord reasonably determines that such entry is endangering individuals working in the Expansion Space or is delaying completion of the Tenant Improvement Work for the Expansion Space.

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10.2	Reduction of Letter of Credit Amount Section 2.6 of Exhibit F to, the Lease is hereby amended in its entirety to read as follows:

“Notwithstanding any contrary provision of the Lease, provided that no Default then exists, the Letter of Credit Amount shall be reduced on the following dates (each, a “Reduction Effective Date”) to be equal to the following corresponding amounts (each, a “Reduced Amount”): (a) $400,000.00 on the first day of the 13th full calendar month of the Expansion Term; (b) $300,000.00 on the first day of the 25th full calendar month of the Expansion Term; (c) $200,000.00 on the first day of the 37th full calendar month of the Expansion Term; and (d) $100,000.00 on the first day of the 49” full calendar month of the Expansion Term. If the Letter of Credit Amount is reduced in accordance with this Section 2.6, Tenant shall either (a) deliver to Landlord a new Letter of Credit in the amount of the Reduced Amount and otherwise satisfying the LC Requirements, whereupon Landlord shall return the Letter of Credit then held by Landlord (the “Existing Letter of Credit”) to Tenant within 30 days after the later of Landlord’s receipt of such new Letter of Credit or the Reduction Effective Date, or (b) deliver to Landlord an amendment to the Existing Letter of Credit, executed by and binding upon the issuer of the Existing Letter of Credit and in a form reasonably acceptable to Landlord, reducing the amount of the Existing Letter of Credit to the Reduced Amount, whereupon Landlord shall execute and return such amendment to Tenant within 30 days after the later of Landlord’s receipt of such amendment or the Reduction Effective Date.

10.3	Parking.

(a)	Expansion Space. Commencing on the date immediately following the Termination Option Expiration Date, Section 1.9 of the Lease shall be amended in its entirety to read as follows:

“The Unreserved Number (defined below) of unreserved parking spaces, at the rate of (i) $92.70 per space per month for spaces in single stalls, as such rate may be adjusted from time to time to reflect Landlord’s then current rates, and (ii) $75.00 per space per month for spaces in tandem stalls. The first 24 unreserved parking spaces included in the Unreserved Number shall be located in single stalls under the Building. All or any portion of the balance, if any, of the Unreserved Number of unreserved parking spaces shall be located, at Tenant’s discretion, in either (a) single stalls which shall be located, at Landlord’s discretion, either under the Building or in the above-ground portion of the parking structure, or (b) tandem stalls under the Building.

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The Reserved Number (defined below) of reserved parking space(s) beneath the Building, at the rate of $130 per space per month, as such rate may be adjusted from time to time to reflect Landlord’s then current rates.

As used herein, “Unreserved Number” means 166 and “Reserved Number” means zero (0); provided, however, that Tenant, upon 30 days’ notice to Landlord from time to time, may change the Unreserved Number to any whole number from 0 to 166 and/or change the Reserved Number to any whole number from zero (0) to six (6) (provided, however, that the Reserved Number may not be increased above zero (0) before the Expansion Space Reserved Parking Effective Date (defined below)); provided further, however, that the sum of the Unreserved Number plus the Reserved Number shall not exceed 166. As used herein, “Expansion Space Reserved Parking Effective Date” means the earlier of (1) the Expansion Effective Date, or (ii) the later of (a) the date immediately following the date of expiration or earlier termination of all rights of the existing tenant of the Expansion Space to use reserved parking spaces in the Parking Facility, or (b) date on which Landlord recovers from such existing tenant all parking passes issued to such existing tenant for such reserved parking spaces. For the avoidance of doubt, if the Reserved Number is reduced and later increased, Landlord shall not be required to make available to Tenant, in connection with such increase, any reserved parking space that had been available to Tenant before such reduction but was no longer made available to Tenant after such reduction.

B.

Temporary Spaces. During each Temporary Space Term (but not before the date immediately following the Termination Option Expiration Date), the number of unreserved parking spaces that Tenant is entitled to use under Section 1.9 of the Lease shall be increased by the smallest whole number that is not less than the number obtained by multiplying (i) the rentable square footage of the applicable Temporary Space, by (ii) the ratio of 3 per 1,000 rentable square feet.

C.	Offering Spaces. See Section 11.2 below.

10.4

Acceleration Option. For the avoidance of doubt, Section 4 of Exhibit F to the Lease shall continue in effect in accordance with its terms; provided, however, that notwithstanding any contrary provision of the Lease, (a) Section 4 of Exhibit F to the Lease shall not apply to the Expansion Space, and (b) after the Accelerated Expiration Date, if any, the last sentence of Section. 1.9 of the Lease (as amended by Section 10.3.A above), shall be amended by (i) replacing each occurrence therein of the number “166” with the number “71”, and (ii) replacing each occurrence therein of the number “160” with the number “65”.

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10.5	Extension Option.

A.	Existing Premises and Expansion Space.

1.

General. With respect to the Existing Premises and the Expansion Space only, Section 5 of Exhibit F to the Lease is hereby amended by replacing each occurrence therein of the term “Expiration Date” with the term “Extended Expiration Date”. For the avoidance of doubt, and subject to Section 10.5.A.2 below, such Section 5, as so amended, shall apply to both the Expansion Space and (unless Tenant has validly exercised the Acceleration Option pursuant to Section 4 of Exhibit F of the Lease, as amended by Section 10.4 above) the Existing Premises.

2.

Tenant’s Right to Exclude Expansion Space From Exercise of Extension Option. Notwithstanding any contrary provision of this Amendment or the Lease, if Tenant exercises the Extension Option pursuant to Section 5 of Exhibit F to the Lease, as amended, with respect to the Existing Premises and has not validly exercised the Acceleration Option pursuant to Section 4 of Exhibit F to the Lease, then Tenant, at its option, and by so stating in the Extension Notice, may exclude the Expansion Space from such exercise of the Extension Option (it being agreed that if Tenant does not so state in the Extension Notice, then Tenant shall be deemed not to so exclude the Expansion Space from such exercise). In such event, (i) the Lease shall expire with respect to the Expansion Space on the Extended Expiration Date with the same force and effect as if the Extension Option had not been exercised; and (ii) without limiting the foregoing, (a) Tenant shall surrender the Expansion Space to Landlord in accordance with the terms of the Lease on or before the Extended Expiration Date; (b) Tenant shall remain liable for all Rent and other amounts payable under this Amendment with respect to the Expansion Space for the period up to and to and including the Extended Expiration Date, even though billings for such amounts may occur after the Extended Expiration Date; (c) Tenant’s restoration obligations with respect to the Expansion Space shall be as set forth in the Lease; (d) if Tenant fails to surrender any portion of the Expansion Space on or before the Extended Expiration Date, Tenant’s tenancy of the Expansion Space shall be subject to Section 16 of the Lease; and (e) any other rights or obligations of Landlord or Tenant under the Lease with respect to the Expansion Space that would have survived the Extended Expiration Date in the absence of Tenant’s exercise of the Extension Option shall survive the Extended Expiration Date.

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B.

Suite 1110. If Tenant extends the Term for Suite 1110 to the Suite 1110 Extended Expiration Date pursuant to Section 8.3 above, then (a) with respect to Suite 1110 only, Section 5 of Exhibit F to the Lease shall be amended by replacing each occurrence therein of the term “Expiration Date” with the term “Suite 1110 Extended Expiration Date”; and (b) for the avoidance of doubt, such Section 5, as so amended, shall apply to Suite 1110 (it being acknowledged, for the avoidance of doubt, that any extension of the Term for Suite 1110 resulting from Tenant’s exercise of its rights under such Section 5, as so amended, may not be coterminous with the Term for any other portion of the Premises, as it may have been extended).

C.

Offering Spaces. If Tenant validly exercises its Right of First Offer (defined in Section 11.1 below) with respect to any Offering Space (defined in Section 11.1 below) pursuant to Section 11.1 below, then (a) with respect to such Offering Space only, Section 5 of Exhibit F to the Lease shall be amended by replacing each occurrence therein of the term “Expiration Date” with a reference to the last day of the Offering Space Term (defined in Section 11.2 below) for such Offering Space; and (b) for the avoidance of doubt, such Section 5, as so amended, shall apply to such Offering Space (it being acknowledged, for the avoidance of doubt, that any extension of the Term for such Offering Space resulting from Tenant’s exercise of its rights under such Section 5, as so amended, may not be coterminous with the Term for any other portion of the Premises, as it may have been extended).

10.6	Deletion of Right of First Offer and Right of First Refusal. Sections 6 and 7 of Exhibit F to the Lease, together with Exhibit F-4 to the Lease, are hereby deleted in their entirety from the Lease.

10.7

California Civil Code Section 1938. Pursuant to California Civil Code § 1938(a), Landlord hereby states that the Existing Premises and the Expansion Space have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52). Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows:’

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

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In accordance with the foregoing, Landlord and Tenant agree that if Tenant requests a CASp inspection of the Existing Premises or the Expansion Space, then Tenant shall pay (1) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Amendment, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Existing Premises or the Expansion Space, as applicable.

11.	Right of First Offer.

11.1	Grant of Option; Conditions.

A.

Subject to the terms of this Section 11, Tenant shall have a right of first offer (“Right of First Offer”) with respect to each of the following suites and each portion thereof (each, a “Potential Offering Space”): (i) the 5,061 rentable square feet known as Suite No. 680 on the sixth (6th) floor of the Building and shown on the demising plan attached to this Amendment as Exhibit E-1 (“Suite 680”), (ii) the 1,932 rentable square feet known as Suite No. 685 on the sixth (e) floor of the Building and shown on the demising plan attached to the Lease as Exhibit E-1 (“Suite 685”); (iii) the 1,103 rentable square feet known as Suite No. 690 on the sixth (6th) floor of the Building and shown on the demising plan attached to the Lease as Exhibit E-1 (“Suite 690”); and (iv) the 3,671 rentable square feet known as Suite No. 1180 on the I floor of the Building and shown on the demising plan attached to the Lease as Exhibit E-2 (“Suite 1180”).

B.	Tenant’s Right of First Offer shall be exercised as follows:

1.

At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party and not before December 15, 2017, Landlord, subject to the terms of this Section 11, shall provide Tenant with a written notice (for purposes of this Section 11, an “Advice”) advising Tenant that Landlord is prepared to lease such Potential Offering Space (any one or more potential Offering Spaces described in an Advice shall sometimes referred to herein collectively as an “Offering Space”) to Tenant.

2.

For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) in the case of Suite 680, when Landlord has determined that neither the existing tenant thereof nor its successor in interest (the “Suite 680 Tenant”) will extend or renew the term of its lease, or enter into a new lease, for Suite 680; (ii) in the case of Suite 685, when Landlord has determined that (a) neither the existing tenant thereof nor its successor in interest will extend or renew the term of its lease or enter into a new lease, for Suite 685, and (b) the Suite 680 Tenant will not enter into enter into a lease or expansion amendment for Suite 685; (iii) in the case of Suite 690, when Landlord has determined that the Suite 680 Tenant will not enter into enter into a lease or expansion amendment for Suite 690; and (iv) in the case of Suite 1180, when Landlord has determined that neither the existing tenant thereof nor its successor in interest will extend or renew the term of its lease, or enter into a new lease, for Suite 1180.

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3.

Notwithstanding any contrary provision hereof, any Advice for any of Suite 680, Suite 685 or Suite 690 (each, a “Sixth Floor Potential Offering Space”) shall include any other Sixth Floor Potential Offering Space that is then Available.

4.

Upon receiving an Advice, Tenant may lease any Offering Space described therein, in its entirety only, by delivering to Landlord a written notice of exercise (for purposes of this Section 11, a “Notice of Exercise”) within 15 days after receiving the Advice. If the Advice includes more than one Sixth Floor Potential Offering Space, then Tenant may lease all or none, but not only some, of such Sixth Floor Potential Offering Spaces.

C.

If Tenant receives an Advice but does not deliver a Notice of Exercise within the period of time required under Section 11.1.B.4 above, then Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

D.

Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice if any of the following conditions exists when Landlord would otherwise deliver the Advice; and (ii) if Tenant receives an Advice from Landlord, Tenant shall not be entitled to lease the Offering Space based on such Advice if any of the following conditions exists:

(1)	a Default exists;

(2)	more than 10% of the Premises is sublet (other than to an Affiliate of Tenant);

(3)	the Lease has been assigned (other than pursuant to a Permitted Transfer); or

(4)	Tenant is not occupying the Premises.

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If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice, or Tenant, after receiving an Advice, is not entitled to lease the Offering Space based on such Advice, then Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

E.

Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice for Suite 1180 if Tenant has not previously extended the Term for Suite 1110 to the Suite 1110 Extended Expiration Date pursuant to Section 8.3 above. If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice for Suite 1180, then Landlord may lease Suite 1180 to any party on any terms determined by Landlord in its sole and absolute discretion.

11.2	Terms for Offering Space. If Tenant validly exercises its Right of First Offer with respect to any Offering Space, then with respect to such Offering Space:

(a)

the Term (the “Offering Space Term”) shall commence on the Offering Space Commencement Date (defined below) and end on the last day of the 66th full calendar month beginning on or after the Offering Space Commencement Date (it being acknowledged, for the avoidance of doubt, that the Term for the Offering Space may not be coterminous with the Term for any other portion of the Premises);

(b)	“Offering Space Commencement Date” shall mean the date on which the Tenant Improvement Work is Substantially Complete;

(c)

from and after the Offering Space Commencement Date, the Offering Space shall be considered a part of the Premises subject to the provisions of this Amendment, except as otherwise provided in this Section 11;

(d)

at any time after the Offering Space Commencement Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, and Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within five (5) days after receiving it;

(e)

the amount of monthly Base Rent required to be paid for the Offering Space during the Offering Space Term shall be as follows (provided, however, that Base Rent for the Offering Space shall be abated in full for the second (2nd) through seventh (r) full calendar months of the Offering Space Term; provided further, however, that if a Default exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured):

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Period During Offering Space Term	Monthly Rate Per Square Foot
Offering Space Commencement Date through last day of 12th full calendar month of Offering. Space Term	$2.6500
13th through 24th full calendar months of Offering Space Term	$2.7292
25th through 36th full calendar months of Offering Space Term	$2.8117
37th through 48th full calendar months of Offering Space Term	$2.8958
49th through 60th full calendar months of Offering Space Term	$2.9825
61st through 66th full calendar months of Offering Space Term	$3.0717

(f)

during the Offering Space Term, Tenant shall be required to pay Tenant’s Share of Expenses and Taxes for such Temporary Space in accordance with the terms of the Lease; provided, however, that (i) the Base Year for the Offering Space shall be 2018, and (ii) Tenant shall not be required to pay Tenant’s Share of Expenses and Taxes for the Offering Space during the first 12 months of the Offering Space Term;

(g)

Tenant’s Share shall be (i) 1.7690% if the Offering Space is Suite 680, (ii) 0.6753% if the Offering Space is Suite 685, (iii) 0.3855% if the Offering Space is Suite 690, and (iv) 1.2832% if the Offering Space is Suite 1180;

(h)	Section 2.4 above shall not apply to the Offering Space;

(i)	Section 7 above (but not Section 7.2 above) shall apply to the Offering Space as if the Offering Space were the Expansion Space;

(j)

the number of unreserved parking spaces that Tenant is entitled to use under Section 1.9 of the Lease shall be increased by the smallest whole number that is not less than the number obtained by multiplying (i) the rentable square footage of such Offering Space, by. (ii) the ratio of 3 per 1,000 rentable square feet;

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(k)

Landlord, at its option, and within a reasonable time after receiving such extension notice from Tenant, may prepare and deliver to Tenant an amendment reflecting resulting changes in the Premises, the Base Rent, Tenant’s Share, and other appropriate terms in accordance with this Section 11, in which event Tenant shall execute and return (or provide Landlord with reasonable objections to) such amendment within 15 days after receiving it; and

(l)	Tenant shall have certain rights to extend the Offering Space Term as provided in Section 10.5.C above.

11.3	Termination of Right of First Offer; One-Time Right.

A.

Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, after the last day of the 36th full calendar month of the Term; and (ii) Landlord shall not be required to provide Tenant with (a) an Advice for Suite 680 after the date, if any, on which the existing tenant of Suite 680 or its successor in interest has extended or renewed the term of its lease or entered into a new lease for Suite 680, or (b) an Advice for any other Sixth Floor Potential Expansion Space after the date, if any, on which the existing tenant of Suite 680 or its successor in interest has entered into an expansion amendment or a new lease for such other Sixth Floor Potential Offering Space.

B.

Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, with respect to any Potential Offering Space after the date, if any, on which Landlord becomes entitled to Lease such Potential Offering Space to a third party under Section 11.1.C, 11.1,D or 11.1.E above.

11.4

Offering Amendment. If Tenant validly exercises its Right of First Offer, Landlord, within a reasonable period of time thereafter, shall prepare and deliver to Tenant an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Share, and other appropriate terms in accordance with this Section 11. Tenant shall execute and return the Offering Amendment to Landlord within 15 days after receiving it, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

12.

Termination Option. Notwithstanding any contrary provision hereof, if, despite its good faith efforts to obtain the same, Tenant is not awarded a Business Expansion Grant from the City of Glendale, as evidenced by customary documentation provided by the City of Glendale, by April 30, 2017, then Tenant shall have the right (the “Termination Option”) to terminate this Amendment, subject to the terms of this Section 12, by delivering to Landlord, not later than the earlier of (i) May 15, 2017, or (ii) the date immediately preceding the date, if any on which such award is issued, a written notice (the “Termination Notice”) electing to terminate this Amendment subject to the terms of this Section 11 and specifying the date to which Tenant wishes to accelerate the Temporary Space Expiration Date, which date shall be a date occurring not less than one (1) business day or more than five (5) business days after the date of delivery of such notice to Landlord. In such event, this Amendment shall be void ab initio and of no further force or effect and the Lease shall remain in effect as if this Amendment had not been entered into; provided, however, that

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(a)

Section 8 above shall remain in full force and effect; provided further, however, that (i) the Temporary Space Expiration Date shall be the date specified by Tenant in the Termination Notice, and (ii) Section 8.3 above shall have no further force or effect; and

(b)	Sections 9 above and 13 below shall remain in full force and effect.

If the Termination Option lapses or is irrevocably waived by Tenant in a written notice to Landlord, then the date on which such lapse or written waiver occurs shall be referred to herein as the “Termination Option Expiration Date”.

13.	Miscellaneous.

13.1

This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

13.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

13.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

13.4	Neither party shall be bound by this Amendment until it has been executed and delivered by both parties.

13.5	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

13.6

Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cassidy Turley Commercial Real Estate Services, Inc., a Missouri corporation doing business as Cushman & Wakefield (“Tenant’s Broker”)) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. Landlord shall pay a brokerage commission to Tenant’s Broker subject to the terms of a separate written agreement to be entered into between Landlord and Tenant’s Broker.

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[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

BRE BRAND CENTRAL HOLDINGS L.L.C., a Delaware limited liability company

By:	/s/ Frank Campbell
Name:	Frank Campbell
Title:	Managing Director

TENANT:

SERVICETITAN, INC., a Delaware corporation

By:	/s/ Ara Mahdessian
Name:	Ara Mahdessian
Title:	CEO, Co-Founder

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EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

1

EXHIBIT B

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings:

(i)	“Applicable Space” means the Expansion Space, Suite 1110 or any Offering Space, as the case may be;

(ii)	“Tenant Improvements” means, with respect to any Applicable Space, all improvements to be constructed in such Applicable Space pursuant to this Work Letter; and

(iii)

“Tenant Improvement Work” means, with respect to any Applicable Space; the construction of the Tenant Improvements for such Applicable Space, together with any related work (including demolition) that is necessary to construct such Tenant Improvements.

Notwithstanding any contrary provision of this Amendment:

(a) the provisions of this Work Letter shall apply separately to each Applicable Space; provided, however, that, subject to clause (b) below of this paragraph, Tenant, upon five (5) business days’ notice to Landlord, may convert any unused portion of the Allowance for Suite 1110 or any Offering Space to an increase in the Allowance for the Expansion Space, in which event the Allowance for Suite 1110 or such Offering Space, as the case may be, shall be reduced by, and the Allowance for the Expansion Space shall be increased by, such converted amount; and

(b) Landlord shall not be required to (i) disburse any portion of the Allowance (defined in Section 1.1 below) or perform any other obligation under this Work Letter before the date immediately following the Termination Option Expiration Date; (ii) disburse any portion of the Allowance for Suite 1110 (or any portion of the Allowance for the Expansion Space resulting from a conversion of a portion of the Allowance for Suite 1110 pursuant to the preceding clause. (a)) unless Tenant has extended the Term for Suite 1110 to the Suite 1110 Extended Expiration Date pursuant to Section 8.3 of this Amendment; or (iii) disburse any portion of the Allowance for any Offering Space (or any portion of the Allowance for the Expansion Space resulting from a conversion of a portion of the Allowance for any Offering Space pursuant to the preceding clause (a)) unless Tenant has validly exercised its Right of First Offer with respect to such Offering Space pursuant to Section 11 of this Amendment.

1. ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement ‘allowance in the amount of the Applicable Amount (defined below) (the “Allowance”), to be applied toward the Allowance Items (defined in Section 1.2 below). As used herein, “Applicable Amount” means (i) with respect to the Expansion Space, the sum of $1,416,840.00 (i.e., $60.00 per rentable square foot of the Expansion Space) plus $50,000.00 (representing an amount intended to be used to pay for some or all of the portion of the Tenant Improvement Work that is required to bring the restrooms in the Expansion Space into compliance with applicable Laws), as such amount may be increased pursuant to Section 3.2 of this Amendment; and (ii) with respect to each other Applicable Space, the amount equal to the product of (x) $60.00 per rentable square foot of such Applicable Space, times (y) the rentable square footage of such Applicable Space. Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.

1

1.2 Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below), the Engineers (defined in Section 2.1 below), and Tenant’s project manager (if any), together with any Review Fees (defined in Section 3.4.1 below); (b) [Intentionally Omitted]; (c) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (d) the cost of performing the Tenant Improvement Work, including after-hours charges., testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (e) the cost of any change to the base, shell or core of the Applicable Space or Building required by the Approved Plans (defined in Section 2.8 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (f) the cost of any change to the Approved Plans or the Tenant Improvement Work required by Law; (g) [Intentionally Omitted]; (h) sales and use taxes; and (i) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work. For the avoidance of doubt, no portion of the Allowance shall be used to pay for the design or performance of the Initial Landlord Work (defined in Section 7 below), which shall be the sole responsibility of Landlord. The portions of the Allowance to be used to pay the amounts described in clause (a) of the first sentence of this Section 1.2 shall be disbursed by Landlord to Tenant (or, upon Tenant’s request, to Tenant’s vendor(s)) within 30 days after Landlord’s receipt of Tenant’s request together with copies of paid invoices for such amounts.

1.3 Other Allowance Items. If any portion of the Allowance remains unused after all Allowance. Items have been fully paid, then, upon Tenant’s request, and subject to Section 1.4 below, Landlord shall disburse the Allowance, not to exceed 50% of the total amount of the Allowance, to pay installments of Base Rent next coming due under this Amendment (the “Other Allowance Items”). Tenant shall be responsible for all costs of the Other Allowance Items to the extent such costs exceed the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.

1.4 Deadline for Use of Allowance. Notwithstanding any contrary provision of this Amendment, if, other than by reason Landlord’s breach of its obligations under this Amendment, the entire Allowance is not used by November 30, 2018, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.5 [Intentionally Omitted.]

1.6 Landlord Costs. Notwithstanding any contrary provision of this .Amendment, Tenant shall not be responsible for any Landlord Cost (defined below) and no Landlord Cost shall be an Allowance Item. As used herein, “Landlord Cost” means any portion of the cost of the Tenant Improvement Work that :is reasonably attributable to the following and not to any Act of Tenant: (a) any amount paid to the Contractor (defined in Section 2.6.1 below) in excess of the Construction Pricing Proposal (defined in Section 2.6.1 below) approved by Tenant, except to the extent of any revision to the Approved Plans or the Tenant Improvements that is approved (or required under Section 2.8 below to be approved) by Tenant in writing; or (b) the presence in the Applicable Space of (i) any hazardous material in an amount or condition that violates applicable Law, or (ii) any asbestos-containing material.

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2. CONSTRUCTION DRAWINGS; PRICING.

2.1 Selection of Architect. Tenant shall retain Wirt Design or another architect/space planner selected by Tenant and reasonably approved by Landlord (the “Architect”) and price-competitive engineering consultants designated by Landlord (the “Engineers”) to prepare all architectural and engineering plans, specifications and working drawings for the Applicable Space (the “Plans”). All Plans shall (a) comply with the drawing format and specifications required by Landlord, (b) be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”), and (c) otherwise be subject to Landlord’s reasonable approval. Notwithstanding any review of the Plans by Landlord or any of its space planners, architects, engineers or other consultants, and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or any such consultant, Landlord shall not be liable for any error or omission in the Plans or have any other liability relating thereto.

2.2 [Intentionally Omitted.]

2.3 Space Plan. Tenant shall cause the Architect to prepare a space plan for the Tenant Improvements, including a layout and designation of all offices, rooms and other partitioning, and equipment to be contained in the Applicable Space, together with their intended use (the “Space Plan”), and shall deliver four (4) copies of the Space Plan, signed by Tenant, to Landlord for its approval. Such preparation and delivery to Landlord shall occur within 45 days after the execution and delivery of this Amendment. The Space Plan shall (a) comply with the drawing format and specifications required by Landlord, (b) be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”), and (c) otherwise be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Space Plan within 10 business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Amendment. If Landlord disapproves the Space Plan, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and Tenant shall cause the Architect to revise the Space Plan and resubmit it for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Space Plan. Such approved Space Plan shall be referred to herein as the “Approved Space Plan.”

2.4 Additional Programming Information. After Landlord approves the Space Plan, Tenant shall deliver to Landlord, in writing, all information (including all interior and special finishes, electrical requirements, telephone requirements, special HVAC requirements, and plumbing requirements) that, when combined with the Approved Space Plan, will be sufficient to complete the Construction Drawings (defined in Section 2.5 below) (collectively, the “Additional Programming Information”). The Additional Programming Information shall be (a) consistent with the Approved Space Plan and the Landlord Requirements, and (b) otherwise subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Amendment. If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and Tenant shall modify the Additional Programming Information and resubmit it for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information. Such approved Additional Programming Information shall be referred to herein as the “Approved Additional Programming Information.”

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2.5 Construction Drawings. After Landlord approves the Additional Programming Information, Tenant shall cause the Architect and the Engineers to complete the final architectural (and, if applicable, structural) and engineering working drawings for the Tenant Improvement Work in a form that is sufficient to enable the Contractor (defined in Section 2.6.1.A below) and its subcontractors to bid on the Tenant Improvement Work and obtain the Permits (defined in Section 3.3 below) (collectively, the “Construction Drawings”), and shall deliver four (4) copies of the Construction Drawings, signed by Tenant, to Landlord for its approval. Notwithstanding the foregoing, at Tenant’s option, the Construction Drawings may be prepared in two phases (first the architectural drawings, then engineering drawings consistent with the previously provided architectural drawings), provided that each phase shall be subject to Landlord’s approval. The Construction Drawings shall conform to the Approved Space Plan, the Approved Additional Programming Information and the Landlord Requirements. Landlord shall provide Tenant with notice approving or reasonably disapproving the Construction Drawings (or the applicable phase thereof) within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Amendment. If Landlord reasonably disapproves the Construction Drawings (or any phase thereof), Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval, and Tenant shall cause the Construction Drawings (or the applicable phase thereof) to be modified and resubmitted to Landlord for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Construction Drawings. Such approved Construction Drawings shall be referred to herein as the “Approved Construction Drawings.” Within one (1) business day after Landlord approves the Construction Drawings, Tenant shall deliver to Landlord a .CD ROM of the Approved Construction Drawings in accordance with Landlord’s CAD Format Requirements (defined in Section 3.4.3 below).

2.6 Construction Pricing.

2.6.1 Construction Pricing Proposal.

A. Within 15 business days after the Construction Drawings are approved by Landlord and Tenant, Landlord shall (i) solicit from the Eligible Contractors (defined below) qualified (as reasonably determined by Landlord), competitive bids to perform the Tenant Improvement Work pursuant to the Approved Construction Drawings (“Qualified Bids”), (ii) provide Tenant with copies of the Qualified Bids received, and (iii) provide Tenant with Landlord’s reasonable estimates (“Qualified Construction Pricing Proposals”) of the cost of all Allowance Items to be incurred .by Tenant in connection with the performance of the Tenant Improvement Work, based upon (other than with respect to soft costs) such received Qualified Bids. At Landlord’s option, the Qualified Bids may be based upon the assumption that the Tenant Improvement Work will be performed pursuant to Landlord’s standard form of “guaranteed maximum price” contract. As used herein, “Eligible Contractor” means Warner Constructors, Inc., Corporate Contractors, Inc., Holwick Constructors, Inc., Interscape Construction, or any other licensed, reputable general contractor that may be selected by Landlord and reasonably approved by Tenant. Tenant shall provide Landlord with notice selecting, from among the Eligible Contractors that have submitted Qualified Bids, the Eligible Contractor that Tenant wishes to perform the Tenant Improvement Work. The Eligible Contractor so selected by Tenant shall be referred to herein as the “Contractor”.

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B. In addition to selecting the Contractor, Tenant shall provide Landlord with notice approving or disapproving the Qualified Construction Pricing Proposal that was based upon the Qualified Bid provided by the Contractor (the “Construction Pricing Proposal”). If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.8 below. Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant. Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and begin construction relating to such items.

C. Notwithstanding any contrary provision hereof, if, in Landlord’s good faith judgment, the Contractor is or becomes unable or unwilling to timely perform the Tenant Improvement Work as contemplated by this Work Letter in accordance with the terms and conditions of Landlord’s standard form of construction contract (which, at Landlord’s option, may be a guaranteed maximum price contract), Landlord may so notify Tenant, in which event (i) Tenant, within three (3) business days after receiving such notice, shall provide Landlord with notice selecting a new Contractor from among the remaining Eligible Contractors that have submitted Qualified Bids, and (ii) Section 2.6.1.13 above shall apply as if such new Contractor had been selected by Tenant as the Contractor pursuant to Section 2.6.1.A above in the first instance.

2.6.2 Over-Allowance Amount. If the Construction Pricing Proposal approved by Tenant exceeds the Allowance (less any portion thereof previously disbursed pursuant to the last sentence of Section 1.2 above), then Tenant, within five (5) business days after approving the Construction Pricing Proposal, shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”). Any Over-Allowance Amount shall be disbursed by Landlord before the Allowance and pursuant to the same procedure as the Allowance. If, after the Construction Pricing Proposal is approved by Tenant, (a) any revision is made to the Approved Construction Drawings or the Tenant Improvement Work is otherwise changed, or the Contractor is replaced with a new Contractor, in each case in a way that increases the Construction Pricing Proposal, (b) the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the terms hereof, or (c) any portion of the Allowance is disbursed pursuant to the last sentence of Section 1.2 above or, in the case of Suite 1110 or an Offering Space, is converted to an increase in the Allowance for the Expansion Space pursuant to clause (a) of the second (2nd) paragraph of this Work Letter, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord within five (5) business days after Landlord’s request.

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2.6.3 Certain Charges Excluded. No cost of parking, utilities, after-hours HVAC or freight elevator usage incurred in connection with the Tenant Improvement Work or Tenant’s initial move-in shall be deemed an Allowance Item or otherwise charged to Tenant.

2.7 Permits. After the Construction Drawings have been approved by Landlord and Tenant, Tenant shall submit the Approved Construction Drawings to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all permits necessary for the Contractor to complete the Tenant Improvement Work (the “Permits”). Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Without limiting Tenant’s obligations or Landlord’s remedies, Tenant shall cause the Approved Construction Drawings to be sufficient for issuance of the Permits, and if the Approved Construction Drawings are insufficient for such issuance, then Tenant, subject to Sections 2.8 and 5.2 below, shall cause the Architect and/or Engineers to promptly revise the Approved Construction Drawings to remedy such insufficiency and resubmit the same for Landlord’s approval. As used herein, “Required Permitting Materials” means the Approved Construction Drawings sufficient for issuance of the Permits, together with all applications and other materials, if any, necessary to obtain the Permits.

2.8 Revisions. If Tenant requests’ Landlord’s approval of any revision to the Approved Space Plan, the Approved Additional Programming information, or the Approved Construction Drawings (collectively, the “Approved Plans”), Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall deliver to Tenant notice of any resulting change in the most recent Construction Pricing Proposal, if any, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Amendment, whereupon Tenant, within five (5) business days, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Without limitation, it shall be deemed reasonable for Landlord to disapprove any such proposed revision that conflicts with the Landlord Requirements. Landlord shall not revise the Approved Plans without Tenant’s consent, which shall not be withheld or conditioned to the extent that such revision is required in order to cause the Approved Plans to comply with Law. Tenant shall approve; or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Plans within two (2) business days after receiving Landlord’s request for approval thereof. For purposes hereof, any change order affecting the Approved Plans shall be deemed a revision thereto.

2.9 Tenant’s Submission Deadline. For purposes of clause (a) of the definition of a “Tenant Delay” as set forth in Section 5.2 below, “Tenant’s Submission Deadline” means the date occurring 120 days after the Start Date (defined below); provided, however, that (a) Tenant’s Submission Deadline shall be extended by one (1) day for each day, if any, by which Tenant’s selection of the Contractor pursuant to Section 2.6.1 above, Tenant’s approval of the Construction Pricing Proposal pursuant to Section 2.6.1 above, or Tenant’s submission of the Required Permitting Materials to the appropriate governmental authorities pursuant to Section 2.7 above is delayed by any failure of Landlord to perform its obligations under this Section 2; and (b) if Landlord notifies Tenant, pursuant to Section 2.6.1.0 above, that the Contractor is unable or unwilling to timely perform the Tenant Improvement Work as contemplated by this Work Letter in accordance with the terms and conditions of Landlord’s standard form of construction contract, then Tenant’s Submission Deadline shall be the later of the existing Tenant’s Submission Deadline or the date occurring five (5) business days after the date of such notice to Tenant. As used herein, “Start Date” means (x) with respect to the Expansion Space, the date of mutual execution and delivery of this Amendment, (y) with respect to Suite 1110, the date on which Tenant notifies Landlord that it is extending the Term for Suite 1110 to the Suite 1110 Extended Expiration Date pursuant to Section 8.3 of this Amendment, and (z) with respect to any Offering Space, the date on which Tenant delivers to Landlord a Notice of Exercise for such Offering Space pursuant to Section 11.1.B.4 of this Amendment.

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3. CONSTRUCTION.

3.1 Contractor. Landlord shall retain the Contractor (defined below) to perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2 [Intentionally Omitted]

3.3 [Intentionally Omitted.]

3.4 Construction.

3.4.1 Performance of Tenant Improvement Work; Review Fees. Landlord shall cause the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings Tenant shall not be required to pay any supervision or management fee in connection with the design and construction of the Tenant Improvements. However, Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of any structural or other non-customary elements of the Plans (such as raised floors, internal stairways, and the like) by Landlord’s third party consultants (“Review Fees”).

3.4.2 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within 345 days after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any defect in the Tenant Improvements, then Landlord shall promptly cause such defect to be corrected.

3.4.3 Tenant’s Covenants. At the completion of construction, Tenant shall cause the Architect to (i) update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (ii) certify to the best of its knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (iii) deliver to Landlord two (2) CD ROMS of such updated drawings in accordance with Landlord’s CAD Format Requirements (defined below) within 30 days following issuance of a certificate of occupancy for the Applicable Space. For purposes of this Work Letter, “Landlord’s CAD Format Requirements” shall mean (w) the version is no later than current Autodesk version of AutoCAD plus the most recent release version, (x) files must be unlocked and fully accessible (no “cad-lock”, read-only, password protected or “signature” files), (y) files must be in “.dwg” format, and (z) if the data was electronically in a non-Autodesk product, then files must be converted into “`dwg” files when given to Landlord.

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4. COMPLIANCE WITH LAW; SUITABILITY FOR TENANT’S USE. Tenant shall be responsible for ensuring that (a) all elements of the design of the Plans comply with Law and are otherwise suitable for Tenant’s use of the Applicable Space, and (b) no Tenant Improvement impairs any system or structural component of the Building, and neither Landlord’s nor its consultants’ approval of the Plans shall relieve Tenant from such responsibility.

5. COMPLETION.

5.1 Substantial Completion. For purposes of Section 2.2, 8.3 or 11.2 of this Amendment, as applicable, and subject to Section 5.2 below, the Tenant Improvement Work shall be deemed to be “Substantially Complete” on the later of (a) the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical’ adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Applicable Space, or (b) the date on which Landlord receives from the appropriate governmental authorities, with respect to the Tenant Improvement Work, all approvals necessary for the lawful occupancy of the Applicable Space.

5.2 Tenant Cooperation; Tenant Delay. Tenant shall use commercially reasonable efforts to cooperate with Landlord, the Architect, the Engineers, the Contractor, and Landlord’s other consultants to complete all phases of the Plans, approve the Construction Pricing Proposal, obtain the Permits, and complete the Tenant Improvement Work as soon as possible, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, if (i) the Tenant Improvements include the installation of electrical connections for furniture stations to be installed by Tenant, and (ii) any electrical or other portions of such furniture stations must be installed in order for Landlord to obtain any governmental approval required for occupancy of the Applicable Space, then (x) Tenant, upon five (5) business days’ notice from Landlord, shall promptly install such portions of such furniture stations in accordance with Sections 7.2 and 7.3 of the Lease, and (y) during the period of Tenant’s entry into the Applicable Space for the purpose of performing such installation, all of Tenant’s obligations under this Amendment relating to the Applicable Space shall apply, except for the obligation to pay Monthly Rent. In addition, without limiting the foregoing, if the Substantial Completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to select the Contractor pursuant to Section 2.6.1 above, approve the Construction Pricing Proposal pursuant to Section 2.6.1 above, and submit the Required Permitting Materials to the appropriate authorities pursuant to Section 2.7 above, all on or before Tenant’s Submission Deadline; (b) [Intentionally Omitted]; (c) any failure of Tenant to timely approve any other matter requiring Tenant’s approval; (d) any breach by Tenant of this Work Letter or this Amendment; (e) any request by Tenant for any revision to, or for Landlord’s approval of any revision to, any portion of the Approved Plans (except to the extent that such delay results from a breach by Landlord of its obligations under Section 2.8 above); (f) any requirement of Tenant for materials, components; finishes or improvements that are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvement Work as set forth in this Amendment; or (g) any change to the base, shell or core of the Applicable Space or Building required by the Approved Construction Drawings, then except (other than in the case of the preceding clause (a)) to the extent that Landlord fails to provide Tenant with written notice of such Tenant Delay as soon as reasonably possible after discovering it, and regardless of when the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed if no such Tenant Delay had occurred. Notwithstanding the foregoing, Landlord shall not be required to tender possession of the Applicable Space to Tenant before the Tenant Improvement Work has been Substantially Completed, as determined without giving effect to the preceding sentence. Notwithstanding Section 25.1 of the Lease, Landlord’s notice to Tenant of any Tenant Delay may be given by e-mail.

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6. MISCELLANEOUS. Notwithstanding any contrary provision of this Amendment, if Tenant defaults under this Amendment before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Applicable Space.

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EXHIBIT C

NOTICE OF LEASE TERM DATES

   , 20

To:

Re:     Amendment (the “Amendment”), dated    , 20 , to a lease agreement dated    , 20 , between       a       (“Landlord”), and      , a       (Tenant”), concerning Suite    on the     floor of the building located at      ,      , California ([the “Expansion Space”] [“Suite 1110”] [the “Offering Space”]).

Lease ID:

Business Unit Number:

Dear      :

In accordance with the Amendment, Tenant accepts possession of the [the Expansion Space] [Suite 1110] [Offering Space] and confirms that (a) the [Expansion Effective Date] [Suite 1110 Extended Term Commencement Date] [Offering Space Commencement Date for the Offering Space] is      , 20 , and (b) the Extended Expiration Date is      , 20 .

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, under Section 2.3 of the Amendment, Tenant is required to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it.

“Landlord”:

,
a

By:

Name:

Title:

1

Agreed and Accepted

as of      , 20 .

“Tenant”:

a

By:

Name:

Title:

2

EXHIBIT D-1

OUTLINE AND LOCATION OF SUITE 185

1

EXHIBIT D-2

OUTLINES AND LOCATIONS OF SUITE 220 AND SUITE 245

1

EXHIBIT D-3

OUTLINES AND LOCATIONS OF SUITE 1110

1

EXHIBIT E

OUTLINES AND LOCATIONS OF STORAGE SPACE

TITLE 365
TITLE 365
TITLE 365
VACANT
VACANT
VERIZON MCI METRO
POLARIS
ARA
ARA
AU BANK
JANITORIAL
EOP
THE HADLER GROUP
STILA
EOP
VACANT
VACANT
VACANT

801 NORTH BRAND BOULEVARD - GLENDALE, CALIFORNIA
FLOOR B1

July 11, 2012

1

EXHIBIT F-1

OUTLINES AND LOCATIONS OF SUITE 680, SUITE 685 AND SUITE 690

1

EXHIBIT F-2

OUTLINE AND LOCATION OF SUITE 1180

1

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is made and entered into as of November 9, 2017, by and between BRE BRAND CENTRAL HOLDINGS L.L.C., a Delaware limited liability company (“Landlord”). and SERVICETITAN, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated June 30, 2015, as previously amended by the First Amendment dated April 17, 2017 (the “First Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 47,228 rentable square feet (the “Existing Premises”) described as Suites 700 and 800 on the 7th and 8th floors of the building commonly known as 801 North Brand located at 801 North Brand Boulevard, Glendale, California 91203 (the “Building”).

B.

The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 8,096 rentable square feet described as Suites 680, 685 and 690 on the 6th floor of the Building and shown on Exhibit A attached hereto (the “Second Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	[Intentionally Omitted.]

2.	Second Expansion.

2.1.

Effect of Second Expansion. Effective as of the Second Expansion Effective Date, the Premises shall be increased from 47,228 rentable square feet on the 7th and 8th floors to 55,324 rentable square feet on the 6th, 7th and 8th floors by the addition of the Second Expansion Space, and, from and after the Second Expansion Effective Date, the Existing Premises and the Second Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Second Expansion Space (the “Second Expansion Term”) shall commence on the Second Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the last day of the 66th full calendar month beginning on or after the Second Expansion Effective Date (the “Second Expansion Expiration Date”). During the Second Expansion Term, the Second Expansion Space shall be subject to all the terms and conditions of the Lease, including Landlord’s obligations under Section 5.2 of the Lease, except as provided herein. For the avoidance of doubt, neither Section 1.4 of the Lease nor Exhibit B to the Lease shall apply to the Second Expansion Space.

2.2.

Second Expansion Effective Date. As used herein, “Second Expansion Effective Date” means the earlier of (i) the first date on which Tenant conducts business in the Second Expansion Space, or (ii) the date on which the Tenant Improvement Work (defined in Exhibit B attached hereto) for the Second Expansion Space is Substantially Complete (defined in Exhibit B attached hereto), which is anticipated to be March 1, 2018 (the “Target Second Expansion Effective Date”). The adjustment of the Second Expansion Effective Date and, accordingly, the postponement of Tenant’s obligation to pay rent for the Second Expansion Space shall be Tenant’s sole remedy if the Tenant Improvement Work for the Second Expansion Space is not Substantially Complete on the Target Second Expansion Effective Date.

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2.3.

Confirmation Letter. At any time after the Second Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within five (5) days after receiving it.

2.4.

Lease Terms Not Coterminous. For the avoidance of doubt, it is acknowledged and agreed that (a) the term of the Lease for the Second Expansion Space is not coterminous with the term of the Lease for the Existing Premises; and (b) upon the expiration of either such term before the other such term, Sections 8 and 16 and all other provisions of the Lease that would apply to the entire Premises if the Term were expiring with respect to the entire Premises shall apply to the space for which the term of the Lease is expiring as if the term of the Lease were expiring with respect to the entire Premises.

2.5.

Late Delivery of Second Expansion Space; Abatement of Base Rent. Notwithstanding any contrary provision hereof, if the Second Expansion Effective Date does not occur on or before the Outside Completion Date (defined below), Tenant, as its sole remedy, shall be entitled to an abatement of Base Rent for the Second Expansion Space, beginning on the date that such Base Rent otherwise first becomes payable hereunder, in the amount of $1,000.00 for each day in the period beginning on the Outside Completion Date and ending on the date immediately preceding the Second Expansion Effective Date. As used herein, “Outside Completion Date” means the date occurring 150 days after the Start Date (defined below); provided, however, that the Outside Completion Date shall be postponed by one (1) day for each day, if any, by which the Substantial Completion of the Tenant Improvement Work for the Second Expansion Space is delayed by (a) any event of Force Majeure, or (b) any failure of the existing tenant of the Second Expansion Space to surrender possession of the Second Expansion Space to Landlord by December 31, 2017 in the condition and configuration required under its lease (except to the extent that such failure continues because of any failure of Landlord to use good faith efforts to exercise its remedies for such failure to surrender). As used herein, “Start Date” means the date on which Tenant approves the Construction Pricing Proposal (defined in Section 2.6.1.B of Exhibit B attached hereto) for the Second Expansion Space pursuant to Section 2.6.1.B of Exhibit B attached hereto and delivers the Permits (defined in Section 2.7 of Exhibit B attached hereto) to Landlord pursuant to Section 2.7 of Exhibit B attached hereto; provided, however, that the Start Date shall be accelerated by one (1) day for each day, if any, of any breach by Landlord of its obligations under Section 2 of Exhibit B attached hereto.

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3.	Base Rent. With respect to the Second Expansion Space during the Second Expansion Term, the schedule of Base Rent shall be as follows:

Period During Second Expansion Term	Annual Rate Per Square _Monthly Foot (rounded to the nearest 100th of a dollar)	Base Rent
Second Expansion Effective Date through last day of 12th full calendar month of Second Expansion Term	$31.80	$21,454.40
13th through 24th full calendar months of Second Expansion Term	$32.75	$22,095.33
25th through 36th full calendar months of Second Expansion Term	$33.74	$22,763.25
37th through 48th full calendar months of Second Expansion Term	$34.75	$23,444.67
49th through 60th full calendar months of Second Expansion Term	$35.79	$24,146.32
61st full calendar month of Second Expansion Term through last day of Second Expansion Term	$36.86	$24,868.21

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

Notwithstanding the foregoing, Base Rent for the Second Expansion Space shall be abated in full for the second (2nd) through seventh (7th) full calendar months of the Second Expansion Term; provided, however, that (a) if a Default exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured; and (b) Tenant may convert all or any portion of such abatement to an increase in the Allowance (defined in Section 1.1 of Exhibit B) for the Second Expansion Space by notifying Landlord at least 30 days before such abatement would otherwise occur.

4.	[Intentionally Omitted.]

5.	Tenant’s Share. With respect to the Second Expansion Space during the Second Expansion Term, Tenant’s Share shall be 2.8299%.

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6.

Expenses and Taxes. With respect to the Second Expansion Space during the Second Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Second Expansion Space during the Second Expansion Term, (a) the Base Year for Expenses and Taxes shall be 2018, and (b) Tenant shall not be required to pay Tenant’s Share of Expenses and Taxes for the Second Expansion Space during the first 12 months of the Second Expansion Term.

7.	Improvements to Second Expansion Space; Base Building Components Serving Second Expansion Space.

7.1.

Configuration and Condition of Second Expansion Space. Tenant acknowledges that it has inspected the Second Expansion Space, and agrees to accept the Second Expansion Space in its existing configuration and condition (or in such other configuration and condition as the existing tenant of the Second Expansion Space may cause to exist without breaching its obligations under its lease and without causing any new damage to the Second Expansion Space other than reasonable wear and tear), without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment. For the avoidance of doubt, and for purposes of the preceding sentence, no removal of any trade fixture or performance of any repair, restoration or alteration from or in the Second Expansion Space as permitted under the lease of the existing tenant of the Second Expansion Space shall be deemed, in and of itself, to constitute new damage to the Second Expansion Space.

7.2.	[Intentionally Omitted.]

7.3.	Responsibility for Improvements to Second Expansion Space. Landlord shall perform improvements to the Second Expansion Space in accordance with Exhibit B attached hereto.

7.4.

Code Compliance. Section 5.3 of the Lease shall not apply to the Second Expansion Space. Landlord represents and warrants to Tenant that, as of the date hereof, Landlord has not received written notice from any governmental agency (and Landlord does not otherwise have actual knowledge, without any duty of inquiry) that any portion of any Base Building System located in and serving the Second Expansion Space (other than in any restroom located in the Second Expansion Space) violates applicable Law, as determined without regard to any Tenant Improvements (defined in Exhibit B attached hereto) or Alterations. For the avoidance of doubt, Landlord makes no representation or warranty that no modification will be required by Law to be made to the Base Building lighting and/or HVAC systems located in the Second Expansion Space in connection with the performance of the Tenant Improvement Work.

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7.5.	Building Components Serving Second Expansion Space. Landlord shall cause the Building to include the following components on the Second Expansion Effective Date:

(a)	all structural elements in good condition and working order, as more fully provided in and subject to the terms of Section 7.1 of the Lease;

(b)

all Base Building Systems serving the Second Expansion Space, including Base Building HVAC (including ducted mechanical exhaust system off Building main, fans, insulated main loop around the floor on which the Second Expansion Space is located, and return air and exhaust system with smoke and fire dampers), electrical (including electrical/telephone closets with exhaust systems and all subpanels and breakers), plumbing, elevator (including cabs) and fire/life-safety systems (including panels, power sources, sprinklers with mains, laterals, uprights, and pull stations at points of egress), in each case to the extent serving the Second Expansion Space, and each (i) in good condition and working order, as more fully provided in and subject to the terms of Sections 7.1 of the Lease and Exhibit B attached hereto, and (ii) sufficient (A) in the case of the Base Building HVAC system, to provide to the Second Expansion Space the HVAC described in clause (a) of Section 6.1 of the Lease and Exhibit H to the Lease, (B) in the case of the Base Building electrical system, to provide to the Second Expansion Space the electricity described in clause (b) of Section 6.1 of the Lease, (C) in the case of the Base Building plumbing system, to provide to the Second Expansion Space the water described in clause (c) of Section 6.1 of the Lease, and (D) in the case of the Base Building elevator system, to provide to the floor on which the Second Expansion Space is located the elevator service described in clause (d) of Section 6.1 of the Lease;

(c)

Building-standard window coverings for all exterior/perimeter glazed openings in the Second Expansion Space, in their condition and working order existing on the date hereof (subject to reasonable wear and tear and Exhibit B attached hereto);

(d)

floor slab in the Second Expansion Space in good condition as required to allow the installation of standard floor coverings, together with floors in the Second Expansion Space in their condition existing on the date hereof (subject to reasonable wear and tear and Exhibit B attached hereto);

(e)

drywall covered core walls (including elevator lobby) in the Second Expansion Space, in their configuration and condition existing on the date hereof subject to reasonable wear and tear and Exhibit B attached hereto); and

(f)	the ceiling of the Second Expansion Space in its configuration and condition existing on the date hereof (subject to reasonable wear and tear and Exhibit B attached hereto).

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8.	[Intentionally Omitted.]

9.	[Intentionally Omitted.]

10.

Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

10.1.

Early Entry. Tenant may enter the Second Expansion Space (i) after installation of the ceiling grid in the Second Expansion Space and before the Second Expansion Effective Date (but not before the date that Landlord reasonably estimates will occur 30 days before the Second Expansion Effective Date), solely for the purpose of installing telecommunications and data cabling in the Second Expansion Space, and (ii) after installation of the carpeting or other flooring in the Second Expansion Space and before the Second Expansion Effective Date (but not before the date that Landlord reasonably estimates will occur 30 days before the Second Expansion Effective Date), solely for the purpose of installing equipment, furnishings and other personal property in the Second Expansion Space. During any such period of early entry, (a) all of Tenant’s obligations under this Amendment relating to the Second Expansion Space, except the obligation to pay Monthly Rent, shall apply, and (b) Tenant shall be entitled to receive the HVAC, utility and elevator services serving the Second Expansion Space described in Section 6.1 of the Lease, all without additional charge. Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter the Second Expansion Space pursuant to this Section 10.1 if Landlord reasonably determines that such entry is endangering individuals working in the Second Expansion Space or is delaying completion of the Tenant Improvement Work for the Second Expansion Space.

10.2.	Letter of Credit Amount.

A.

Increase of Letter of Credit Amount. Section 2.1 of Exhibit F to the Lease is hereby amended by increasing the Letter of Credit Amount to $600,000.00 (the “Increased Amount”). Accordingly, within five (5) business days after the mutual execution and delivery of this Amendment, Tenant shall either (i) deliver to Landlord a new Letter of Credit in the amount of the Increased Amount and otherwise satisfying the LC Requirements, whereupon Landlord shall return the existing Letter of Credit to Tenant within 30 days after receiving such new Letter of Credit, or (b) deliver to Landlord an amendment to the existing Letter of Credit, executed by and binding upon the issuer of the existing Letter of Credit and in a form reasonably acceptable to Landlord, increasing the amount of the existing Letter of Credit to the Increased Amount, whereupon Landlord shall execute and return such amendment to Tenant within 30 days after receiving such amendment.

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B.	Reduction of Letter of Credit Amount. Section 2.6 of Exhibit F to the Lease, as amended by Section 10.2 of the First Amendment, is hereby amended in its entirety to read as follows:

“Notwithstanding any contrary provision of the Lease, provided that no Default then exists, the Letter of Credit Amount shall be reduced on the following dates (each, a “Reduction Effective Date”) to be equal to the following corresponding amounts (each, a “Reduced Amount”): (a) $475,000.00 on June 30, 2019; (b) $350,000.00 on June 30, 2020; (c) $225,000.00 on June 30, 2021; and (d) $100,000.00 on June 30, 2022. If the Letter of Credit Amount is reduced in accordance with this Section 2.6, Tenant shall either (a) deliver to Landlord a new Letter of Credit in the amount of the Reduced Amount and otherwise satisfying the LC Requirements, whereupon Landlord shall return the Letter of Credit then held by Landlord (the “Existing Letter of Credit”) to Tenant within 30 days after the later of Landlord’s receipt of such new Letter of Credit or the Reduction Effective Date, or (b) deliver to Landlord an amendment to the Existing Letter of Credit, executed by and binding upon the issuer of the Existing Letter of Credit and in a form reasonably acceptable to Landlord, reducing the amount of the Existing Letter of Credit to the Reduced Amount, whereupon Landlord shall execute and return such amendment to Tenant within 30 days after the later of Landlord’s receipt of such amendment or the Reduction Effective Date.”

10.3.	Parking.

A.

Second Expansion Space. Commencing on the Second Expansion Effective Date, the second paragraph of Section 1.9 of the Lease, as amended by Section 10.3.A of the First Amendment shall be amended by replacing each occurrence therein of the number “166” with the number “190”.

B.

Temporary Spaces. Section 10.3.B of the First Amendment, entitled “Temporary Spaces,” is hereby amended by deleting therefrom the words “(but not before the date immediately following the Termination Option Expiration Date)”.

10.4.

Acceleration Option. For the avoidance of doubt, Section 4 of Exhibit F to the Lease, entitled “Acceleration Option,” shall continue in effect in accordance with its terms; provided, however, that notwithstanding any contrary provision of the Lease, (a) Section 4 of Exhibit F to the Lease shall not apply to the Expansion Space or the Second Expansion Space, and (b) after the Accelerated Expiration Date, if any, the last sentence of Section 1.9 of the Lease (as amended by Section 10.3.A of the First Amendment and Section 10.3.A above), shall be amended by replacing each occurrence therein of the number “190” with the number “95”. Section 10.4 of the First Amendment, entitled “Acceleration Option,” is hereby deleted in its entirety from the Lease.

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10.5.

Extension Option. With respect to the Second Expansion Space only, Section 5 of Exhibit F to the Lease shall be amended by replacing each occurrence therein of the term “Expiration Date” with the term “Second Expansion Expiration Date”; and (b) for the avoidance of doubt, such Section 5, as so amended, shall apply to the Second Expansion Space (it being acknowledged, for the avoidance of doubt, that any extension of the Term for the Second Expansion Space resulting from Tenant’s exercise of its rights under such Section 5, as so amended, may not be coterminous with the Term for any other portion of the Premises, as it may have been extended). For the avoidance of doubt, Tenant may exercise the Extension Option with respect to the Second Expansion Space independently of whether or not Tenant exercises the Extension Option with respect to the Existing Premises.

10.6.	[Intentionally Omitted.]

10.7.

California Civil Code Section 1938. Pursuant to California Civil Code § 1938(a), Landlord hereby states that the Second Expansion Space has not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52). Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant requests a CASp inspection of the Second Expansion Space, then Tenant shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Amendment, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Second Expansion Space.

10.8.	Suite 1110 Option to Extend. Section 8.3 of the First Amendment, entitled “Tenant’s Option to Extend Term for Suite 1110,” is hereby deleted in its entirety from the Lease.

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10.9.	Right of First Offer. Section 11 of the First Amendment, entitled “Right of First Offer,” is hereby deleted in its entirety from the Lease.

11.	Miscellaneous.

11.1.

This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

11.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

11.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

11.4.	Neither party shall be bound by this Amendment until it has been executed and delivered by both parties.

11.5.	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

11.6.

Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cassidy Turley Commercial Real Estate Services, Inc., a Missouri corporation doing business as Cushman & Wakefield (“Tenant’s Broker”)) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. Landlord shall pay a brokerage commission to Tenant’s Broker subject to the terms of a separate written agreement to be entered into between Landlord and Tenant’s Broker.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

BRE BRAND CENTRAL HOLDINGS L.L.C., a Delaware limited liability company

By:	/s/ Frank Campbell
Name:	Frank Campbell
Title:	Managing Director

TENANT:

SERVICETITAN, INC., a Delaware corporation

By:	/s/ Vahe Kuzoyan
Name:	Vahe Kuzoyan
Title:	President

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EXHIBIT A

OUTLINE AND LOCATION OF SECOND EXPANSION SPACE

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EXHIBIT B

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings:

(i)	“Tenant Improvements” means all improvements to be constructed in the Second Expansion Space pursuant to this Work Letter; and

(ii)

“Tenant Improvement Work” means the construction of the Tenant Improvements for the Second Expansion Space, together with any related work (including demolition) that is necessary to construct such Tenant Improvements.

1. ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $485,760.00 (i.e., $60.00 per rentable square foot of the Second Expansion Space) to be applied toward the Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.

1.2 Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below), the Engineers (defined in Section 2.1 below), and Tenant’s project manager (if any), together with any Review Fees (defined in Section 3.4.1 below); (b) [Intentionally Omitted]; (c) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (d) the cost of performing the Tenant Improvement Work, including after-hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (e) the cost of any change to the base, shell or core of the Second Expansion Space or Building required by the Approved Plans (defined in Section 2.8 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (f) the cost of any change to the Approved Plans or the Tenant Improvement Work required by Law; (g) [Intentionally Omitted]; (h) sales and use taxes; and (i) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work. For the avoidance of doubt, no portion of the Allowance shall be used to pay for the design or performance of the Initial Landlord Work (defined in Section 7 below), which shall be the sole responsibility of Landlord. The portions of the Allowance to be used to pay the amounts described in clause (a) of the first sentence of this Section 1.2 shall be disbursed by Landlord to Tenant (or, upon Tenant’s request, to Tenant’s vendor(s)) within 30 days after Landlord’s receipt of Tenant’s request together with copies of paid invoices for such amounts.

1.3 Other Allowance Items. If any portion of the Allowance remains unused after all Allowance Items have been fully paid, then, upon Tenant’s request, and subject to Section 1.4 below, Landlord shall disburse the Allowance, not to exceed 50% of the total amount of the Allowance, to pay installments of Base Rent next coming due under this Amendment (the “Other Allowance Items”). Tenant shall be responsible for all costs of the Other Allowance Items to the extent such costs exceed the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.

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1.4 Deadline for Use of Allowance. Notwithstanding any contrary provision of this Amendment, if, other than by reason Landlord’s breach of its obligations under this Amendment, the entire Allowance is not used by November 30, 2018, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.5 [Intentionally Omitted.]

1.6 Landlord Costs. Notwithstanding any contrary provision of this Amendment, Tenant shall not be responsible for any Landlord Cost (defined below) and no Landlord Cost shall be an Allowance Item. As used herein, “Landlord Cost” means any portion of the cost of the Tenant Improvement Work that is reasonably attributable to the following and not to any Act of Tenant: (a) any amount paid to the Contractor (defined in Section 2.6.1 below) in excess of the Construction Pricing Proposal (defined in Section 2.6.1 below) approved by Tenant, except to the extent of any revision to the Approved Plans or the Tenant Improvements that is approved (or required under Section 2.8 below to be approved) by Tenant in writing; or (b) the presence in the Second Expansion Space of (i) any hazardous material in an amount or condition that violates applicable Law, or (ii) any asbestos-containing material.

2. CONSTRUCTION DRAWINGS; PRICING.

2.1 Selection of Architect. Tenant shall retain Wirt Design or another architect/space planner selected by Tenant and reasonably approved by Landlord (the “Architect”) and price-competitive engineering consultants designated by Landlord (the “Engineers”) to prepare all architectural and engineering plans, specifications and working drawings for the Second Expansion Space (the “Plans”). All Plans shall (a) comply with the drawing format and specifications required by Landlord, (b) be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”), and (c) otherwise be subject to Landlord’s reasonable approval. Notwithstanding any review of the Plans by Landlord or any of its space planners, architects, engineers or other consultants, and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or any such consultant, Landlord shall not be liable for any error or omission in the Plans or have any other liability relating thereto.

2.2 [Intentionally Omitted.1

2.3 Space Plan. Within 45 days after the mutual execution and delivery of this Amendment, Tenant shall cause the Architect to prepare a space plan for the Tenant Improvements, including a layout and designation of all offices, rooms and other partitioning, and equipment to be contained in the Second Expansion Space, together with their intended use (the “Space Plan”), and shall deliver four (4) copies of the Space Plan, signed by Tenant, to Landlord for its approval. The Space Plan shall (a) comply with the drawing format and specifications required by Landlord, (b) be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”), and (c) otherwise be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Space Plan within 10 business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Amendment. If Landlord disapproves the Space Plan, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and Tenant shall cause the Architect to revise the Space Plan and resubmit it for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Space Plan. Such approved Space Plan shall be referred to herein as the “Approved Space Plan.”

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2.4 Additional Programming Information. Within 15 business days after Landlord approves the Space Plan, Tenant shall deliver to Landlord, in writing, all information (including all interior and special finishes, electrical requirements, telephone requirements, special HVAC requirements, and plumbing requirements) that, when combined with the Approved Space Plan, will be sufficient to complete the Construction Drawings (defined in Section 2.5 below) (collectively, the “Additional Programming Information”). The Additional Programming Information shall be (a) consistent with the Approved Space Plan and the Landlord Requirements, and (b) otherwise subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Amendment. If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and Tenant shall modify the Additional Programming Information and resubmit it for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information. Such approved Additional Programming Information shall be referred to herein as the “Approved Additional Programming Information.”

2.5 Construction Drawings. Within 20 business days after Landlord approves the Landlord approves the Additional Programming Information, Tenant shall cause the Architect and the Engineers to complete the final architectural (and, if applicable, structural) and engineering working drawings for the Tenant Improvement Work in a form that is sufficient to enable the Contractor (defined in Section 2.6.1.A below) and its subcontractors to bid on the Tenant Improvement Work and obtain the Permits (defined in Section 2.7 below) (collectively, the “Construction Drawings”), and shall deliver four (4) copies of the Construction Drawings, signed by Tenant, to Landlord for its approval. Notwithstanding the foregoing, at Tenant’s option, the Construction Drawings may be prepared in two phases (first the architectural drawings, then engineering drawings consistent with the previously provided architectural drawings), provided that each phase shall be subject to Landlord’s approval. The Construction Drawings shall conform to the Approved Space Plan, the Approved Additional Programming Information and the Landlord Requirements. Landlord shall provide Tenant with notice approving or reasonably disapproving the Construction Drawings (or the applicable phase thereof) within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Amendment. If Landlord reasonably disapproves the Construction Drawings (or any phase thereof), Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval, and Tenant shall cause the Construction Drawings (or the applicable phase thereof) to be modified and resubmitted to Landlord for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Construction Drawings. Such approved Construction Drawings shall be referred to herein as the “Approved Construction Drawings.” Within one (1) business day after Landlord approves the Construction Drawings, Tenant shall deliver to Landlord a CD ROM of the Approved Construction Drawings in accordance with Landlord’s CAD Format Requirements (defined in Section 3.4.3 below).

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2.6 Construction Pricing.

2.6.1 Construction Pricing Proposal.

A. Within 15 business days after the Construction Drawings are approved by Landlord and Tenant, Landlord shall (i) solicit from the Eligible Contractors (defined below) qualified (as reasonably determined by Landlord), competitive bids to perform the Tenant Improvement Work pursuant to the Approved Construction Drawings (“Qualified Bids”), (ii) provide Tenant with copies of the Qualified Bids received, and (iii) provide Tenant with Landlord’s reasonable estimates (“Qualified Construction Pricing Proposals”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work, based upon (other than with respect to soft costs) such received Qualified Bids. At Landlord’s option, the Qualified Bids may be based upon the assumption that the Tenant Improvement Work will be performed pursuant to Landlord’s standard form of “guaranteed maximum price” contract. As used herein, “Eligible Contractor” means Warner Constructors, Inc., Corporate Contractors, Inc., Holwick Constructors, Inc., Interscape Construction, or any other licensed, reputable general contractor that may be selected by Landlord and reasonably approved by Tenant. Within five (5) business days after receiving the Qualified Bids and the Qualified Construction Proposals, Tenant shall provide Landlord with notice selecting, from among the Eligible Contractors that have submitted Qualified Bids, the Eligible Contractor that Tenant wishes to perform the Tenant Improvement Work. The Eligible Contractor so selected by Tenant shall be referred to herein as the “Contractor”.

B. In addition to selecting the Contractor, Tenant shall provide Landlord with notice approving or disapproving the Qualified Construction Pricing Proposal that was based upon the Qualified Bid provided by the Contractor (the “Construction Pricing Proposal”). If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.8 below. Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant. Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and begin construction relating to such items.

C. Notwithstanding any contrary provision hereof, if, in Landlord’s good faith judgment, the Contractor is or becomes unable or unwilling to timely perform the Tenant Improvement Work as contemplated by this Work Letter in accordance with the terms and conditions of Landlord’s standard form of construction contract (which, at Landlord’s option, may be a guaranteed maximum price contract), Landlord may so notify Tenant, in which event (i) Tenant, within three (3) business days after receiving such notice, shall provide Landlord with notice selecting a new Contractor from among the remaining Eligible Contractors that have submitted Qualified Bids, and (ii) Section 2.6.1.B above shall apply as if such new Contractor had been selected by Tenant as the Contractor pursuant to Section 2.6.1.A above in the first instance.

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2.6.2 Over-Allowance Amount. If the Construction Pricing Proposal approved by Tenant exceeds the Allowance (less any portion thereof previously disbursed pursuant to the last sentence of Section 1.2 above), then Tenant, within five (5) business days after approving the Construction Pricing Proposal, shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”). Any Over-Allowance Amount shall be disbursed by Landlord before the Allowance and pursuant to the same procedure as the Allowance. If, after the Construction Pricing Proposal is approved by Tenant, (a) any revision is made to the Approved Construction Drawings or the Tenant Improvement Work is otherwise changed, or the Contractor is replaced with a new Contractor, in each case in a way that increases the Construction Pricing Proposal, (b) the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the terms hereof, or (c) any portion of the Allowance is disbursed pursuant to the last sentence of Section 1.2 above, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord within five (5) business days after Landlord’s request.

2.6.3 Certain Charges Excluded. No cost of parking, utilities, after-hours HVAC or freight elevator usage incurred in connection with the Tenant Improvement Work or Tenant’s initial move-in shall be deemed an Allowance Item or otherwise charged to Tenant.

2.7 Permits. After the Construction Drawings have been approved by Landlord and Tenant, Tenant shall submit the Approved Construction Drawings to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all permits necessary for the Contractor to complete the Tenant Improvement Work (the “Permits”). Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Without limiting Tenant’s obligations or Landlord’s remedies, Tenant shall cause the Approved Construction Drawings to be sufficient for issuance of the Permits, and if the Approved Construction Drawings are insufficient for such issuance, then Tenant, subject to Sections 2.8 and 5.2 below, shall cause the Architect and/or Engineers to promptly revise the Approved Construction Drawings to remedy such insufficiency and resubmit the same for Landlord’s approval. As used herein, “Required Permitting Materials” means the Approved Construction Drawings sufficient for issuance of the Permits, together with all applications and other materials, if any, necessary to obtain the Permits.

2.8 Revisions. If Tenant requests Landlord’s approval of any revision to the Approved Space Plan, the Approved Additional Programming Information, or the Approved Construction Drawings (collectively, the “Approved Plans”), Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall deliver to Tenant notice of any resulting change in the most recent Construction Pricing Proposal, if any, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Amendment, whereupon Tenant, within five (5) business days, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Without limitation, it shall be deemed reasonable for Landlord to disapprove any such proposed revision that conflicts with the Landlord Requirements. Landlord shall not revise the Approved Plans without Tenant’s consent, which shall not be withheld or conditioned to the extent that such revision is required in order to cause the Approved Plans to comply with Law. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Plans within two (2) business days after receiving Landlord’s request for approval thereof. For purposes hereof, any change order affecting the Approved Plans shall be deemed a revision thereto.

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2.9 Tenant’s Submission Deadline. For purposes of clause (a) of the definition of a “Tenant Delay” as set forth in Section 5.2 below, “Tenant’s Submission Deadline” means the date occurring 120 days after the mutual execution and delivery of this Amendment; provided, however, that (a) Tenant’s Submission Deadline shall be extended by one (1) day for each day, if any, by which Tenant’s selection of the Contractor pursuant to Section 2.6.1 above, Tenant’s approval of the Construction Pricing Proposal pursuant to Section 2.6.1 above, or Tenant’s submission of the Required Permitting Materials to the appropriate governmental authorities pursuant to Section 2.7 above is delayed by any failure of Landlord to perform its obligations under this Section 2; and (b) if Landlord notifies Tenant, pursuant to Section 2.6.1.C above, that the Contractor is unable or unwilling to timely perform the Tenant Improvement Work as contemplated by this Work Letter in accordance with the terms and conditions of Landlord’s standard form of construction contract, then Tenant’s Submission Deadline shall be the later of the existing Tenant’s Submission Deadline or the date occurring five (5) business days after the date of such notice to Tenant.

3. CONSTRUCTION.

3.1 Contractor. Landlord shall retain the Contractor (defined below) to perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2 [Intentionally Omitted]

3.3 [Intentionally Omitted.]

3.4 Construction.

3.4.1 Performance of Tenant Improvement Work; Review Fees. Landlord shall cause the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings. Tenant shall not be required to pay any supervision or management fee in connection with the design and construction of the Tenant Improvements. However, Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of any structural or other non-customary elements of the Plans (such as raised floors, internal stairways, and the like) by Landlord’s third party consultants (“Review Fees”).

3.4.2 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within 345 days after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any defect in the Tenant Improvements, then Landlord shall promptly cause such defect to be corrected.

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3.4.3 Tenant’s Covenants. At the completion of construction, Tenant shall cause the Architect to (i) update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (ii) certify to the best of its knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (iii) deliver to Landlord two (2) CD ROMS of such updated drawings in accordance with Landlord’s CAD Format Requirements (defined below) within 30 days following issuance of a certificate of occupancy for the Second Expansion Space. For purposes of this Work Letter, “Landlord’s CAD Format Requirements” shall mean (w) the version is no later than current Autodesk version of AutoCAD plus the most recent release version, (x) files must be unlocked and fully accessible (no “cad-lock”, read-only, password protected or “signature” files), (y) files must be in “.dwg” format, and (z) if the data was electronically in a non-Autodesk product, then files must be converted into “`dwg” files when given to Landlord.

4. COMPLIANCE WITH LAW; SUITABILITY FOR TENANT’S USE. Tenant shall be responsible for ensuring that (a) all elements of the design of the Plans comply with Law and are otherwise suitable for Tenant’s use of the Second Expansion Space, and (b) no Tenant Improvement impairs any system or structural component of the Building, and neither Landlord’s nor its consultants’ approval of the Plans shall relieve Tenant from such responsibility.

5. COMPLETION.

5.1 Substantial Completion. For purposes of Section 2.2, 8.3 or 11.2 of this Amendment, as applicable, and subject to Section 5.2 below, the Tenant Improvement Work shall be deemed to be “Substantially Complete” on the later of (a) the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Second Expansion Space, or (b) the date on which Landlord receives from the appropriate governmental authorities, with respect to the Tenant Improvement Work, all approvals necessary for the lawful occupancy of the Second Expansion Space.

5.2 Tenant Cooperation; Tenant Delay. Tenant shall use commercially reasonable efforts to cooperate with Landlord, the Architect, the Engineers, the Contractor, and Landlord’s other consultants to complete all phases of the Plans, approve the Construction Pricing Proposal, obtain the Permits, and complete the Tenant Improvement Work as soon as possible, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, if (i) the Tenant Improvements include the installation of electrical connections for furniture stations to be installed by Tenant, and (ii) any electrical or other portions of such furniture stations must be installed in order for Landlord to obtain any governmental approval required for occupancy of the Second Expansion Space, then (x) Tenant, upon five (5) business days’ notice from Landlord, shall promptly install such portions of such furniture stations in accordance with Sections 7.2 and 7.3 of the Lease, and (y) during the period of Tenant’s entry into the Second Expansion Space for the purpose of performing such installation, all of Tenant’s obligations under this Amendment relating to the Second Expansion Space shall apply, except for the obligation to pay Monthly Rent. In addition, without limiting the foregoing, if the Substantial Completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to select the Contractor pursuant to Section 2.6.1 above, approve the Construction Pricing Proposal pursuant to Section 2.6.1 above, and submit the Required Permitting Materials to the appropriate authorities pursuant to Section 2.7 above, all on or before Tenant’s Submission Deadline; (b) [Intentionally Omitted]; (c) any failure of Tenant to timely approve any other matter requiring Tenant’s approval; (d) any breach by Tenant of this Work Letter or this Amendment; (e) any request by Tenant for any revision to, or for Landlord’s approval of any revision to, any portion of the Approved Plans (except to the extent that such delay results from a breach by Landlord of its obligations under Section 2.8 above); (f) any requirement of Tenant for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvement Work as set forth in this Amendment; or (g) any change to the base, shell or core of the Second Expansion Space or Building required by the Approved Construction Drawings, then except (other than in the case of the preceding clause (a)) to the extent that Landlord fails to provide Tenant with written notice of such Tenant Delay as soon as reasonably possible after discovering it, and regardless of when the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed if no such Tenant Delay had occurred. Notwithstanding the foregoing, Landlord shall not be required to tender possession of the Second Expansion Space to Tenant before the Tenant Improvement Work has been Substantially Completed, as determined without giving effect to the preceding sentence. Notwithstanding Section 25.1 of the Lease, Landlord’s notice to Tenant of any Tenant Delay may be given by e-mail.

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6. MISCELLANEOUS. Notwithstanding any contrary provision of this Amendment, if Tenant defaults under this Amendment before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Second Expansion Space.

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EXHIBIT C

NOTICE OF LEASE TERM DATES

   , 20

To:

Re:      Amendment (the “Amendment”), dated    , 20 , to a lease agreement dated    , 20 , between      , a       (“Landlord”), and      , a       (“Tenant”), concerning Suite     on the     floor of the building located at      ,       California (the “Second Expansion Space”).

Lease ID:

Business Unit Number:

Dear

In accordance with the Amendment, Tenant accepts possession of the Second Expansion Space and confirms that (a) the Second Expansion Effective Date is    , 20 , and (b) the Second Expansion Expiration Date is    , 20 .

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, under Section 2.3 of the Amendment, Tenant is required to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it.

“Landlord”:

,

a

By:
Name:
Title:

1

Agreed and Accepted as

of    , 20 .

“Tenant”:

,

a

By:

Name:

Title:

2

THIRD AMENDMENT TO LEASE

(ServiceTitan, Inc. – 801 N. Brand Boulevard)

THIS THIRD AMENDMENT TO LEASE (“Amendment”) is dated effective and for identification purposes as of March 19, 2018, and is made by and between SPUS8 GLENDALE, LP, a Delaware limited partnership (“Landlord”), and SERVICETITAN, INC., a Delaware corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord’s predecessor-in-interest (BRE Brand Central Holdings L.L.C.) and Tenant entered into that certain Office Lease dated June 30, 2015 (the “Original Lease”), as amended by that certain First Amendment dated April 17, 2017 (the “First Amendment”), and that certain Second Amendment dated November 9, 2017 (the “Second Amendment, and collectively, the “Lease”), pertaining to the premises currently comprised of a total of approximately 55,324 rentable square feet of space on the sixth (6th), seventh (7th), and eighth (8th) floors (“Premises”), located within 801 N. Brand Boulevard, Glendale, California 91203 (“Building”); and

WHEREAS, Landlord and Tenant desire to enter into this Amendment to expand the Premises and provide for certain other matters as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree that the Lease shall be amended in accordance with the terms and conditions set forth below.

1. Definitions. The capitalized terms used herein shall have the same definitions as set forth in the Lease, unless otherwise defined herein. Notwithstanding anything in the Lease to the contrary, effective as of the Expansion Commencement Date (as defined below), the rentable square footage of the Building shall be 290,847.

2. Expansion.

(a) Expansion Premises. The term “Expansion Premises” is hereby defined to be and to mean (i) approximately 5,518 rentable square feet of space located on the ninth (9th) floor of the Building commonly referred to as Suite 910, (ii) approximately 5,594 rentable square feet of space located on the eleventh (11th) floor of the Building commonly referred to as Suite 1110, (iii) approximately 3,671 rentable square feet of space located on the eleventh (11th) floor of the Building commonly referred to as Suite 1180, and (iv) approximately 1,727 rentable square feet of space located on the sixth (6th) floor of the Building commonly referred to as Suite 620 (which measurements are the final agreement of the parties and not subject to adjustment), as outlined on Exhibit A, attached hereto and incorporated herein by this reference. Accordingly, effective as of the Expansion Commencement Date, the Premises, as expanded, shall be deemed to consist of a collective total of approximately 71,834 rentable square feet of space.

(b) Expansion Commencement Date. The term “Expansion Commencement Date” is hereby defined to be and to mean the Substantial Completion Date as set forth in the Work Letter, attached hereto as Exhibit B and incorporated herein by this reference. The Substantial Completion Date is presently anticipated to be September 1, 2018, provided that the Substantial Completion Date for the “Suite 620 Expansion Premises” (as defined in subsection “(e)” below) is anticipated to be July 1, 2019. If Tenant is allowed to occupy, use, work in or otherwise enter the Expansion Premises prior to the Expansion Commencement Date, the terms and conditions of the Lease as hereby amended shall apply, except that Tenant shall not be required to pay rent for any period prior to the applicable Expansion Commencement Date for the Expansion Premises.

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(c) Expansion Term. The term “Expansion Term” is hereby defined to be and to mean that period of time commencing on the Expansion Commencement Date and expiring on the “Extended Expiration Date” (as that term is defined in Section 1 of the First Amendment) (“Expansion Expiration Date”).

(d) Acceptance. Effective on the Expansion Commencement Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions set forth in the Lease and herein, the Expansion Premises. Tenant shall accept the Expansion Premises in its present “as is” condition, except for the performance of Landlord’s Work and Landlord’s other obligations as set forth in the Work Letter, attached hereto as Exhibit B and incorporated herein by this reference and Landlord’s obligations below. Landlord shall cause the Building to include the following components on the Expansion Commencement Date:

1)	all structural elements in good condition and working order, as more fully provided in and subject to the terms of Section 7.1 of the Original Lease;

2)

all Base Building Systems serving the Expansion Premises, including Base Building HVAC (including ducted mechanical exhaust system off Building main, fans, insulated main loop around the floor on which the Expansion Premises is located, and return air and exhaust system with smoke and fire dampers), electrical (including electrical/telephone closets with exhaust systems and all subpanels and breakers), plumbing, elevator (including cabs) and fire/life-safety systems (including panels, power sources, sprinklers with mains, laterals, uprights, and pull stations at points of egress), in each case to the extent serving the Expansion Premises, and each (i) in good condition and working order, as more fully provided in and subject to the terms of Sections 7.1 of the Original Lease and Exhibit B attached hereto, and (ii) sufficient (A) in the case of the Base Building HVAC system, to provide to the Expansion Premises the HVAC described in clause (a) of Section 6.1 of the Original Lease and Exhibit H to the Original Lease, (B) in the case of the Base Building electrical system, to provide to the Expansion Premises the electricity described in clause (b) of Section 6.1 of the Original Lease, (C) in the case of the Base Building plumbing system, to provide to the Expansion Premises the water described in clause (c) of Section 6.1 of the Original Lease, and (D) in the case of the Base Building elevator system, to provide to the floor on which the Expansion Premises is located the elevator service described in clause (d) of Section 6.1 of the Original Lease;

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3)

Building-standard window coverings for all exterior/perimeter glazed openings in the Expansion Premises, in their condition and working order existing on the date hereof (subject to reasonable wear and tear and Exhibit B attached hereto);

4)

floor slab in the Expansion Premises in good condition as required to allow the installation of standard floor coverings, together with floors in the Expansion Premises in their condition existing on the date hereof (subject to reasonable wear and tear and Exhibit B attached hereto);

5)

drywall covered core walls (including elevator lobby) in the Expansion Premises, in their configuration and condition existing on the date hereof subject to reasonable wear and tear and Exhibit B attached hereto);

6)	the ceiling of the Expansion Premises in its configuration and condition existing on the date hereof (subject to reasonable wear and tear and Exhibit B attached hereto); and

7)	the Base Building and all Common Areas shall comply with all Laws to the extent required under Section 5.2 of the Original Lease.

Landlord represents and warrants to Tenant that, as of the date hereof, Landlord has not received written notice from any governmental agency (and Landlord does not otherwise have actual knowledge, without any duty of inquiry) that any portion of any Base Building System located in and serving the Expansion Premises violates applicable Law, as determined without regard to any Tenant Improvements (defined in Exhibit B attached hereto) or Alterations.

(e) Suite 620 Expansion Premises. Notwithstanding anything to the contrary herein, Tenant shall have the right to terminate Tenant’s lease of the Suite 620 Expansion Premises by delivery of written notice (the “Termination Notice”) to Landlord not later than September 1, 2018. The parties hereby acknowledge and agree that the Suite 620 Expansion Premises is currently subject to that certain lease wherein Garcia Hernandez Sawhney, LLP is the tenant (“GHS Lease”), which expires January 31, 2019. Accordingly, if Tenant does not terminate its lease of the Suite 620 Expansion Premises as set forth above, then in the event that the Suite 620 Expansion Premises is not surrendered to Landlord in an appropriate time and condition, the Expansion Commencement Date for the Suite 620 Expansion Premises shall be delayed until such time as the Suite 620 Expansion Premises has been delivered to Tenant in the condition required under this Amendment, and, in such case, Tenant’s obligation to pay Base Rent shall be based on the rentable square footage actually delivered to Tenant and shall commence at the monthly rate of $2.95, increasing each year in accordance with the schedule set forth in Section 3 below as if the Expansion Commencement Date were the date of delivery of the Suite 620 Expansion Premises to Tenant (so that the Expansion Commencement Date for the Suite 620 Expansion Premises shall be different than the Expansion Commencement Date for the remainder of the Expansion Premises). If Landlord has not delivered the Suite 620 Expansion Premises to Tenant on or before May 1, 2019 (the “Outside Delivery Date”), then Tenant shall have the right to terminate Tenant’s lease of the Suite 620 Expansion Premises by delivery of written notice (the “Late Delivery Termination Notice”) to Landlord not later than fifteen (15) days after the Outside Delivery Date, which termination notice shall be effective thirty (30) days thereafter unless Landlord delivers the Suite 620 Expansion Premises to Tenant within such thirty (30) day period. If Tenant delivers the (i) Termination Notice; or (ii) the Late Delivery Termination Notice and Landlord fails to deliver the Suite 620 Premises within thirty (30) days as set forth in the preceding sentence, then Suite 620 shall be excluded from the Expansion Premises and all terms hereunder based upon the rentable square feet of the Expansion Premises shall be adjusted pro rata based upon the reduction in size of the Expansion Premises by 1,727 rentable square feet (including without limitation the Base Rent and Tenant’s Share).

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3. Base Rent. During the Expansion Term, Tenant shall pay to Landlord Base Rent for the Expansion Premises, which shall be payable in monthly installments as follows:

EXPANSION PREMISES

Dates	Monthly Rate/RSF	Monthly Installment
Expansion Commencement Date – Month 1	$ 2.95	$48,704.50
Month 2 – Month 6	$ 2.95	$0.00	*,**
Month 7 – Month 12	$ 2.95	$48,704.50
Month 13 – Month 24	$ 3.04	$50,190.40
Month 25 – Month 36	$ 3.13	$51,676.30
Month 37 – Month 48	$ 3.22	$53,162.20
Month 49 – Expansion Expiration Date	$ 3.32	$54,813.20

Except as otherwise expressly set forth herein, Base Rent shall be payable pursuant to the terms and conditions of Section 3 of the Lease.

* Such abatement shall apply solely to payment of the monthly installments of Base Rent and shall not be applicable to any other charges, expenses or costs payable by Tenant under the Lease or this Amendment, including, without limitation, Tenant’s obligation to any separately metered utilities. Landlord and Tenant agree that if a Default exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured. Notwithstanding the foregoing, Base Rent shall be abated for the Suite 620 Expansion Premises for the second month through the end of the fifth month (i.e., for four (4) full months) of the term of Tenant’s lease of the Suite 620 Expansion Premises after the Substantial Completion Date for the Suite 620 Expansion Premises.

** Tenant may elect, upon prior written notice to Landlord, to convert any portion of the abated Base Rent into Allowance (as defined in the Work Letter hereto attached as Exhibit B).

4. Tenant’s Share. Beginning on the Expansion Commencement Date, (i) Tenant’s Share, as defined in Section 1.6 of the Lease, shall be increased to 24.698% based on 290,847 rentable square feet of space in the Building; and (ii) Tenant’s Base Year (for the Expansion Premises only) for both Expenses and Taxes shall be calendar year 2019. Tenant shall not be required to pay Tenant’s Share of Expenses and Taxes for the Expansion Premises during the first 12 months of the Expansion Term.

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5. Tenant’s Parking Spaces. Effective upon the Expansion Commencement Date, Tenant shall have the right (but not the obligation), to lease from Landlord up to an aggregate two hundred forty (240) parking spaces. Up to thirty-four (34) of such parking spaces shall be unreserved and located underneath the Building, and the balance shall be unreserved and located either underneath the Building, in the adjacent parking structure, or as tandem stalls located underneath the Building. In addition, Tenant may convert up to eight (8) of its parking spaces to single, reserved spaces in the Building’s underground garage. Tenant shall pay the standard parking rate per parking space, which is currently (i) $95.00 per month per unreserved parking space (whether located underneath the Building or in the parking structure); and (ii) $135.00 per month per reserved parking space. All parking rates are subject to change upon thirty (30) days’ advance written notice to Tenant and is payable as rent. Tenant shall be liable for any taxes on paid parking spaces.

6. Right of First Offer.

(a) Offer Space. If, at any time during the Expansion Term any space on the fifth (5th), sixth (6th), ninth (9th), or eleventh (11th) floors becomes available for lease, before leasing such space to a third party Landlord shall give Tenant written notice (“Offer Space Notice”) of such event. Such notice shall identify the location, configuration and size of the space (“Offer Space”), as well as the applicable business terms under which Landlord is willing to lease such space (such as duration, commencement date, concessions, base rent, and additional rent). Within seven (7) business days after the date the Offer Space Notice is given to Tenant, the time of giving of such notice to be of the essence of this Section, Tenant shall give Landlord written notice (“Offer Acceptance Notice”) of its election to lease the entire Offer Space. If less than three (3) years remain on the Expansion Term, then Tenant must exercise the Extension Option (pursuant to Section 7(ii) below) at the same time it gives the Offer Acceptance Notice. Tenant shall pay Monthly Rent for the Offer Space in accordance with the provisions of the Offer Space Notice. The Offer Space Notice shall reflect the Prevailing Market (defined in Section 6.5 of the Original Lease) rate for the Offer Space as determined in Landlord’s reasonable judgment. For the avoidance of doubt, a tenant improvement allowance for the Offer Space shall be set forth in the Offer Space Notice, if at all, in accordance with the determination of the Prevailing Market rate.

(b) Amendment. After receipt of any such Offer Acceptance Notice, Landlord and Tenant shall enter into an amendment to this Lease acceptable to Landlord and Tenant to amend the Lease pursuant to the terms and conditions of the Offer Space Notice. Tenant shall execute and return the amendment to Landlord within fifteen (15) days after receiving it, but an otherwise valid exercise of the right of first offer shall be fully effective whether or not the amendment is executed. Except as set forth in the Offer Space Notice, the terms and conditions of the Lease as they apply to the Premises shall govern Tenant’s lease of the Offer Space. Subject to Section 6(a) above, notwithstanding the foregoing, the Term of Tenant’s lease of any Offer Space shall commence on the Offer Space Commencement Date (defined below) and be coterminous with the Term of the lease of the Expansion Premises. “Offer Space Commencement Date” shall mean the date on which the Tenant Improvement work is Substantially Complete in the Offer Space. No additional securitization shall be required if Tenant leases any Offer Space.

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(c) Failure to Exercise. In the event that Tenant fails to exercise its right as aforesaid within seven (7) business days of the date the Offer Space Notice is given to Tenant, Tenant shall be deemed to have waived its right under this Section for a period of one hundred eighty (180) days beginning on the expiration of the seven (7) business day period, unless Landlord desires to lease such Offer Space at a Net Effective Rental Rate (hereinafter defined) less than ninety-five percent (95%) of the Net Effective Rental Rate offered to Tenant in the related Offer Space Notice. If Landlord desires to lease such space at a Net Effective Rental Rate less than ninety-five percent (95%) of the Net Effective Rental Rate offered to Tenant, then such space shall again be offered to Tenant by a new Offer Space Notice hereunder on such lower terms. As used herein, the term “Net Effective Rental Rate” shall mean the net rental rate payable to Landlord under a lease net of all tenant inducements (e.g., tenant improvement allowances, rental abatements, moving allowances), with the cost of such tenant inducements, together with interest thereon at a rate of ten percent (10%) per annum, amortized over the term of such Lease. Except for such waiver, Tenant’s rights under this Section are continuous and, therefore, if the lease in favor of a third party of the Offer Space expires or otherwise terminates, and Landlord desires to accept an Offer to lease such Offer Space after the expiration of the above-referenced one hundred eighty (180) day period, Landlord shall again give Tenant notice of its right to lease such Offer Space.

(d) Subordination. Tenant’s right of offer granted hereunder shall be subordinate to any and all existing rights or interests conferred to other tenants for all or any portion of the Offer Space, as contained in any lease, or otherwise, in effect on the date of execution of this Lease including, without limitation, (i) options or rights regarding renewal, extension or expansion, (ii) subleases and (iii) assignments, all of which are described as follows: New York Life.

(e) Not Transferable. Tenant acknowledges and agrees that any right of offer granted herein shall be deemed personal to Tenant and if Tenant assigns or otherwise transfers any interests under this Lease prior to the exercise of any right of offer granted under this Section (other than pursuant to a Permitted Transfer or if Tenant is then subleasing more than 25% of the rentable square footage within the Premises), such right shall lapse and be of no further force or effect.

(f) No Default. Tenant shall be deemed to have waived its rights under this Section in the event that Tenant is in default under the Lease beyond any applicable notice and grace period as of the date of either the Offer Space Notice or Offer Acceptance Notice.

7. Extension Option. During the Expansion Term, Tenant shall continue to have one (1) option to extend the term of the Lease for the Premises for one (1) consecutive period of five (5) years, subject to the terms and conditions set forth in Section 5 of Exhibit F to the Lease. Tenant may renew less than all of the rentable square footage within the Premises, provide, however, that Tenant must renew not less than 35,000 rentable square feet of space, and the location of which shall be determined by Landlord acting reasonably and in good faith. Notwithstanding anything in the Lease to the contrary, Tenant’s notice of its election to exercise such Extension Option shall must be received by Landlord at least nine (9) months prior to the Expansion Expiration Date, but no earlier than twelve (12) months prior to Expansion Expiration Date. The option herein granted shall be deemed to be personal to Tenant, and if Tenant assigns or transfers any interest thereof to another party (other than pursuant to a Permitted Transfer or if Tenant is then subleasing more than 25% of the rentable square footage within the Premises), such option shall lapse. In the event that Tenant is in default of any term or condition at the time of its exercise notice beyond any applicable notice and grace period, then there shall be no extension or renewal of the Lease as provided herein. As they apply to Tenant’s right to extend the term of the Lease, the parties acknowledge and agree that the terms “extend,” “extension,” “renew,” and/or “renewal” shall be deemed the same.

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8. Temporary Space. Until the Expansion Commencement Date, Tenant shall continue to have the right to use the Temporary Space as defined in Section 8 of the First Amendment on the terms specified in such section (including without limitation the Applicable Base Rent rate of $1.50 per rentable square foot per month). Notwithstanding the foregoing, Tenant shall not be obligated to pay Applicable Base Rent for the Suite 1110 Temporary Space while Landlord is constructing the Tenant Improvements in the Suite 1110 Temporary Space hereunder. Within five (5) days after the Expansion Commencement Date, Tenant shall surrender the Temporary Space to Landlord in the condition required under the Lease.

9. Signage.

(a) Exterior Building Signage. Tenant may, at no additional cost (except as set forth in subsection (c) below) and on a non-exclusive basis, place exterior signage on two (2) sides of the top of the Building (those sides not presently occupied by New York Life’s signage), provided that such signage consists of Tenant’s corporate name and/or logo, or is otherwise consistent with Tenant’s identity, is reasonably approved by Landlord, and is otherwise in compliance with Section 9(c) below. Further, (i) in the event that New York Life relinquishes its rights to Building-top signage during the Expansion Term (as may be extended); and (ii) Tenant is then leasing and occupying more than 90,000 rentable square feet of space within the Building, then Tenant’s right to exterior signage at the Building pursuant to Section 9(a) above shall be exclusive (i.e., Landlord shall not allow any signage on the top of the Building other than Tenant’s signage) and Tenant’s two sides of the top of the Building may include the sides that were occupied by New York Life’s signage (i.e., the southerly and northerly facing Building facades).

(b) Eyebrow Signage. Tenant may, at no additional cost (except as set forth in subsection (c) below) to install eyebrow signage over the Building entrance (i.e., facing the plaza).

(c) Miscellaneous. All costs associated with the fabrication, installation, maintenance, removal and replacement of Tenant’s signage shall be the sole responsibility of Tenant. Tenant shall maintain such signage in good condition and repair. Tenant shall remove such signage and repair any damage caused thereby, at its sole cost and expense, upon the expiration or sooner termination of the Lease. The color, content, size and other specifications of any such signage shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Further, Tenant shall ensure that all signage complies with any and all applicable laws, ordinances, zoning codes, and regulations.

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(d) Transfer Limitations and Default. Tenant acknowledges and agrees that the rights granted under this Section 9 shall be deemed personal to Tenant and any assignee pursuant to a Permitted Transfer, and if Tenant subleases more than twenty-five percent (25%) of the Premises (excluding any sublease pursuant to a Permitted Transfer) or otherwise assigns or transfers any interest thereof to another party (excluding any assignee pursuant to a Permitted Transfer), such rights shall lapse and no longer be of any force or effect. Tenant’s rights under this Section 9 shall be effective so long as Tenant is not in monetary default or material non-monetary default of any term or condition of this Lease beyond any applicable notice and cure period.

10. Securitization. The parties acknowledge that the letter of credit currently held by Landlord required under Section 2 of Exhibit F to the Lease shall remain in full force and effect during the Expansion Term (and any future renewal terms, unless excused by Landlord).

11. Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate brokers or leasing agents, except Cushman & Wakefield, who represents Tenant, and Landlord hereby represents and warrants to Tenant that CBRE, Inc. is the sole real estate broker or leasing agent representing Landlord (collectively the “Brokers”). No commissions are payable to any party claiming through Tenant as a result of the consummation of the transaction contemplated by this Amendment, except to Brokers, if applicable. Tenant hereby agrees to indemnify and hold Landlord harmless from any and all loss, costs, damages or expenses, including, without limitation, all attorneys’ fees and disbursements by reason of any claim of or liability to any other broker, agent, entity or person claiming through Tenant (other than Brokers) and arising out of or in connection with the negotiation and execution of this Amendment. Landlord shall pay a brokerage commission to the Brokers subject to the terms of a separate written agreement to be entered into between Landlord and the Brokers.

12. Energy and Environmental Initiatives. Landlord and Tenant acknowledge and agree that Landlord is committed to employing sustainable operating and maintenance practices for the Building. Tenant /residents shall fully cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council. All carbon tax credits and similar credits, offsets and deductions are the sole and exclusive property of Landlord. Tenant affirms its support of these practices, and agrees to cooperate with Landlord by implementing reasonable conservation practices. Periodically, Landlord may offer additional examples, guidance and practices related to energy conservation measures, which Tenant agrees to consider for implementation. Notwithstanding anything herein to the contrary, Tenant shall not be restricted from operating its business in the fashion and manner which it deems appropriate for itself. Should any specific practice(s) proposed by Landlord be deemed to be inconsistent with Tenant’s business operations, Tenant shall so advise Landlord in writing as its reason for declining to implement such specific practice(s).

13. Waiver of Statutory Provisions. Each party waives the rights and provisions under California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130.

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14. Early Entry. Tenant may enter the Expansion Premises 21 days before the Expansion Commencement Date for the purpose of installing telecommunications and data cabling in the Expansion Premises and installing equipment, furnishings and other personal property in the Expansion Premises. During any such period of early entry, all of Tenant’s obligations under this Amendment relating to the Expansion Premises, except the obligation to pay Base Rent, shall apply. Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter the Expansion Premises pursuant to this Section 14 if Landlord reasonably determines that such entry is endangering individuals working in the Expansion Premises or is delaying completion of the Tenant Improvement Work for the Expansion Premises.

15. California Civil Code Section 1938. Pursuant to California Civil Code §1938(a), Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52). Accordingly, pursuant to a California Civil Code § 1938(c), Landlord hereby further states as follows:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant obtains a CASp inspection of the Premises, then Tenant shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Lease, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

16. Miscellaneous. With the exception of those matters set forth in this Amendment, Tenant’s leasing of the Premises shall be subject to all terms, covenants and conditions of the Lease. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed. The parties acknowledge that the Lease is a valid and enforceable agreement and that Tenant holds no claims against Landlord or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or in equity.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the foregoing Third Amendment to Lease is dated effective as of the date and year first written above.

LANDLORD: SPUS8 GLENDALE, LP, a Delaware limited partnership

By:	SUPS8 North Central GP, LLC, a Delaware limited liability company, its General Partner

By: Name: Title:	/s/ Jake Mota Jake Mota Assistant Vice President	Date:	3/21/2018

By: Name: Title:	/s/ Mark Zikakis Mark Zikakis Vice President	Date:	3/21/2018

TENANT: SERVICETITAN, INC., a Delaware corporation

By: Name: Title:	/s/ Vahe Kuzoyan Vahe Kuzoyan President of Service Titan	Date:	3/21/2018

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EXHIBIT A

EXPANSION PREMISES

Suite 620

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Suite 910

12

Suite 1110

13

Suite 1180

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EXHIBIT B

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings:

(i)	“Tenant Improvements” means all improvements to be constructed in the Expansion Premises pursuant to this Work Letter; and

(ii)

“Tenant Improvement Work” means the construction of the Tenant Improvements for the Expansion Premises, together with any related work (including demolition) that is necessary to construct such Tenant Improvements.

1. ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $892,478.69 (i.e., $45.98 per rentable square foot of the Suite 620 Expansion Premises, and $55.00 per rentable square foot of space in the remainder of the Expansion Premises) to be applied toward the Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.

1.2 Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below), the Engineers (defined in Section 2.1 below), and Tenant’s project manager (if any), together with any Review Fees (defined in Section 3.4.1 below); (b) [Intentionally Omitted]; (c) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (d) the cost of performing the Tenant Improvement Work, including after-hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (e) the cost of any change to the base, shell or core of the Expansion Premises or Building required by the Approved Plans (defined in Section 2.8 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (f) the cost of any change to the Approved Plans or the Tenant Improvement Work required by Law; (g) [Intentionally Omitted]; (h) sales and use taxes; and (i) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work. For the avoidance of doubt, no portion of the Allowance shall be used to pay for the design or performance of any work performed by Landlord hereunder (including without limitation any work performed under Section 2(d) of the Amendment above), which shall be the sole responsibility of Landlord. The portions of the Allowance to be used to pay the amounts described in clause (a) of the first sentence of this Section 1.2 shall be disbursed by Landlord to Tenant (or, upon Tenant’s request, to Tenant’s vendor(s)) within 30 days after Landlord’s receipt of Tenant’s request together with copies of paid invoices for such amounts.

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1.3 Other Allowance Items. If any portion of the Allowance remains unused after all Allowance Items have been fully paid, then, upon Tenant’s request, and subject to Section 1.4 below, Landlord shall disburse the Allowance, not to exceed $182,303.00 (i.e., 20% of the total amount of the Allowance), to pay installments of Base Rent next coming due under this Amendment (the “Other Allowance Items”). Tenant shall be responsible for all costs of the Other Allowance Items to the extent such costs exceed the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.

1.4 Deadline for Use of Allowance. Notwithstanding any contrary provision of this Amendment, if, other than by reason Landlord’s breach of its obligations under this Amendment, the entire Allowance is not used by November 30, 2019, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.5 [Intentionally Omitted.]

1.6 Landlord Costs. Notwithstanding any contrary provision of this Amendment, Tenant shall not be responsible for any Landlord Cost (defined below) and no Landlord Cost shall be an Allowance Item. As used herein, “Landlord Cost” means any portion of the cost of the Tenant Improvement Work that is reasonably attributable to the following and not to any Act of Tenant: (a) any amount paid to the Contractor (defined in Section 2.6.1 below) in excess of the Construction Pricing Proposal (defined in Section 2.6.1 below) approved by Tenant, except to the extent of any revision to the Approved Plans or the Tenant Improvements that is approved (or required under Section 2.8 below to be approved) by Tenant in writing; or (b) the presence in the Expansion Premises of (i) any hazardous material in an amount or condition that violates applicable Law, or (ii) any asbestos-containing material.

2. CONSTRUCTION DRAWINGS; PRICING.

2.1 Selection of Architect. Tenant shall retain Harley Ellis Devereaux or another architect/space planner selected by Tenant and reasonably approved by Landlord (the “Architect”) and price-competitive engineering consultants designated by Landlord (the “Engineers”) to prepare all architectural and engineering plans, specifications and working drawings for the Expansion Premises (the “Plans”). All Plans shall (a) comply with the drawing format and specifications required by Landlord, (b) be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”), and (c) otherwise be subject to Landlord’s reasonable approval. Notwithstanding any review of the Plans by Landlord or any of its space planners, architects, engineers or other consultants, and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or any such consultant, Landlord shall not be liable for any error or omission in the Plans or have any other liability relating thereto.

2.2 [Intentionally Omitted].

2.3 Space Plan. Within 45 days after the mutual execution and delivery of this Amendment, Tenant shall cause the Architect to prepare a space plan for the Tenant Improvements, including a layout and designation of all offices, rooms and other partitioning, and equipment to be contained in the Expansion Premises, together with their intended use (the “Space Plan”), and shall deliver four (4) copies of the Space Plan, signed by Tenant, to Landlord for its approval. The Space Plan shall (a) comply with the drawing format and specifications required by Landlord, (b) be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”), and (c) otherwise be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Space Plan within 10 business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Amendment. If Landlord disapproves the Space Plan, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and Tenant shall cause the Architect to revise the Space Plan and resubmit it for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Space Plan. Such approved Space Plan shall be referred to herein as the “Approved Space Plan.”

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2.4 Additional Programming Information. Within 15 business days after Landlord approves the Space Plan, Tenant shall deliver to Landlord, in writing, all information (including all interior and special finishes, electrical requirements, telephone requirements, special HVAC requirements, and plumbing requirements) that, when combined with the Approved Space Plan, will be sufficient to complete the Construction Drawings (defined in Section 2.5 below) (collectively, the “Additional Programming Information”). The Additional Programming Information shall be (a) consistent with the Approved Space Plan and the Landlord Requirements, and (b) otherwise subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Amendment. If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and Tenant shall modify the Additional Programming Information and resubmit it for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information. Such approved Additional Programming Information shall be referred to herein as the “Approved Additional Programming Information.”

2.5 Construction Drawings. Within 20 business days after Landlord approves the Landlord approves the Additional Programming Information, Tenant shall cause the Architect and the Engineers to complete the final architectural (and, if applicable, structural) and engineering working drawings for the Tenant Improvement Work in a form that is sufficient to enable the Contractor (defined in Section 2.6.1.A below) and its subcontractors to bid on the Tenant Improvement Work and obtain the Permits (defined in Section 2.7 below) (collectively, the “Construction Drawings”), and shall deliver four (4) copies of the Construction Drawings, signed by Tenant, to Landlord for its approval. Notwithstanding the foregoing, at Tenant’s option, the Construction Drawings may be prepared in two phases (first the architectural drawings, then engineering drawings consistent with the previously provided architectural drawings), provided that each phase shall be subject to Landlord’s approval. The Construction Drawings shall conform to the Approved Space Plan, the Approved Additional Programming Information and the Landlord Requirements. Landlord shall provide Tenant with notice approving or reasonably disapproving the Construction Drawings (or the applicable phase thereof) within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Amendment. If Landlord reasonably disapproves the Construction Drawings (or any phase thereof), Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval, and Tenant shall cause the Construction Drawings (or the applicable phase thereof) to be modified and resubmitted to Landlord for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Construction Drawings. Such approved Construction Drawings shall be referred to herein as the “Approved Construction Drawings.” Within one (1) business day after Landlord approves the Construction Drawings, Tenant shall deliver to Landlord a CD ROM of the Approved Construction Drawings in accordance with Landlord’s CAD Format Requirements (defined in Section 3.4.3 below).

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2.6 Construction Pricing.

2.6.1 Construction Pricing Proposal.

A. Within 15 business days after the Construction Drawings are approved by Landlord and Tenant, Landlord shall (i) solicit from the Eligible Contractors (defined below) qualified (as reasonably determined by Landlord), competitive bids to perform the Tenant Improvement Work pursuant to the Approved Construction Drawings (“Qualified Bids”), (ii) provide Tenant with copies of the Qualified Bids received, and (iii) provide Tenant with Landlord’s reasonable estimates ( “Qualified Construction Pricing Proposals”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work, based upon (other than with respect to soft costs) such received Qualified Bids. At Landlord’s option, the Qualified Bids may be based upon the assumption that the Tenant Improvement Work will be performed pursuant to Landlord’s standard form of “guaranteed maximum price” contract. As used herein, “Eligible Contractor” means Esplanade Builders Inc., Warner Constructors, Inc., Corporate Contractors, Inc., Holwick Constructors, Inc., Interscape Construction, or any other licensed, reputable general contractor that may be selected by Landlord and reasonably approved by Tenant. Within five (5) business days after receiving the Qualified Bids and the Qualified Construction Proposals, Tenant shall provide Landlord with notice selecting, from among the Eligible Contractors that have submitted Qualified Bids, the Eligible Contractor that Tenant wishes to perform the Tenant Improvement Work. The Eligible Contractor so selected by Tenant shall be referred to herein as the “Contractor”.

B. In addition to selecting the Contractor, Tenant shall provide Landlord with notice approving or disapproving the Qualified Construction Pricing Proposal that was based upon the Qualified Bid provided by the Contractor (the “Construction Pricing Proposal”). If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.8 below. Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant. Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and begin construction relating to such items.

C. Notwithstanding any contrary provision hereof, if, in Landlord’s good faith judgment, the Contractor is or becomes unable or unwilling to timely perform the Tenant Improvement Work as contemplated by this Work Letter in accordance with the terms and conditions of Landlord’s standard form of construction contract (which, at Landlord’s option, may be a guaranteed maximum price contract), Landlord may so notify Tenant, in which event (i) Tenant, within three (3) business days after receiving such notice, shall provide Landlord with notice selecting a new Contractor from among the remaining Eligible Contractors that have submitted Qualified Bids, and (ii) Section 2.6.1.B above shall apply as if such new Contractor had been selected by Tenant as the Contractor pursuant to Section 2.6.1.A above in the first instance.

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2.6.2 Over-Allowance Amount. If the Construction Pricing Proposal approved by Tenant exceeds the Allowance (less any portion thereof previously disbursed pursuant to the last sentence of Section 1.2 above), then Tenant, within five (5) business days after approving the Construction Pricing Proposal, shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”). Any Over-Allowance Amount shall be disbursed by Landlord before the Allowance and pursuant to the same procedure as the Allowance. If, after the Construction Pricing Proposal is approved by Tenant, any revision is made to the Approved Construction Drawings or the Tenant Improvement Work is otherwise changed, or the Contractor is replaced with a new Contractor, in each case in a way that increases the Construction Pricing Proposal, (b) the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the terms hereof, or (c) any portion of the Allowance is disbursed pursuant to the last sentence of Section 1.2 above, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord within five (5) business days after Landlord’s request.

2.6.3 Certain Charges Excluded. No cost of parking, utilities, after-hours HVAC or freight elevator usage incurred in connection with the Tenant Improvement Work or Tenant’s initial move-in shall be deemed an Allowance Item or otherwise charged to Tenant.

2.7 Permits. After the Construction Drawings have been approved by Landlord and Tenant, Tenant shall submit the Approved Construction Drawings to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all permits necessary for the Contractor to complete the Tenant Improvement Work (the “Permits”). Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Without limiting Tenant’s obligations or Landlord’s remedies, Tenant shall cause the Approved Construction Drawings to be sufficient for issuance of the Permits, and if the Approved Construction Drawings are insufficient for such issuance, then Tenant, subject to Sections 2.8 and 5.2 below, shall cause the Architect and/or Engineers to promptly revise the Approved Construction Drawings to remedy such insufficiency and resubmit the same for Landlord’s approval. As used herein, “Required Permitting Materials” means the Approved Construction Drawings sufficient for issuance of the Permits, together with all applications and other materials, if any, necessary to obtain the Permits.

2.8 Revisions. If Tenant requests Landlord’s approval of any revision to the Approved Space Plan, the Approved Additional Programming Information, or the Approved Construction Drawings (collectively, the “Approved Plans”), Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall deliver to Tenant notice of any resulting change in the most recent Construction Pricing Proposal, if any, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Amendment, whereupon Tenant, within five (5) business days, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Without limitation, it shall be deemed reasonable for Landlord to disapprove any such proposed revision that conflicts with the Landlord Requirements. Landlord shall not revise the Approved Plans without Tenant’s consent, which shall not be withheld or conditioned to the extent that such revision is required in order to cause the Approved Plans to comply with Law. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Plans within two (2) business days after receiving Landlord’s request for approval thereof. For purposes hereof, any change order affecting the Approved Plans shall be deemed a revision thereto.

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2.9 Tenant’s Submission Deadline. For purposes of clause (a) of the definition of a “Tenant Delay” as set forth in Section 5.2 below, “Tenant’s Submission Deadline” means the date occurring 120 days after the mutual execution and delivery of this Amendment; provided, however, that Tenant’s Submission Deadline shall be extended by one (1) day for each day, if any, by which Tenant’s selection of the Contractor pursuant to Section 2.6.1 above, Tenant’s approval of the Construction Pricing Proposal pursuant to Section 2.6.1 above, or Tenant’s submission of the Required Permitting Materials to the appropriate governmental authorities pursuant to Section 2.7 above is delayed by any failure of Landlord to perform its obligations under this Section 2; and (b) if Landlord notifies Tenant, pursuant to Section 2.6.1.C above, that the Contractor is unable or unwilling to timely perform the Tenant Improvement Work as contemplated by this Work Letter in accordance with the terms and conditions of Landlord’s standard form of construction contract, then Tenant’s Submission Deadline shall be the later of the existing Tenant’s Submission Deadline or the date occurring five (5) business days after the date of such notice to Tenant.

3.	CONSTRUCTION.

3.1 Contractor. Landlord shall retain the Contractor (defined below) to perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2	[Intentionally Omitted]

3.3	[Intentionally Omitted.]

3.4	Construction.

3.4.1 Performance of Tenant Improvement Work; Review Fees. Landlord shall cause the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings. Tenant shall not be required to pay any supervision or management fee in connection with the design and construction of the Tenant Improvements. However, Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of any structural or other non-customary elements of the Plans (such as raised floors, internal stairways, and the like) by Landlord’s third party consultants (“Review Fees”).

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3.4.2 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within 345 days after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any defect in the Tenant Improvements, then Landlord shall promptly cause such defect to be corrected.

3.4.3 Tenant’s Covenants. At the completion of construction, Tenant shall cause the Architect to (i) update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (ii) certify to the best of its knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (iii) deliver to Landlord two (2) CD ROMS of such updated drawings in accordance with Landlord’s CAD Format Requirements (defined below) within 30 days following issuance of a certificate of occupancy for the Expansion Premises. For purposes of this Work Letter, “Landlord’s CAD Format Requirements” shall mean (w) the version is no later than current Autodesk version of AutoCAD plus the most recent release version, (x) files must be unlocked and fully accessible (no “cad-lock”, read-only, password protected or “signature” files), (y) files must be in “.dwg” format, and (z) if the data was electronically in a non-Autodesk product, then files must be converted into “‘dwg” files when given to Landlord.

4. COMPLIANCE WITH LAW; SUITABILITY FOR TENANT’S USE. Tenant shall be responsible for ensuring that (a) all elements of the design of the Plans comply with Law and are otherwise suitable for Tenant’s use of the Expansion Premises, and (b) no Tenant Improvement impairs any system or structural component of the Building, and neither Landlord’s nor its consultants’ approval of the Plans shall relieve Tenant from such responsibility.

5.	COMPLETION.

5.1 Substantial Completion. For purposes of this Amendment, and subject to Section 5.2 below, the Tenant Improvement Work shall be deemed to be “Substantially Complete” on the later of (a) the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Expansion Premises, or (b) the date on which Landlord receives from the appropriate governmental authorities, with respect to the Tenant Improvement Work, all approvals necessary for the lawful occupancy of the Expansion Premises.

5.2 Tenant Cooperation; Tenant Delay. Tenant shall use commercially reasonable efforts to cooperate with Landlord, the Architect, the Engineers, the Contractor, and Landlord’s other consultants to complete all phases of the Plans, approve the Construction Pricing Proposal, obtain the Permits, and complete the Tenant Improvement Work as soon as possible, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, if (i) the Tenant Improvements include the installation of electrical connections for furniture stations to be installed by Tenant, and (ii) any electrical or other portions of such furniture stations must be installed in order for Landlord to obtain any governmental approval required for occupancy of the Expansion Premises, then (x) Tenant, upon five (5) business days’ notice from Landlord, shall promptly install such portions of such furniture stations in accordance with Sections 7.2 and 7.3 of the Lease, and (y) during the period of Tenant’s entry into the Expansion Premises for the purpose of performing such installation, all of Tenant’s obligations under this Amendment relating to the Expansion Premises shall apply, except for the obligation to pay Monthly Rent. In addition, without limiting the foregoing, if the Substantial Completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to select the Contractor pursuant to Section 2.6.1 above, approve the Construction Pricing Proposal pursuant to Section 2.6.1 above, and submit the Required Permitting Materials to the appropriate authorities pursuant to Section 2.7 above, all on or before Tenant’s Submission Deadline; (b) [Intentionally Omitted]; (c) any failure of Tenant to timely approve any other matter requiring Tenant’s approval; (d) any breach by Tenant of this Work Letter or this Amendment; (e) any request by Tenant for any revision to, or for Landlord’s approval of any revision to, any portion of the Approved Plans (except to the extent that such delay results from a breach by Landlord of its obligations under Section 2.8 above); (f) any requirement of Tenant for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvement Work as set forth in this Amendment; or (g) any change to the base, shell or core of the Expansion Premises or Building required by the Approved Construction Drawings, then except (other than in the case of the preceding clause (a)) to the extent that Landlord fails to provide Tenant with written notice of such Tenant Delay as soon as reasonably possible after discovering it, and regardless of when the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed if no such Tenant Delay had occurred. Notwithstanding the foregoing, Landlord shall not be required to tender possession of the Expansion Premises to Tenant before the Tenant Improvement Work has been Substantially Completed, as determined without giving effect to the preceding sentence. Notwithstanding Section 25.1 of the Lease, Landlord’s notice to Tenant of any Tenant Delay may be given by e-mail.

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6. MISCELLANEOUS. Notwithstanding any contrary provision of this Amendment, if Tenant defaults under this Amendment before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Expansion Premises.

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EXHIBIT D

CONFIRMATION OF AMENDMENT TERMS AND DATES

Re: Third Amendment to Lease (the “Lease”) dated February 1, 2018 between SPUS8 GLENDALE, LP, a Delaware limited partnership (“Landlord”) and SERVICETITAN, INC., a Delaware corporation (“Tenant”) for the premises located at 801 N. Brand Boulevard, Glendale, California 91203 (“Premises”)

The undersigned, as Tenant, hereby confirms as of this       day of     , 2018, the following:

1. The Substantial Completion Date is:        .

2. The Expansion Commencement Date is        .

3. The Expiration Date is on the “Extended Expiration Date” (as that term is defined in Section 1 of the First Amendment).

4. The schedule of Base Rent for the Expansion Premises is:

Dates	Monthly Rate/RSF	Monthly Installment
—————————	$2.95	$48,704.50
—————————	$2.95	$0.00	*,**
—————————	$2.95	$48,704.50
—————————	$3.04	$50,190.40
—————————	$3.13	$51,676.30
—————————	$3.22	$53,162.20
—————————	$3.32	$54,813.20

*, ** See Amendment for additional details.

5. All alterations and improvements required to be performed by Landlord pursuant to the terms of the Amendment to prepare the Expansion Premises for Tenant’s occupancy have been satisfactorily completed. There are no offsets or credits against rent or other amounts owed by Tenant to Landlord, except: ————————————————————. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease and Amendment. The Lease is in full force and effect and has not been modified, altered, or amended. There are no defaults by Landlord.

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TENANT: SERVICETITAN, INC., a Delaware corporation

By:	Date:
Name:
Title:

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FOURTH AMENDMENT TO LEASE

(ServiceTitan, Inc. – 801 N. Brand Boulevard)

THIS FOURTH AMENDMENT TO LEASE (“Amendment”) is dated effective and for identification purposes as of June 11, 2020, and is made by and between SPUS8 GLENDALE, LP, a Delaware limited partnership (“Landlord”), and SERVICETITAN, INC., a Delaware corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord’s predecessor-in-interest (BRE Brand Central Holdings L.L.C.) and Tenant entered into that certain Office Lease dated June 30, 2015 (the “Original Lease”), as amended by that certain First Amendment dated April 17, 2017 (the “First Amendment”), that certain Second Amendment dated November 9, 2017 (the “Second Amendment”), and that certain Third Amendment to Lease dated March 19, 2018 (the “Third Amendment”) (collectively, the “Lease”), pertaining to the premises currently comprised of a total of approximately 71,834 rentable square feet of space on the sixth (6th), seventh (7th), eighth (8th), ninth (9th), and eleventh (11th) floors (“Premises”), located within 801 N. Brand Boulevard, Glendale, California 91203 (“Building”); and

WHEREAS, Landlord and Tenant desire to enter into this Amendment to set forth the terms under which a portion of Tenant’s Base Rent obligation will be temporarily deferred and repaid, and provide for certain other matters as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree that the Lease shall be amended in accordance with the terms and conditions set forth below.

1. Definitions. The capitalized terms used herein shall have the same definitions as set forth in the Lease, unless otherwise defined herein.

2. Base Rent.

(a) Partial Deferral. Notwithstanding anything in the Lease to the contrary, fifty percent (50%) of Tenant’s Base Rent obligation for the entirety of the Premises shall be deferred during the period commencing on April 1, 2020 and ending July 31, 2020. For the avoidance of doubt, the amount owed and deferred for each suite within the Premises is as follows:

Suite	Period Base Rent	Deferred Base Rent
620	$20,378.60	$10,189.30
680	$55,670.42	$27,835.21
685	$21,251.77	$10,625.89
690	$12,127.05	$6,063.53
700	$271,088.72	$135,544.36
800	$265,578.80	$132,789.40
910	$67,098.88	$33,549.44

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1110	$112,662.40	$56,331.20

	Total Deferred Base Rent:	$412,928.33

Tenant acknowledges and agrees that the partial deferral set forth above applies solely to payment of the monthly installments of Base Rent, and is not applicable to any other charges, expenses or costs payable by Tenant under the Lease or this Amendment, including, without limitation, Tenant’s obligation to pay Tenant’s Share of Expenses, Taxes, any separately-metered utilities, or any other charges under the Lease, as amended. Landlord and Tenant agree that the partial deferral of Base Rent contained in this Section is conditional and is made by Landlord in reliance upon Tenant’s faithful and continued performance of the terms, conditions and covenants of this Amendment and the Lease and the payment of all monies due Landlord hereunder. In the event of any monetary Default or material non-monetary Default by Tenant under the terms and conditions of the Lease or this Amendment beyond any applicable notice and cure period, all conditionally deferred Base Rent shall become fully liquidated and immediately due and payable (without limitation and in addition to any and all other rights and remedies available to Landlord provided herein or at law and in equity).

(b) Repayment. Commencing August 1, 2020 and continuing through January 31, 2021, Tenant shall resume paying one hundred percent (100%) of all Base Rent and other amounts due under the Lease. Commencing February 15, 2021, and on or before the fifteenth (15th) day of each calendar month thereafter up to and including July 15, 2021 (for a total of six (6) months), Tenant shall pay to Landlord Sixty-Eight Thousand Eight Hundred Twenty-One and 39/100 Dollars ($68,821.39) (the “Deferral Repayment”). The parties acknowledge and agree that (i) the Deferral Repayment represents one-sixth (1/6) of the total deferred Base Rent, which amount shall be repaid by Tenant to Landlord over the six (6) month period between February 15, 2021 and July 15, 2021; and (ii) the Deferral Repayment shall be paid to Landlord in addition to (and not in lieu of) all other regular Base Rent, Tenant’s Share of Expenses and Taxes, any separately-metered utilities, and any other charges under the Lease. Commencing August 1, 2021 and continuing through the remainder of the Lease Term, Tenant shall resume paying one hundred percent (100%) of all Base Rent and other amounts due under the Lease.

3. Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate brokers or leasing agents, except Cushman & Wakefield, who represents Tenant, and Landlord hereby represents and warrants to Tenant that CBRE, Inc. is the sole real estate broker or leasing agent representing Landlord (collectively the “Brokers”). No commissions are payable to any party claiming through Tenant as a result of the consummation of the transaction contemplated by this Amendment, except to Brokers, if applicable. Tenant hereby agrees to indemnify and hold Landlord harmless from any and all loss, costs, damages or expenses, including, without limitation, all attorneys’ fees and disbursements by reason of any claim of or liability to any other broker, agent, entity or person claiming through Tenant (other than Brokers) and arising out of or in connection with the negotiation and execution of this Amendment. Landlord shall pay a brokerage commission to the Brokers subject to the terms of a separate written agreement to be entered into between Landlord and the Brokers.

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4. Waiver of Statutory Provisions. Each party waives the rights and provisions under California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130.

5. California Civil Code Section 1938. Pursuant to California Civil Code §1938(a), Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52). Accordingly, pursuant to a California Civil Code § 1938(c), Landlord hereby further states as follows:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant obtains a CASp inspection of the Premises, then Tenant shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Lease, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

6. Miscellaneous. With the exception of those matters set forth in this Amendment, Tenant’s leasing of the Premises shall be subject to all terms, covenants and conditions of the Lease. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed. The parties acknowledge that the Lease is a valid and enforceable agreement and that Tenant holds no claims against Landlord or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or in equity.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the foregoing Fourth Amendment to Lease is dated effective as of the date and year first written above.

LANDLORD:
SPUX8 GLENDALE, LP,
a Delaware limited partnership

By:	SPIS8 Glendale GP, LLC,
a Delaware limited liability companyits General Partner

By:	/s/ Brian Ma
Name:	Brian Ma
Title:	Authorized Signatory
Date:	7/20/2020

By:	/s/ Diann Hsuch
Name:	Diann Hsuch
Title:	Vice President
Date:	7/20/2020

TENANT:
SERVICETITAN, INC.,
a Delaware corporation

By:	/s/ David Burt
Name:	David Burt
Title:	CFO
Date:	7/19/2020

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